FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-15

July 30, 2018

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$717,442,712

(Approximate Total Mortgage Pool Balance)

$626,865,000

(Approximate Offered Certificates)

CD 2018-CD7

Deutsche Mortgage & Asset Receiving Corporation

Depositor

Cantor Commercial Real Estate Lending, L.P.

 German American Capital Corporation

Starwood Mortgage Funding II LLC

Citi Real Estate Funding Inc.

Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Cantor Fitzgerald & Co.	Citigroup

Co-Lead Managers and Joint Bookrunners

Academy Securities	Drexel Hamilton
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. This free writing prospectus does not contain all information that is required to be included in the prospectus.

CD 2018-CD7 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated July 30, 2018 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., Cantor Fitzgerald & Co. and Citigroup Global Markets Inc.
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton LLC
Mortgage Loan Sellers:	Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (27.6%), German American Capital Corporation* (“GACC”) (26.5%), Starwood Mortgage Funding II LLC (“SMF II”) (24.0%) and Citi Real Estate Funding Inc. (“CREFI”) (21.9%). *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	KeyBank National Association (“KeyBank”)
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicers:	Rialto Capital Advisors, LLC (“Rialto”) and KeyBank
Certificate Administrator:	Wells Fargo Bank, National Association (“Wells Fargo”)
Trustee:	Wells Fargo
Rating Agencies:	S&P Global Ratings, a Standard & Poor's Financial Services LLC business (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by GACC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	11th day of each month, or if such 11th day is not a business day, the immediately following business day, commencing in September 2018.
Distribution Date:	4th business day following the Determination Date in each month, commencing in September 2018.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in August 2018 (or, in the case of any mortgage loan that has its first due date subsequent to July 2018, the date that would have been its due date in August 2018 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan. Unless otherwise noted, all mortgage loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about August 24, 2018
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	August 2051
Minimum Denominations:	$10,000 (for offered principal balance certificates) and $100,000 (for Class X-A Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

CD 2018-CD7 Mortgage Trust
TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Cantor Commercial Real Estate Lending, L.P.	8	23	$198,200,000	27.6%
German American Capital Corporation	11	19	189,876,033	26.5
Starwood Mortgage Funding II LLC	13	17	172,436,256	24.0
Citi Real Estate Funding Inc.	10	13	156,930,424	21.9
Total:	42	72	$717,442,712	100.0%

Pooled Collateral Facts
Initial Outstanding Pool Balance:	$717,442,712
Number of Mortgage Loans:	42
Number of Mortgaged Properties:	72
Average Mortgage Loan Cut-off Date Balance:	$17,081,969
Weighted Average Mortgage Rate:	4.8776%
Weighted Average Mortgage Loan Original Term to Maturity Date (months):	120
Weighted Average Mortgage Loan Remaining Term to Maturity Date (months):	118
Weighted Average Mortgage Loan Seasoning (months):	1
% of Mortgaged Properties Leased to a Single Tenant:	11.1%

Credit Statistics(1)
Weighted Average Mortgage Loan U/W NCF DSCR(2):	1.89x
Weighted Average Mortgage Loan Cut-off Date LTV(3)(4):	57.0%
Weighted Average Mortgage Loan Maturity Date LTV(3)(4):	52.9%
Weighted Average U/W NOI Debt Yield(4):	11.2%
Amortization Overview
% Mortgage Loans with Amortization through Maturity Date:	11.2%
% Mortgage Loans which pay Interest Only through Maturity Date:	49.3%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date:	39.4%
Weighted Average Remaining Amortization Term (months)(5):	347
Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	80.7%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):	80.0%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	61.4%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):	70.4%
% Mortgage Loans with In Place Hard Lockboxes:	47.9%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.13x:	93.3%
Prepayment Provisions
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	94.1%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with a Yield Maintenance Charge:	5.1%
% Mortgage Loans with Prepayment Only After a Lockout Period and Prior to an Open Period with Defeasance or a Yield Maintenance Charge:	0.8%

(1)	The LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the Kinston Portfolio and the Fredericksburg Place mortgage loans, representing approximately 1.4% and 1.2% of the Initial Outstanding Pool Balance, respectively, the U/W NCF DSCR is calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments after the Cut-off Date for each of the related mortgage loans based on the assumed principal payment schedules set forth on Annex F and Annex G, respectively to the Preliminary Prospectus.

(3)	With respect to seven mortgage loans, representing in aggregate, approximately 20.8% of the Initial Outstanding Pool Balance (including Buckeye Corrugated, Centennial I & II, Sully Station Shopping Center, Bear Creek Apartments, Interstate Plaza, Southpointe Square and Kinston Portfolio), the Cut-off Date LTV and Maturity Date LTV has been calculated using a value other than the “As Is” appraised values. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	With respect to the 1503 Jefferson & 406 Cornelia mortgage loan representing approximately 1.1% of the Initial Outstanding Pool Balance, the Cut-off Date LTV, Maturity Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related performance reserve.

(5)	Excludes mortgage loans which are interest only for the full loan term.

(6)	Includes FF&E reserves.

(7)	Represents the percent of the allocated Initial Outstanding Pool Balance of office, retail, and industrial properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

CD 2018-CD7 Mortgage Trust
STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class A-1	AAA(sf)/AAAsf/AAA(sf)	$15,321,000	30.000%(6)	2.93	1 - 59	39.9%	16.0%
Class A-2	AAA(sf)/AAAsf/AAA(sf)	$5,757,000	30.000%(6)	4.89	59 - 59	39.9%	16.0%
Class A-SB	AAA(sf)/AAAsf/AAA(sf)	$32,486,000	30.000%(6)	7.37	59 - 115	39.9%	16.0%
Class A-3	AAA(sf)/AAAsf/AAA(sf)	$200,000,000	30.000%(6)	9.78	115 - 119	39.9%	16.0%
Class A-4	AAA(sf)/AAAsf/AAA(sf)	$248,645,000	30.000%(6)	9.89	119 - 119	39.9%	16.0%
Class X-A(7)	NR/AAAsf/AAA(sf)	$562,295,000(8)	N/A	N/A	N/A	N/A	N/A
Class A-M	AA(sf)/AAAsf/AAA(sf)	$60,086,000	21.625%	9.91	119 - 120	44.7%	14.3%
Class B	NR/AA-sf/AA(sf)	$31,388,000	17.250%	9.98	120 - 120	47.2%	13.5%
Class C	NR/A-sf/A(sf)	$33,182,000	12.625%	9.98	120 - 120	49.8%	12.8%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (S&P/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class X-B(7)	NR/A-sf/AAA(sf)	$64,570,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-D(7)(9)	NR/BBB-sf/BBB+(sf)	$20,444,000(8)	N/A	N/A	N/A	N/A	N/A
Class D(9)	NR/BBB-sf/BBB+(sf)	$20,444,000	9.775%	9.98	120 – 120	51.4%	12.4%
Class E-RR(9)(10)	NR/BBB-sf/BBB(sf)	$15,428,000	7.625%	9.98	120 – 120	52.7%	12.1%
Class F-RR(10)	NR/BB-sf/BB(sf)	$17,039,000	5.250%	9.98	120 – 120	54.0%	11.8%
Class G-RR(10)	NR/B-sf/B+(sf)	$7,175,000	4.250%	9.98	120 – 120	54.6%	11.7%
Class H-RR(10)	NR/NR/NR	$30,491,712	0.000%	9.98	120 – 120	57.0%	11.2%

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (the “Principal Balance Certificates”) will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related Distribution Date occurs (the “WAC” Rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC Rate or (iv) the WAC Rate less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%.

(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of Principal Balance Certificates is based on (i) modeling assumptions described in the Preliminary Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates.

(4)	“Certificate Principal to Value Ratio” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all classes of Principal Balance Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(5)	“Underwritten NOI Debt Yield” for any class of Principal Balance Certificates is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of the such class of Principal Balance Certificates and all other classes of Principal Balance Certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are represented in the aggregate.

(7)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates” and, together with the Principal Balance Certificates, the “Regular Certificates”) for each Distribution Date will generally be equal to the excess of (i) the WAC Rate over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their Certificate Balances) and (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates.

(8)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balance of the Class B and Class C certificates. The interest accrual amounts on the Class X-D certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D certificates. The notional amount of each class of the Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose Certificate Balance comprises such notional amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and will reduce accordingly, such notional amount of the related Class X Certificates (or, if as a result of such pricing the pass-through rate of the related Class X Certificates is equal to zero, such Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of the related Class X Certificates is equal to less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and will increase accordingly, such notional amount of the related Class X Certificates.

(9)	The approximate initial Certificate Balance of each of the Class D and Class E-RR certificates and the approximate initial notional amount of the Class X-D certificates are subject to change based on final pricing of all Certificates and the final determination of the HRR Certificates (as defined below) that will be retained by the retaining party in satisfaction of the retention obligations of German American Capital Corporation in its capacity as the retaining sponsor.

(10)	The Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”) are expected to be retained by RREF III-D AIV RR H, LLC or its affiliate, as in accordance with the credit risk retention rules applicable to this securitization transaction. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

CD 2018-CD7 Mortgage Trust
STRUCTURE OVERVIEW

Principal Payments:

Payments will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, in that order until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3, and Class A-4 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C certificates; and (iii) the notional amount of the Class X-D certificates will be reduced by the principal distributions and realized losses allocated to the Class D certificates.

Interest Payments:

On each Distribution Date, interest accrued for each class of certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds (exclusive of any portion thereof that represents any yield maintenance charges and prepayment premiums): first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs (the “WAC rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC rate, or (iv) the WAC rate.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the WAC rate over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the weighted average of the pass-through rates of the Class B and Class C certificates (based on their Certificate Balances), and (C) with respect to the Class X-D certificates, the pass-through rate of the Class D certificates.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:

Losses will be allocated to each class of certificates entitled to principal in reverse alphabetical order starting with Class H-RR through and including Class A-M and then to Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

CD 2018-CD7 Mortgage Trust
STRUCTURE OVERVIEW

Prepayment Premiums:

A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)	X	The percentage of the principal distribution amount to such class as described in (a) above
(Mortgage Rate - Discount Rate)

The remaining percentage of prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-D certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-D certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Aventura Mall, Bank of America Center, Westside NYC Multifamily Portfolio, 175 Park Avenue, Zenith Ridge, Playa Largo and Riverwalk, each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu and/or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

As of the Closing Date, the pari passu companion loans and the subordinate companion loans are expected to be held by the party identified in “—Companion Loan Summary” below and in “Description of the Mortgage Pool—The Whole Loans—General—Whole Loan Control Notes and Non-Control Notes” in the Preliminary Prospectus.

Control Rights and Directing Holder:

The Directing Holder will generally have certain control rights over servicing matters with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. For example, the Directing Holder will be entitled to direct the Special Servicers to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicers proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

The “Directing Holder” will be (a) with respect to any Serviced Mortgage Loan (other than the Westside NYC Multifamily Portfolio mortgage loan and any servicing shift mortgage loan) and any related Serviced Companion Loans, the certificateholder selected by more than 50% of the Controlling Class by Certificate Balance (the “Trust Directing Holder”), (b) with respect to the servicing shift mortgage loan, the controlling holder designated under the related intercreditor agreement and (c) with respect to the Westside NYC Multifamily Portfolio whole loan, (i) for so long as the outstanding principal balance of the related subordinate companion loan (as notionally reduced by any appraisal reduction amounts or realized losses allocated to such subordinate companion loan) is less than 25% of the initial principal balance of such subordinate companion loan (as reduced by principal payments on such subordinate companion loan), the Trust Directing Holder, and (ii) at all other times, the holder of the related subordinate companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

CD 2018-CD7 Mortgage Trust
STRUCTURE OVERVIEW

It is expected that RREF III-D AIV RR H, LLC or another affiliate of Rialto Capital Advisors, LLC will be the initial Trust Directing Holder with respect to each Serviced Mortgage Loan (other than any applicable excluded loans) and any related Serviced Companion Loans. It is expected that CPPIB Credit Investments II Inc. will be the Directing Holder with respect to the Westside NYC Multifamily Portfolio Whole Loan. It is expected that CCRE will be the Directing Holder with respect to the Riverwalk mortgage loan.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus.

Control Eligible Certificates:	Class F-RR, Class G-RR and Class H-RR certificates.

Controlling Class:

The Controlling Class will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any appraisal reduction amounts and any collateral deficiency amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D and Class E-RR certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero (without regard to the application of appraisal reduction amounts or any collateral deficiency amounts to notionally reduce the Certificate Balance of such class).

The Controlling Class as of the Closing Date will be the Class H-RR certificates.

Appraised-Out Class:

Any class of Control Eligible Certificates that has been determined, as a result of appraisal reductions amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of appraisal reduction amounts and collateral deficiency amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Serviced Mortgage Loan for which an appraisal reduction event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the appraisal reduction amount or collateral deficiency amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the appraisal reduction amount or collateral deficiency amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:	Other than with respect to the Westside NYC Multifamily Portfolio whole loan, a Control Termination Event will occur when (i) the Class F-RR certificates have a Certificate Balance (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above); provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to the Westside NYC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

CD 2018-CD7 Mortgage Trust
STRUCTURE OVERVIEW

Control Termination Event will occur when the conditions described above are satisfied and there is a control appraisal period under the related intercreditor agreement.

Upon the occurrence and the continuance of a Control Termination Event, the Trust Directing Holder will no longer have any control rights. The Trust Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

Upon the occurrence and continuation of a Control Termination Event, the Trust Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Other than with respect to the Westside NYC Multifamily Portfolio whole loan, a Consultation Termination Event will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class , in each case, without regard to the application of any appraisal reduction amounts and collateral deficiency amounts; or (ii) a holder of the Class F-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above); provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to the Westside NYC Multifamily Portfolio whole loan, a control termination event will occur when there is a control appraisal period under the related intercreditor agreement and when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class.

Upon the occurrence and continuance of a Consultation Termination Event, the Trust Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicers appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of Holders of certificates entitled to principal evidencing at least 66-2/3% of a Certificateholder Quorum or 50% of the aggregate voting rights of each class of certificates entitled to principal then outstanding that has not been reduced to less than 25%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

CD 2018-CD7 Mortgage Trust
STRUCTURE OVERVIEW

of its initial certificate balance through the application of appraisal reduction amounts and realized losses, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account, other than with respect to the termination of the Asset Representations Reviewer, the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal, on an aggregate basis.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect Non-Serviced Whole Loans) must be confirmed by a majority of a quorum of certificateholders consisting of at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances) of all certificates entitled to principal on an aggregate basis and at least three certificateholders that are not affiliated with each other within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:

The special servicing fee for Rialto will equal the greater of (i) 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable, and (ii) $5,000. The special servicing fee for KeyBank will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, if any, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loans, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

CD 2018-CD7 Mortgage Trust
STRUCTURE OVERVIEW

Operating Advisor:

With respect to the Serviced Mortgage Loans and any related Serviced Companion Loans the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire trust. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will have consultation rights with respect to certain major decisions.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account Realized Losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur upon the earlier of (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any appraisal reduction amounts and any collateral deficiency amounts to notionally reduce the certificate balance of any such class of certificates) is 25% or less of the initial aggregate Certificate Balances of the HRR Certificates and (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the last proviso in the definition of Control Termination Event).

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account Realized Losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

CD 2018-CD7 Mortgage Trust
STRUCTURE OVERVIEW

Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

CD 2018-CD7 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/NRA/Unit(1)	Cut-off Date LTV Ratio(1)(2)	U/W NCF DSCR after IO(1)	U/W NOI Debt Yield(1)
Aventura Mall	GACC	Aventura, FL	Retail	$60,000,000	8.4%	$1,155	40.8%	2.58x	11.0%
Bank of America Center	CCRE	Richmond, VA	Office	50,500,000	7.0%	$121	53.9%	2.14x	11.6%
Westside NYC Multifamily Portfolio	CCRE	New York, NY	Multifamily	42,000,000	5.9%	$154,412	25.5%	3.60x	14.3%
175 Park Avenue	CCRE	Madison, NJ	Office	35,000,000	4.9%	$315	63.0%	1.60x	8.9%
Zenith Ridge	SMF II	Canonsburg, PA	Office	35,000,000	4.9%	$185	67.6%	1.54x	10.5%
Buckeye Corrugated	GACC	Various, Various	Industrial	32,830,000	4.6%	$40	63.0%	1.71x	9.4%
Centennial I & II	SMF II	Tacoma, WA	Office	32,700,000	4.6%	$139	60.7%	2.14x	11.8%
NoLita Multifamily Portfolio	CCRE	New York, NY	Multifamily	32,000,000	4.5%	$864,865	52.1%	1.24x	6.6%
Playa Largo	SMF II	Key Largo, FL	Hospitality	30,000,000	4.2%	$505,618	47.7%	1.64x	12.1%
Alabama Hotel Portfolio	CREFI	Various, AL	Hospitality	28,429,674	4.0%	$93,519	52.6%	2.02x	17.2%
Total/Weighted Average				$378,459,674	52.8%		51.4%	2.10x	11.3%
(1)	The Cut-off Date Balance per Room/NRA/Unit, Cut-off Date LTV Ratio, U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the Buckeye Corrugated and Centennial I & II Mortgage Loans the Cut-off Date LTV Ratio has been calculated based on the appraised values other than “As Is” respectively. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)(2)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Bank of America Center	$50,500,000	$10,000,000	$23,500,000	2.14x	1.13x	53.9%	74.9%	11.6%	8.4%
Kinston Portfolio	$9,742,469	$0	$1,100,768	2.56x	2.11x	65.8%	73.3%	20.3%	18.3%
Fredericksburg Place	$8,300,000	$0	$900,000	1.48x	1.22x	61.3%	67.9%	10.5%	9.5%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(2)	With respect to the Kinston Portfolio and the Fredericksburg Place mortgage loans, representing approximately 1.4% and 1.2%, of the Initial Outstanding Pool Balance, respectively, the U/W NCF DSCR is calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments after the Cut-off Date for each of the related mortgage loans based on the assumed principal payment schedule set forth on Annex F and Annex G, respectively, to the Preliminary Prospectus

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Aventura Mall	$60,000,000	$1,346,700,000	$343,300,000	2.58x	2.07x	40.8%	50.7%	11.0%	8.8%
Westside NYC Multifamily Portfolio	$42,000,000	$0	$53,000,000	3.60x	1.22x	25.5%	57.8%	14.3%	6.3%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

CD 2018-CD7 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	Aventura Mall	A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM	Yes	Wells Fargo	CWCapital
		A-2-A-1, A-2-B-3	$115,000,000	$115,000,000	Benchmark 2018-B4	No
		A-2-A-2, A-2-B-2-A	$103,000,000	$103,000,000	Benchmark 2018-B5	No
		A-2-B-1	$60,000,000	$60,000,000	CD 2018-CD7	No
		A-2-B-2-B, A-2-B-2-C, A-2- B-4, A-2-B-5	$82,000,000	$82,000,000	DBNY	No
		A-2-A-3, A-2-A-4, A-2-A-5	$200,000,000	$200,000,000	JPMCB	No
		A-2-C-1, A-2-C-2, A-2-C-3, A-2-C-4, A-2-C-5	$220,000,000	$220,000,000	Morgan Stanley Mortgage Capital Holdings, Inc.	No
		A-2-D-1, A-2-D-2, A-2-D-3, A-2-D-4, A-2-D-5	$220,000,000	$220,000,000	Wells Fargo	No
		B-1, B-2, B-3, B-4(1)	$343,300,000	$343,300,000	Aventura Mall Trust 2018-AVM	Yes
		Total	$1,750,000,000	$1,750,000,000
2	Bank of America Center	A-1, A-2, A-3-1	$50,500,000	$50,500,000	CD 2018-CD7	Yes	KeyBank	Rialto
		A-3-2	$10,000,000	$10,000,000	CCRE	No
		Total	$60,500,000	$60,500,000
3	Westside NYC Multifamily Portfolio	A-1, A-2	$42,000,000	$42,000,000	CD 2018-CD7	Yes	KeyBank	KeyBank
		B(1)	$53,000,000	$53,000,000	CPPIB Credit Investments II Inc.	No
		Total	$95,000,000	$95,000,000
4	175 Park Avenue	A-1, A-5	$35,000,000	$35,000,000	CD 2018-CD7	Yes	KeyBank	Rialto
		A-2, A-3. A-4	$40,000,000	$40,000,000	UBS 2018-C10	No
		A-6	$10,000,000	$10,000,000	CCRE	No
		Total	$85,000,000	$85,000,000
5	Zenith Ridge	A-1	$35,000,000	$35,000,000	CD 2018-CD7	Yes	KeyBank	Rialto
		A-2, A-3, A-4, A-5	$55,000,000	$55,000,000	SMF II	No
		Total	$90,000,000	$90,000,000
9	Playa Largo	A-1	$35,000,000	$35,000,000	MSC 2018-H3	Yes	Wells Fargo	LNR Partners, LLC
		A-2, A-3	$30,000,000	$30,000,000	CD 2018-CD7	No
		A-4, A-5, A-6	$25,000,000	$25,000,000	SMF II	No
		Total	$90,000,000	$90,000,000
14	Riverwalk	A-1, A-2, A-4, A-5	$60,700,000	$60,700,000	CCRE	Yes	KeyBank(2)	Rialto(2)
		A-3, A-6	$20,000,000	$20,000,000	CD 2018-CD7	No
		Total	$80,700,000	$80,700,000
(1)	Each note represents a subordinate companion loan.

(2)	Prior to the servicing shift securitization date, the Riverwalk whole loan will be serviced under the pooling and servicing agreement for this transaction. From and after the servicing shift securitization date, the Riverwalk whole loan will be serviced under the related servicing shift pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

CD 2018-CD7 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date LTV(3)(4)
$3,560,000	-	$7,499,999	11	$57,564,165	8.0%	5.1222%	113	1.92x	59.7%	50.8%
$7,500,000	-	$14,999,999	16	$171,093,873	23.8%	5.1113%	119	1.65x	63.1%	57.4%
$15,000,000	-	$24,999,999	3	$60,025,000	8.4%	5.1839%	119	1.28x	70.2%	63.5%
$25,000,000	-	$49,999,999	10	$318,259,674	44.4%	4.7683%	119	1.96x	54.2%	50.9%
$50,000,000	-	$60,000,000	2	$110,500,000	15.4%	4.5366%	119	2.38x	46.8%	46.8%
Total/Weighted Average			42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

Distribution of Mortgage Rates(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date LTV(3)(4)
3.9012%	-	3.9999%	1	$42,000,000	5.9%	3.9012%	118	3.60x	25.5%	25.5%
4.0000%	-	4.2499%	1	$60,000,000	8.4%	4.1213%	119	2.58x	40.8%	40.8%
4.2500%	-	4.4999%	2	$32,929,674	4.6%	4.4363%	119	2.16x	49.8%	30.7%
4.5000%	-	4.7499%	4	$94,510,000	13.2%	4.6036%	120	1.78x	61.4%	58.3%
4.7500%	-	4.9999%	5	$53,018,750	7.4%	4.8167%	119	1.68x	65.4%	60.0%
5.0000%	-	5.7395%	29	$434,984,289	60.6%	5.1765%	118	1.66x	60.8%	56.8%
Total/Weighted Average			42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

Property Type Distribution(1)(5)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Rooms/Units/ Pads/NRA	Weighted Averages
					Cut-off Date Balance per # of Rooms/Units/ Pads/NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date LTV(3)(4)
Office	7	$187,546,256	26.1%	2,208,037	$193	5.0408%	119	94.1%	1.80x	60.6%	58.5%
Suburban	5	$126,296,256	17.6%	1,684,653	$196	5.0355%	119	97.4%	1.69x	64.4%	61.4%
CBD	2	$61,250,000	8.5%	523,384	$186	5.0519%	119	87.2%	2.02x	52.6%	52.6%
Multifamily	29	$162,038,042	22.6%	1,759	$325,722	4.7899%	119	96.9%	1.98x	53.3%	51.0%
Mid-Rise	18	$82,326,959	11.5%	481	$539,066	4.4988%	118	98.3%	2.56x	39.0%	39.0%
Garden	11	$79,711,083	11.1%	1,278	$105,376	5.0905%	119	95.5%	1.37x	68.1%	63.4%
Retail	12	$160,669,273	22.4%	2,277,425	$501	4.6622%	117	94.9%	2.09x	51.9%	48.0%
Anchored(6)	10	$95,639,273	13.3%	1,021,040	$109	4.9873%	115	96.2%	1.75x	59.0%	52.4%
Super Regional Mall	1	$60,000,000	8.4%	1,217,508	$1,155	4.1213%	119	92.8%	2.58x	40.8%	40.8%
Unanchored	1	$5,030,000	0.7%	38,877	$129	4.9350%	120	96.4%	2.46x	50.0%	50.0%
Hospitality	10	$104,372,142	14.5%	1,169	$206,015	4.9613%	119	78.2%	2.02x	54.3%	42.6%
Full Service	2	$49,950,648	7.0%	386	$341,980	4.8668%	118	78.5%	1.79x	49.7%	37.8%
Limited Service	6	$35,721,494	5.0%	592	$67,889	5.0419%	118	76.6%	2.37x	55.7%	43.1%
Extended Stay	2	$18,700,000	2.6%	191	$106,685	5.0596%	119	80.7%	1.98x	63.8%	54.7%
Self Storage	6	$41,127,000	5.7%	524,280	$85	5.1822%	120	89.9%	1.29x	68.7%	61.0%
Industrial-Warehouse/Manufacturing	6	$32,830,000	4.6%	826,283	$40	5.0050%	119	100.0%	1.71x	63.0%	63.0%
Other-Leased Fee	1	$25,300,000	3.5%	628,135	$40	4.5530%	120	NAP	1.58x	67.5%	67.5%
Manufactured Housing	1	$3,560,000	0.5%	288	$12,361	5.1460%	119	65.3%	1.35x	71.9%	62.5%
Total/Weighted Average	72	$717,442,712	100.0%			4.8776%	118	92.4%	1.89x	57.0%	52.9%

Geographic Distribution(1)(5)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date LTV(3)(4)
Florida	4	$111,000,000	15.5%	4.5787%	119	2.25x	47.4%	44.2%
New York	20	$97,260,000	13.6%	4.6319%	118	2.29x	41.7%	42.4%
New York City	19	$92,750,000	12.9%	4.6137%	118	2.32x	40.6%	41.4%
New York State	1	$4,510,000	0.6%	5.0050%	119	1.71x	63.0%	63.0%
Michigan	9	$83,728,256	11.7%	5.0722%	119	1.31x	69.6%	63.0%
Virginia	2	$75,500,000	10.5%	4.8578%	119	2.10x	52.7%	51.3%
New Jersey	2	$60,300,000	8.4%	4.9970%	118	1.59x	64.9%	64.9%
Other	35	$289,654,456	40.4%	4.9987%	118	1.80x	61.6%	54.7%
Total/Weighted Average	72	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

CD 2018-CD7 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date LTV Ratios(1)(3)(4)
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio	Maturity Date LTV
25.5%	-	54.9%	13	$314,395,328	43.8%	4.6268%	119	2.26x	45.5%	42.0%
55.0%	-	59.9%	3	$18,996,256	2.6%	4.9399%	119	2.16x	56.2%	51.0%
60.0%	-	64.9%	9	$148,780,000	20.7%	5.1812%	119	1.75x	62.4%	59.9%
65.0%	-	69.9%	11	$159,097,337	22.2%	4.9633%	117	1.55x	67.6%	62.9%
70.0%	-	73.3%	6	$76,173,792	10.6%	5.1252%	119	1.32x	71.4%	63.2%
Total/Weighted Average			42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

Distribution of Maturity Date LTV Ratios(1)(3)(4)
Range of Maturity Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio	Maturity Date LTV
19.6%	-	49.9%	11	$225,951,584	31.5%	4.4658%	119	2.39x	42.7%	37.5%
50.0%	-	54.9%	7	$119,790,000	16.7%	5.1215%	119	1.80x	54.5%	53.2%
55.0%	-	59.9%	8	$76,892,469	10.7%	5.1869%	118	1.92x	64.3%	57.3%
60.0%	-	75.5%	16	$294,808,660	41.1%	5.0134%	118	1.54x	66.9%	63.4%
Total/Weighted Average			42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date LTV(3)(4)
1.14x	-	1.44x	14	$182,882,000	25.5%	5.1611%	119	1.30x	64.3%	59.8%
1.45x	-	1.49x	2	$21,518,750	3.0%	5.0557%	119	1.46x	68.2%	58.5%
1.50x	-	1.74x	9	$188,957,910	26.3%	5.0193%	117	1.60x	62.7%	59.3%
1.75x	-	1.99x	3	$21,675,655	3.0%	5.1235%	119	1.92x	51.3%	40.4%
2.00x	-	2.49x	9	$176,955,929	24.7%	4.8486%	119	2.13x	55.9%	51.0%
2.50x	-	3.49x	4	$83,452,469	11.6%	4.3786%	119	2.60x	44.4%	42.7%
3.50x	-	3.60x	1	$42,000,000	5.9%	3.9012%	118	3.60x	25.5%	25.5%
Total/Weighted Average			42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

Original Terms to Maturity(1)
Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date LTV(3)(4)
60	1	$5,734,868	0.8%	5.7070%	59	1.47x	69.9%	65.2%
120	41	$711,707,844	99.2%	4.8709%	119	1.90x	56.9%	52.8%
Total/Weighted Average	42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

Distribution of Remaining Terms to Maturity(1)
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date LTV(3)(4)
59	-	59	1	$5,734,868	0.8%	5.7070%	59	1.47x	69.9%	65.2%
115	-	120	41	$711,707,844	99.2%	4.8709%	119	1.90x	56.9%	52.8%
Total/Weighted Average			42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

CD 2018-CD7 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Underwritten NOI Debt Yields(1)(4)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)	Maturity Date LTV(3)
6.6%	-	8.9%	10	$184,202,000	25.7%	5.1023%	119	1.37x	63.7%	61.5%
9.0%	-	9.9%	6	$82,710,000	11.5%	5.1023%	119	1.49x	65.4%	61.1%
10.0%	-	12.4%	13	$280,346,660	39.1%	4.8349%	118	1.97x	56.0%	52.7%
12.5%	-	14.9%	7	$110,915,655	15.5%	4.4617%	119	2.67x	43.1%	39.8%
15.0%	-	25.7%	6	$59,268,398	8.3%	4.8457%	119	2.23x	54.7%	39.7%
Total/Weighted Average			42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(3)(4)	Maturity Date LTV(3)(4)
Interest Only	13	$354,020,000	49.3%	4.7377%	119	2.15x	51.5%	51.7%
Interest Only, then Amortizing	20	$282,850,750	39.4%	5.0276%	119	1.53x	64.1%	57.3%
Amortizing Balloon	9	$80,571,962	11.2%	4.9655%	114	2.04x	55.8%	42.2%
Total/Weighted Average	42	$717,442,712	100.0%	4.8776%	118	1.89x	57.0%	52.9%

Footnotes:

(1)	The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date LTV, Underwritten NOI Debt Yield and Cut-off Date Balance per # of Room/Unit/Pad/NRA calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2)	With respect to the Kinston Portfolio and the Fredericksburg Place mortgage loan, representing approximately 1.4% and 1.2% of the Initial Outstanding Pool Balance, respectively, the U/W NCF DSCR is calculated based on an annual debt service amount equal to the aggregate of the first 12 principal and interest payments after the Cut-off Date for each of the related mortgage loans based on the assumed principal payment schedule set forth on Annex F and Annex G, respectively to the Preliminary Prospectus.

(3)	With respect to seven (7) Mortgage Loans, representing in aggregate, approximately 20.8% of the Initial Outstanding Pool Balance (including Buckeye Corrugated, Centennial I & II, Sully Station Shopping Center, Bear Creek Apartments, Interstate Plaza, Southpointe Square and Kinston Portfolio), the Cut-off Date LTV and Maturity Date LTV has been calculated based on other than “As Is” appraised values. For additional information please see the “Description of the Mortgage Pool — Appraised Value” in the Preliminary Prospectus as well as footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	With respect to the 1503 Jefferson & 406 Cornelia mortgage loan representing approximately 1.1% of the Initial Outstanding Pool Balance, the Cut-off Date LTV Ratio and Underwritten NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related performance reserve.

(5)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

(6)	Anchored retail also includes single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

(THIS PAGE INTENTIONALLY LEFT BLANK)

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

Mortgage Loan Information
Loan Seller(1):	GACC
Loan Purpose:	Refinance
Credit Assessment
(Fitch/KBRA/S&P)(7):	Asf/AA-/Asf
Sponsors:	Simon Property Group, L.P.; Jacquelyn Soffer; Jeffrey Soffer
Borrower:	Aventura Mall Venture
Original Balance(2):	$60,000,000
Cut-off Date Balance(2):	$60,000,000
% by Initial UPB:	8.4%
Interest Rate:	4.12125%
Payment Date:	1st of each month
First Payment Date:	August 1, 2018
Maturity Date:	July 1, 2028
Amortization:	Interest Only
Additional Debt(2):	$1,346,700,000 Pari Passu Debt; $343,300,000 B-Notes
Call Protection(3):	L(25), D(88), O(7)
Lockbox / Cash Management:	Hard; Master Lease Rents (Soft Springing Hard) / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Bridge Rent and Reimbursements:	$6,776,765	$0
Outstanding Tenant Obligations:	$19,392,145	$0

Financial Information(2)
	Senior Notes	Whole Loan
Cut-off Date Balance / Sq. Ft.:	$1,155	$1,437
Balloon Balance / Sq. Ft.:	$1,155	$1,437
Cut-off Date LTV:	40.8%	50.7%
Balloon LTV:	40.8%	50.7%
Underwritten NOI DSCR:	2.63x	2.12x
Underwritten NCF DSCR:	2.58x	2.07x
Underwritten NOI Debt Yield:	11.0%	8.8%
Underwritten NCF Debt Yield:	10.8%	8.7%
Underwritten NOI Debt Yield at Balloon:	11.0%	8.8%
Underwritten NCF Debt Yield at Balloon:	10.8%	8.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple
Location:	Aventura, FL
Year Built / Renovated:	1983 / 1997, 1998, 2006 - 2008, 2017
Total Sq. Ft.:	1,217,508
Property Management:	TB All Fees Operating LP
Underwritten NOI(5):	$154,858,979
Underwritten NCF(5):	$151,571,708
Appraised Value:	$3,450,000,000
Appraisal Date:	April 16, 2018

Historical NOI
Most Recent NOI:	$118,291,397 (T-12 March 31, 2018)
2017 NOI:	$115,240,562 (December 31, 2017)
2016 NOI:	$110,653,403 (December 31, 2016)
2015 NOI:	$109,025,339 (December 31, 2015)

Historical Occupancy(6)
Most Recent Occupancy:	92.8% (February 14, 2018)
2017 Occupancy:	99.1% (December 31, 2017)
2016 Occupancy:	99.1% (December 31, 2016)
2015 Occupancy:	99.2% (December 31, 2015)
(1)	The Aventura Mall Whole Loan was co-originated by JPMCB, Wells Fargo Bank, National Association, DBNY and Morgan Stanley Bank, N.A.

(2)	The Aventura Mall Loan is part of a whole loan evidenced by 26 senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $1.41 billion and four subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $343.3 million. The Senior Notes Financial Information presented in the chart above reflects the Cut-off Date balance of the senior notes, but excludes the related subordinate notes. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date Balance of the senior notes and subordinate notes evidencing the Aventura Mall Whole Loan.

(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 1, 2018. Defeasance of the full $1.75 billion Aventura Mall Whole Loan is permitted after the date that is the earlier to occur of (i) August 1, 2021 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “REMIC Prohibition Period”). If the REMIC Prohibition Period has not occurred by August 1, 2021, the borrower is permitted to prepay the Aventura Mall Whole Loan with a yield maintenance premium, except that the borrower is required to defease any portion of the Aventura Mall Whole Loan that is more than two years from its securitization date. The assumed lockout period of 25 payments is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	Underwritten NOI and Underwritten NCF are based on the February 14, 2018 rent roll, executed leases and lender adjustments. See “Cash Flow Analysis” herein.

(6)	Occupancy includes square footage to be leased by 12 tenants (33,813 sq. ft.) with leases out for signature that are covered under a master lease as described under “Master Lease” herein.

(7)	Fitch/KBRA/S&P provided the above ratings for the Aventura Mall Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF (2)	% of Total U/W Base Rent	Lease Expiration(3)	Sales PSF	Occupancy Cost
Zara(4)(5)	NR / NR / NR	34,454	2.8%	$119.58	2.9%	10/31/2029	$971	16.3%
Apple (2 Levels)(4)(6)	NR / Aa1 / AA+	20,218	1.7%	$173.11	2.5%	1/31/2030	$31,124	0.5%
H & M	NR / NR / NR	28,830	2.4%	$117.09	2.4%	1/31/2027	$666	18.4%
Abercrombie & Fitch	NR / NR / BB-	11,246	0.9%	$281.38	2.2%	1/31/2020	$1,555	20.9%
Victoria’s Secret	BB+ / Ba1 / BB+	18,387	1.5%	$165.00	2.1%	7/31/2026	$1,041	12.7%
Banana Republic	BB+ / Baa2 / BB+	16,857	1.4%	$175.05	2.1%	2/29/2020	$580	37.8%
Topshop(4)	NR / NR / NR	23,296	1.9%	$122.00	2.0%	10/31/2029	NAV	NAV
XXI Forever	NR / NR / NR	32,504	2.7%	$75.82	1.7%	6/30/2018	$381	22.6%
Restoration Hardware	NR / NR / NR	11,988	1.0%	$200.17	1.7%	2/28/2019	$2,150	11.4%
Champs Sports	NR / Ba1 / BB+	7,331	0.6%	$323.94	1.7%	5/31/2023	$1,555	22.8%
Louis Vuitton	WD / NR / A+	18,180	1.5%	$110.00	1.4%	11/30/2022	$1,989	7.8%
AMC Theatres(7)	B / B2 / B+	78,738	6.5%	$23.50	1.3%	8/31/2023	$703,921	10.6%
The Gap	BB+ / Baa2 / BB+	11,065	0.9%	$165.00	1.3%	7/31/2024	NAV	NAV
Gucci(8)	NR / NR / BBB+	8,383	0.7%	$201.57	1.2%	12/31/2026	$2,257	10.9%
Express	BB+ / Ba1 / BB+	11,320	0.9%	$145.75	1.2%	1/31/2022	$641	28.7%
Footlocker	NR / Ba1 / BB+	5,024	0.4%	$319.30	1.1%	2/28/2025	$1,238	29.3%
Mayor’s Jewelers	NR / NR / NR	3,447	0.3%	$443.46	1.1%	1/31/2024	$6,052	7.9%
J. Crew	NR / Caa2 / CCC+	7,750	0.6%	$191.28	1.0%	6/30/2020	$806	28.6%
Armani Exchange	NR / NR / NR	8,675	0.7%	$168.16	1.0%	1/31/2021	$924	23.0%
Michael Kors	BBB- / NR / BBB-	3,678	0.3%	$393.93	1.0%	9/30/2021	$1,013	46.7%
Subtotal / Wtd. Avg.		361,371	29.7%	$129.41	33.0%
Remaining Tenants		767,910	63.1	$123.55	67.0
Vacant Space		88,227	7.2	NAP	NAP
Total / Wtd. Avg.		1,217,508	100.0%	$125.42	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	U/W Base Rent PSF reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps through June 2019 totaling $6.5 million including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the Bridge Rent and Reimbursement Reserve) and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(3)	Certain tenants may have termination or contraction options due to co-tenancy provisions in the related leases (which may become exercisable prior to the originally stated expiration date of the tenant lease).

(4)	A full year of sales and occupancy costs are not available for Expansion Parcel tenants.

(5)	Zara was originally a tenant in the non-expansion portion of Aventura Mall, occupying approximately 19,000 sq. ft., before departing for Bal Harbour Shops in 2012. Zara has since returned to the Aventura Mall Property and opened in the Expansion Parcel in November 2017. The TTM sales are based on the tenant’s annualized sales from November 2017 through April 2018.

(6)	Sales PSF for Apple are based on the tenant’s 6,303 sq. ft. space in the pre-existing portion of the Aventura Mall Property. Apple recently executed a lease for approximately 20,000 sq. ft. at the Expansion Parcel.

(7)	AMC Theatres Sales PSF number reflects sales per screen (24 screens).

(8)	Gucci Sales PSF are based on only accessories and children’s inventory. There are no clothing sales at the subject store.

The following table presents certain information relating to the historical inline sales and occupancy costs at the Aventura Mall Property:

Historical Tenant Sales (PSF) and Occupancy Costs(1)
	2015	2016	2017	TTM February 2018 Sales PSF	TTM February 2018 Occupancy Cost
Total In-Line
Comparable Sales PSF w/ Apple(2)	$1,626	$1,544	$1,630	$1,681	13.0%
Comparable Sales PSF w/o Apple	$1,229	$1,114	$1,147	$1,162	18.9%
(1)	Not all tenants at the Aventura Mall Property are required to report sales.

(2)	Apple’s sales are based on the tenant’s 6,303 sq. ft. of space in the existing mall.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

Historical and Current Occupancy(1)
	2008(2)	2009	2010	2011	2012	2013	2014	2015	2016	2017	Current
Occupancy - Excluding Anchors	84.1%	94.9%	95.2%	96.6%	94.9%	98.9%	97.8%	97.8%	97.3%	97.7%	91.4%
Occupancy - Including Anchors	93.3%	98.1%	98.2%	98.8%	98.2%	99.6%	99.2%	99.2%	99.1%	99.1%	92.8%
(1)	Historical and Current Occupancy is based on the average of each respective year. Current Occupancy is based on the February 2018 rent roll, including recently executed leases and master leased tenants.

(2)	In 2008, occupancy declined due to a challenging corporate environment for several tenants including Stride Rite, Kay Bee Toys, The Sharper Image, Walden Books and Sigrid Olsen. 2008 occupancy as of December 31 was 87.9% and 96.1% for Occupancy – Excluding Anchors and Occupancy – Including Anchors, respectively.

Non-Owned Collateral Anchor Sales Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant GLA(2)	Gross Sales TTM Feb 2018	Sales PSF TTM Feb 2018
Macy’s (GL)	BBB / Baa3 / BBB-	299,011	$81,164,209	$271
Bloomingdales (GL)	BBB / Baa3 / BBB-	251,831	$105,328,660	$418
Macy’s (Men’s & Home) (GL)	BBB / Baa3 / BBB-	225,000	$41,967,714	$187
Nordstrom (GL)	BBB+ / Baa1 / BBB+	167,000	$53,536,758	$321

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Based on the underwritten rent roll dated February 14, 2018.

Lease Rollover Schedule
Year	# of Leases Expiring(1)	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(2)	% U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM(3)	25	20,093	1.7%	20,093	1.7%	$124.31	1.8%	1.8%
2018	24	74,237	6.1%	94,330	7.7%	$113.86	6.0%	7.7%
2019	31	91,803	7.5%	186,133	15.3%	$134.82	8.7%	16.5%
2020	36	96,193	7.9%	282,326	23.2%	$191.02	13.0%	29.4%
2021	24	54,397	4.5%	336,723	27.7%	$251.59	9.7%	39.1%
2022	24	76,594	6.3%	413,317	33.9%	$169.31	9.2%	48.3%
2023	29	352,941	29.0%	766,258	62.9%	$47.98	12.0%	60.2%
2024	27	79,905	6.6%	846,163	69.5%	$166.60	9.4%	69.6%
2025	13	19,020	1.6%	865,183	71.1%	$271.45	3.6%	73.3%
2026	9	46,368	3.8%	911,551	74.9%	$169.47	5.5%	78.8%
2027	20	78,035	6.4%	989,586	81.3%	$136.36	7.5%	86.3%
2028	13	41,146	3.4%	1,030,732	84.7%	$148.89	4.3%	90.6%
Thereafter(4)	13	98,549	8.1%	1,129,281	92.8%	$134.43	9.4%	100.0%
Vacant	NAP	88,227	7.2%	1,217,508	100.0%	NAP	NAP
Total / Wtd. Avg.	288	1,217,508	100.0%			$125.42	100.0%

(1)	# of Leases Expiring excludes approximately 30 temporary/kiosk tenants who operate under short term leases.

(2)	Annual U/W Base Rent reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps through June 2019 totaling approximately $6.5 million including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the Bridge Rent and Reimbursements Reserve), and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(3)	MTM includes temporary tenants and leases with expirations prior to June 1, 2018.

(4)	2029 and beyond includes the recently executed Apple lease sq. ft. and lease expiration for the Expansion Parcel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

The Loan. The Aventura Mall loan (the “Aventura Mall Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $1.75 billion (the “Aventura Mall Whole Loan”), which whole loan is secured by a first mortgage lien on the borrower’s fee interest in an approximately 1.2 million sq. ft. super regional mall in Aventura, Florida. The Aventura Mall Whole Loan is comprised of (i) a senior loan, comprised of 24 pari passu notes with an aggregate principal balance as of the Cut-off Date of $1,406.7 million. One of the senior notes, Note A-2-B-1, with an outstanding principal balance as of the Cut-off Date of $60.0 million is being contributed to the CD 2018-CD7 Trust and constitute the Aventura Mall Loan, and the remaining notes have been or are expected to be contributed to other securitization trusts and (ii) a subordinate companion loan, comprised of four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $343.3 million (collectively, the “Aventura Mall Subordinate Companion Loan”), each as described below.

The relationship between the holders of the Aventura Mall Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu AB Whole Loans— Aventura Mall Whole Loan” in the Preliminary Prospectus. The Aventura Mall Whole Loan has a 10-year term and will be interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2-B-1	$60,000,000	$60,000,000	CD 2018-CD7	No
A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM	Yes(1)
A-2-A-1, A-2-B-3	$115,000,000	$115,000,000	Benchmark 2018-B4	No
A-2-A-2, A-2-B-2-A	$103,000,000	$103,000,000	Benchmark 2018-B5	No
A-2-A-3, A-2-A-4, A-2-A-5	$200,000,000	$200,000,000	JPMCB	No
A-2-B-2-B, A-2-B-2-C, A-2-B-4, A-2-B-5	$82,000,000	$82,000,000	DBNY	No
A-2-C-1, A-2-C-2, A-2-C-3, A-2-C-4, A-2-C-5	$220,000,000	$220,000,000	MSMCH	No
A-2-D-1, A-2-D-2, A-2-D-3, A-2-D-4, A-2-D-5	$220,000,000	$220,000,000	WFB	No
Total Senior Notes	$1,406,700,000	$1,406,700,000
B-1, B-2, B-3, B-4	$343,300,000	$343,300,000	Aventura Mall Trust 2018-AVM	Yes(1)
Total	$1,750,000,000	$1,750,000,000
(1)	All notes held under Aventura Mall Trust 2018-AVM together constitute the controlling noteholders for the Aventura Mall Whole Loan.

The Aventura Mall Whole Loan has a 10-year initial term and is interest-only. The Aventura Mall Whole Loan has a remaining term of 119 months as of the Cut-off Date. The Aventura Mall Whole Loan accrues interest at a fixed annual rate equal to 4.12125%. The Aventura Mall Whole Loan proceeds were used to refinance existing CMBS and construction debt (held by a J.P. Morgan entity), cover defeasance costs, fund outstanding landlord obligations in connection with recent leasing, pay closing costs, and return equity to the Aventura Mall Borrower. Based on the “as is” appraised value of $3.45 billion as of April 16, 2018, the Whole Loan Cut-off Date LTV Ratio is 50.7%. The most recent prior financing of the Aventura Mall Property was included in the AVMT 2013-AVM securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$1,750,000,000	100.0%	Loan Payoff	$1,230,695,723	70.3%
			Construction Debt Payoff (Expansion)	$200,853,019	11.5%
			Reserves	$26,168,910	1.5%
			Closing Costs	$13,967,630	0.8%
			Return of Equity	$278,314,718	15.9%
Total Sources	$1,750,000,000	100.0%	Total Uses	$1,750,000,000	100.0%

The Borrower / Sponsor. The borrower is Aventura Mall Venture, a Florida general partnership structured to be a bankruptcy remote entity with two independent directors in its organizational structure (the “Aventura Mall Borrower”). The loan sponsors and nonrecourse carveout guarantors are Jacquelyn Soffer and Jeffrey Soffer (the “Turnberry Guarantors”) and Simon Property Group, L.P. (the “Simon Guarantor”, and together with the Turnberry Guarantors, the “Guarantors”). The liability of the Guarantors for breaches or violations of the non-recourse carveout provisions in the loan documents is capped at $350.0 million plus all reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty. The liability as between the Turnberry Guarantors and the Simon Guarantor will be several but not joint.

Turnberry, which is under the control of the Turnberry Guarantors, is a privately held group of companies which engage in real estate development, property management and various investments in retail, residential, hotel, resort and office properties.

Simon Property Group, L.P. is a global leader in the ownership of shopping, dining, entertainment and mixed-use destinations and part of an S&P 100 company (Simon Property Group, NYSE:SPG).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

The Property. Aventura Mall is an approximately 2.2 million sq. ft., super regional mall that was developed by Turnberry in 1983 and subsequently expanded and renovated in 1997, 1998, 2006-2008 and 2017. Of the 2.2 million sq. ft., 1,217,508 sq. ft. serves as collateral for the Aventura Mall Whole Loan (the “Aventura Mall Property”) which collateral also includes four anchor pad sites ground leased from the Aventura Mall Borrower. The collateral does not include 942,842 sq. ft. of tenant-owned anchor improvements on those sites.

The Aventura Mall is located approximately 17 miles from downtown Miami and is surrounded by master-planned residential areas including Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. The Aventura Mall is the largest mall in Florida and the third largest mall in the United States. According to the appraisal, the Aventura Mall is the second most-visited shopping center in the United States with more than 28 million annual visitors. The Aventura Mall is anchored by a number of traditional mall anchors, including Macy’s, Bloomingdale’s, Macy’s Men’s & Home, Nordstrom and J.C. Penney Co., as well as a number of non-traditional mall anchors. The Aventura Mall has a mix of luxury, bridge to luxury and mass market tenants that appeal to a variety of shoppers.

The Aventura Mall Property is currently 92.8% leased as of February 14, 2018. According to the appraisal, the Aventura Mall Property is one of the top-performing malls in the U.S., with comparable in-line sales of $1,681 PSF and total gross reported sales of approximately $1.2 billion as of the trailing twelve months ending February 2018.

In November 2017, the owners of the Aventura Mall Borrower opened a new 225,641 sq. ft. expansion (the “Expansion Parcel”) at a cost of a $230.0 million, which is included in the collateral for the Aventura Mall Whole Loan. The Expansion Parcel features an approximately 20,000 sq. ft., two-level Apple store along with Tesla, Topshop, Zara, Serafina and Shake Shack. The Expansion Parcel is currently 72.2% leased.

Environmental Matters. The Phase I environmental report, dated April 27, 2018, recommended no further action at the Aventura Mall Property.

The Market. Regional access to Aventura Mall is provided by I-95 and Biscayne Boulevard (U.S. Highway 1). The William Lehman Causeway, which connects the beach areas with U.S. Highway 1, also provides access to the Aventura Mall. The Aventura Mall is located approximately 17 miles from downtown Miami and is surrounded by Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. According to the appraisal, as of year-end 2017, Aventura Mall’s local trade area within a 15 mile radius is home to over 2.3 million people with an average income of $66,306.

As a destination retail mall north of Miami, Aventura Mall also appeals to a large international customer base, primarily from South America, Mexico and Europe.

Population	Trade Area	Florida	USA
2017 Population	6,064,172	20,484,696	325,227,741
Households	Trade Area	Florida	USA
2017 Estimated # of Households	2,270,759	8,032,734	122,737,174
2017 Average Household Income	$76,440	$71,422	$81,217
Source:	Appraisal.

The appraiser considered six retail centers in the Miami MSA as the competitive set for the Aventura Mall Property. Three of the properties, Bal Harbour Shops, Sawgrass Mills and Dadeland Mall, are considered primary competition. The primary competition ranges from 460,000 sq. ft. to approximately 2.4 million sq. ft. and is located between 4.7 and 22.0 miles from the Aventura Mall Property. Pembroke Lakes Mall, Galleria Mall and Dolphin Mall are considered secondary competition. The secondary competition ranges from 955,000 sq. ft. to approximately 1.4 million sq. ft. and is located between 11.0 and 16.0 miles from the Aventura Mall Property.

Directly Competitive Buildings(1)
Property	Location	Rentable Area (sq. ft.)	Year Built / Renovated	Distance From Property (Miles)
Aventura Mall	Aventura, Florida	2,156,203	1983 / 2017	N/A
Bal Harbour Shops	Bal Harbour, Florida	460,000	1965 / 2008	4.7
Sawgrass Mills	Sunrise, Florida	2,384,000	1990 / 2006	19.0
Dadeland Mall	Kendall, Florida	1,488,000	1962 / 2013	22.0
Pembroke Lakes Mall	Pembroke Pines, Florida	1,136,000	1992 / 1998	11.0
Galleria Mall	Fort Lauderdale, Florida	955,000	1980 / 2005	13.0
Dolphin Mall	Miami, Florida	1,403,000	2001 / 2010	16.0
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-12 3/31/2018	U/W	U/W PSF
Base Rent(1)	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$141,638,194	$116.33
Potential Income from Vacant Space	0	0	0	0	13,640,745	$11.20
Percentage Rent	5,466,448	4,115,391	3,447,721	3,326,930	3,627,027	$2.98
Total Reimbursement Revenue	26,727,546	26,287,600	27,329,454	28,195,516	32,253,113	$26.49
Specialty Leasing Income	3,536,265	3,076,589	4,453,595	4,900,785	3,805,199	$3.13
Other Income(2)	3,628,986	3,701,438	3,994,113	4,090,769	4,156,114	$3.41
Less: Vacancy and Credit Loss	(272,229)	(422,401)	(438,454)	(634,418)	(13,640,745)	($11.20)
Effective Gross Income	$138,505,834	$139,956,585	$145,286,882	$149,776,330	$185,479,647	$152.34
Total Expenses	$29,480,495	$29,303,182	$30,046,320	$31,484,933	$30,620,668	$25.15
Net Operating Income	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$154,858,979	$127.19
TI/LC	0	0	0	0	3,043,770	$2.50
Capital Expenditures	0	0	0	0	243,502	$0.20
Net Cash Flow	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$151,571,708	$124.49
(1)	The increase in U/W Base Rent from T-12 3/31/2018 is primarily driven by the inclusion of the executed leases on the new Expansion Parcel which opened in November 2017 and is based on the February 2018 annualized rent roll. U/W Base Rent also includes $1.3 million of ground rent paid by Bloomingdales, Macy’s, Macy’s Men’s & Home, and Nordstrom and approximately $3.4 million of master lease rent for current leases that are out for signature. Contractual rent steps were underwritten through June 2019 totaling approximately $6.5 million, including the $1.4 million contractual rent step for the executed renewal of Victoria’s Secret that is scheduled to occur in August 2019 (included in the Bridge Rent and Reimbursements Reserve).

(2)	Other Income includes fee income (revenues associated with license fees and valet management fees), and miscellaneous revenues (revenue associated with commissions, late charges, and other miscellaneous sources).

Property Management. The Aventura Mall Property is currently managed by TB All Fees Operating LP (the “Property Manager”), which is an affiliate of the Turnberry Guarantors. In addition, the Property Manager is currently the leasing agent under a separate leasing agreement with the Aventura Mall Borrower. Turnberry Aventura Mall Company, Ltd., an affiliate of the Turnberry Guarantors, and SDG Aventura Limited Partnership, an affiliate of the Simon Guarantor, have joint approval rights with respect to certain major decisions of the Aventura Mall Borrower relating to the Aventura Mall Property.

Lockbox / Cash Management. The Aventura Mall Whole Loan is structured with a hard lockbox and springing cash management for all rents except rents from the Master Lease (as defined below), which are structured with a soft springing hard lockbox. The Aventura Mall Borrower is required to cause all Master Lease rents to be deposited directly into the lockbox account, while for remaining rents Aventura Mall Borrower is required to notify each tenant under each lease (except the Master Leases) that has not received instructions from the Aventura Mall Borrower to send all payments of rents directly to the lender-controlled lockbox account at Wells Fargo Bank, National Association. Provided no Lockbox Event (as defined below) has occurred, all sums in the lockbox account are required to be transferred daily to an account designated by the Aventura Mall Borrower. In the event a Lockbox Event has occurred and is continuing, all funds in the lockbox account are required to be swept weekly into a cash management account controlled by the lender. In the event a Lockbox Event is caused only by the occurrence of a DSCR Trigger Event, all funds in the cash management account will be applied by the lender each business day to payments of taxes, insurance, debt service, operating expenses, capital expenditure reserves and any remaining funds in the cash management account are required to be released to the Aventura Mall Borrower only to the extent necessary to reimburse the Aventura Mall Borrower for extraordinary expenses approved by the lender. All additional funds in the cash management account will be held by the lender as additional collateral for the Aventura Mall Whole Loan. In the event any Lockbox Event other than the DSCR Trigger Event has occurred and is continuing, all amounts in the cash management account may be applied in the lender’s sole discretion. In addition, following the occurrence and during the continuance of a Lockbox Event or a DSCR Trigger Event, all Master Lease rents are also required to be deposited into the lockbox account.

A “Lockbox Event” means the occurrence of (a) an event of default under the loan agreement, (b) the bankruptcy or insolvency of the Aventura Mall Borrower, (c) the bankruptcy or insolvency of the Property Manager except where such bankruptcy or insolvency does not result in the cash or bank accounts associated with the Aventura Mall Property being subsumed in such proceedings or result in a material adverse effect upon the operations of the Aventura Mall Property or the value or security of the lender’s lien, or (d) if the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) for the Aventura Mall Whole Loan falls below 1.35x for two consecutive quarters (a “DSCR Trigger Event”).

Initial and Ongoing Reserves. If the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) falls below 1.50x for two consecutive calendar quarters (among other conditions in certain cases), monthly escrows for real estate taxes in the amount of 1/12 of projected annual property taxes, insurance premiums in the amount of 1/12 of projected annual insurance premiums (also waived if blanket policy in place and there is no event of default continuing), replacement funds (approximately $20,292 monthly (or $0.20 PSF annually), subject to a cap of $487,003) and tenant rollover funds (approximately $253,647 monthly (or $2.50 PSF annually), subject to a cap of $6,087,540) are required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

19501 Biscayne Boulevard Aventura, FL 33180	Collateral Asset Summary – Loan No. 1 Aventura Mall	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 40.8% 2.58x 11.0%

At origination, the Aventura Mall Borrower deposited $6,776,765 for certain free rent credits remaining in connection with certain leases at the Aventura Mall Property and $19,392,145 for certain outstanding tenant improvement allowances and/or leasing commissions due in connection with certain leases at the Aventura Mall Property.

Current Mezzanine Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

Master Lease. The Aventura Mall Borrower entered into a master lease (the “Master Lease”) at origination with the Guarantors and Turnberry Retail Holding, L.P., which Master Lease covers a certain portion of the Aventura Mall Property that is currently not occupied. The Master Lease provides for payment of rent in an annual amount up to $3,426,159. The Master Lease covers the spaces for 12 proposed tenants with leases that are out for signature or which are otherwise not occupied prior to the loan origination. The Master Lease provides for a reduction of rent as third-party tenants sign leases, take occupancy of space and commence paying rent in the premises covered by the Master Lease (as well as tenants signing leases in any portion of the Aventura Mall Property, including the space under the Master Lease, to the extent the total annualized lease payments (excluding Master Lease rents) exceed $178,400,000. The term will expire on the earliest to occur of (a) 10 years after loan maturity, (b) the earlier of the date on which the annual rent under the Master Lease is reduced to zero or the date on which the annualized total lease payments from tenants at the Aventura Mall Property (not including percentage rent) exceeds $181,850,000 or (c) following the exercise of the Master Lessees’ cancellation option after a lender foreclosure or deed-in-lieu of foreclosure. The Master Lease equals 1.8% of the approximately $185.5 million of underwritten effective gross income.

Redevelopment Rights. If J.C. Penney Co. or any of Macy’s, Bloomingdales, Macy’s (Men’s & Home) or Nordstrom (each, a “Department Store”) ceases operations or seeks to assign its lease in any manner not expressly permitted thereunder, the Aventura Mall Borrower has the right to enter into a ground lease with a third party or an affiliate of the Aventura Mall Borrower and obtain a release of the lien on the ground leasehold interest in such J.C. Penney Co. or Department Store parcel so long as certain conditions in the loan agreement are satisfied, including (i) the ground lease is in form and substance reasonably acceptable to the lender, including that the rent to be paid thereunder is not less than the rent payable by J.C. Penney Co. or the Department Store immediately prior to such new lease, (ii) the tenant or the guarantor of such ground lease is a creditworthy person acceptable to the lender, (iii) no event of default is continuing, (iv) delivery of a rating agency confirmation, (v) if material work is being performed, delivery of a completion guaranty (or a collateral assignment of a completion guaranty in favor of the Aventura Mall Borrower) from a credit-worthy entity acceptable to the lender, (vi) the term of the ground lease expires no less than 20 years after the maturity of the Aventura Mall Loan, and (vii) compliance with the “anti-poaching” conditions set forth in the loan agreement. In lieu of entering into a new ground lease, the loan documents permit an affiliate of the Aventura Mall Borrower to accept an assignment of the existing leasehold interest, provided that the Aventura Mall Borrower satisfies the requirements in the loan documents including, without limitation, condition (i) above. J.C. Penney Co. has six, five-year renewal options remaining (each requiring 12 months’ notice).

The Aventura Mall Borrower is also permitted to (a) release (i) immaterial or non-income producing portions of the Aventura Mall Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Aventura Mall Property for dedication or public use and (ii) non-income producing portions of the Aventura Mall Property (including, without limitation, certain outparcels containing parking areas (the “Parking Lot Outparcels”) and portions of the “ring road”) to third parties or affiliates of the Aventura Mall Borrower, and (b) dedicate portions of the Aventura Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

(THIS PAGE INTENTIONALLY LEFT BLANK)

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsors(1):	James Dinan; Daniel Schwartz
Borrowers:	RVA 1111 East Main Tower LP; RVA Shockoe Garage LP
Original Balance(2):	$50,500,000
Cut-off Date Balance(2):	$50,500,000
% by Initial UPB:	7.0%
Interest Rate:	5.0300%
Payment Date:	1st of each month
First Payment Date:	August 1, 2018
Maturity Date:	July 1, 2028
Amortization:	Interest Only
Additional Debt(2):	$10,000,000 Pari Passu Debt; $23,500,000 Mezzanine Debt
Call Protection(3):	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$105,000	$52,500
Insurance:	$115,033	$10,458
Replacement:	$0	$4,178
Rollover:	$1,525,000	$0
Bank of America Reduced Rent:	$4,091,878	$0
Free Rent:	$850,305	$0
Leasing Commissions:	$305,413	$0
TI Allowance:	$843,187	$0

Financial Information
Mortgage Loan(5)		Total Debt(6)
Cut-off Date Balance / Sq. Ft.:	$121	$168
Balloon Balance / Sq. Ft.:	$121	$156
Cut-off Date LTV:	53.9%	74.9%
Balloon LTV:	53.9%	69.5%
Underwritten NOI DSCR:	2.27x	1.20x(7)
Underwritten NCF DSCR:	2.14x	1.13x(7)
Underwritten NOI Debt Yield:	11.6%	8.4%
Underwritten NCF Debt Yield:	10.9%	7.9%
Underwritten NOI Debt Yield at Balloon:	11.6%	9.0%
Underwritten NCF Debt Yield at Balloon:	10.9%	8.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Richmond, VA
Year Built / Renovated:	1974 / 2017
Total Sq. Ft.:	501,384
Property Management:	Jones Lang LaSalle Americas, Inc. (Tower) and LPS of America, Inc. (d/b/a Lanier Parking Solutions) (Garage)
Underwritten NOI(8):	$7,015,548
Underwritten NCF:	$6,616,522
Appraised Value:	$112,200,000
Appraisal Date:	May 17, 2018

Historical NOI(8)
Most Recent NOI:	$3,977,706 (T-12 April 30, 2018)
2017 NOI:	$3,948,648 (December 31, 2016)
2016 NOI:	$3,422,473 (December 31, 2015)
2015 NOI(9):	NAV

Historical Occupancy
Most Recent Occupancy:	84.5% (June 18, 2018)
2017 Occupancy:	87.1% (December 31, 2017)
2016 Occupancy:	74.7% (December 31, 2016)
2015 Occupancy:	71.0% (December 31, 2015)
(1)	The non-recourse carve-out guarantor is Gerard Alexander Sponsor LLC. See “The Borrowers / Borrower Sponsors” below.

(2)	The Original Balance and Cut-off Date Balance of $50.5 million represents the controlling Note A-1 and non-controlling pari passu Note A-2 and Note A-3-1, which, together with a $10.0 million remaining pari passu Note A-3-2 comprises the Bank of America Center whole loan with an aggregate original principal balance of $60.5 million. For additional information regarding the pari passu notes, see “The Loan” herein. For additional information regarding the $23.5 mezzanine debt, see “Current Mezzanine or Subordinate Indebtedness” herein.

(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of August 1, 2018. Defeasance of the $60.5 million Bank of America Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that holds the last portion of the Bank of America Center Whole Loan to be securitized and (ii) four years from the first payment date of August 1, 2018. The assumed lockout period of 25 payments is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	Mortgage Loan Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the $60.5 million Bank of America Center Whole Loan.

(6)	Total Debt Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the Total Debt, which includes a $23.5 million mezzanine loan.

(7)	Based on amortizing debt service payments for the mezzanine debt. The Total Debt Underwritten NOI DSCR and Underwritten NCF DSCR based on interest-only payments are 1.45x and 1.37x, respectively

(8)	The increase in Underwritten NOI from Historical NOI takes into account UW gross rent for the Bank of America office space of approximately $21.63 PSF. Bank of America’s current lease obligations for this space through 2022 are expense reimbursement payments, which only currently equate to approximately $697,447 per year ($8.81 PSF), approximately $12.82 PSF below gross market rent of approximately $21.63 PSF. At origination, the borrowers deposited approximately $4.1 million into a reduced rent reserve, which represents the difference between the contractual reimbursement payment and $21.63 PSF market rent for the Bank of America office space through lease expiration in 2022. See “Major Tenants” herein.

(9)	The borrower sponsor acquired the Bank of America Center Property in 2016. As a result, 2015 NOI is not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Bank of America(3)(4)	A+/A3/A-	85,072	17.0%	$12.98	14.0%	6/10/2022
Department of Environmental Quality(5)	AAA/Aaa/AAA	81,553	16.3%	$22.87	23.7%	4/30/2028
Virginia Retirement System	AAA/Aaa/AAA	68,356	13.6%	$17.15	14.9%	6/30/2024
Sands Anderson Marks & Miller	NR/NR/NR	38,832	7.7%	$20.91	10.3%	1/31/2024
McCandlish Holton	NR/NR/NR	33,822	6.7%	$19.59	8.4%	4/30/2026
Subtotal/ Wtd. Avg.		307,635	61.4%	$18.26	71.2%
Remaining Occupied		115,935	23.1%	$19.57	28.8%
Total / Wtd. Avg. Occupied		423,570	84.5%	$18.62	100.0%
Vacant		77,814	15.5%
Total		501,384	100.0%

(1)	Based on the underwritten rent roll dated as of June 18, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Bank of America currently occupies 79,192 sq. ft. of office space and 5,880 sq. ft. of retail space. U/W Base Rent PSF includes the UW gross rent for the Bank of America office space of approximately $21.63 PSF. Bank of America’s current lease obligations for this space through 2022 are expense reimbursement payments, which only currently equate to approximately $697,447 per year ($8.81 PSF), approximately $12.82 PSF below gross market rent of approximately $21.63 PSF. At origination, the borrowers deposited approximately $4.1 million into a reduced rent reserve, which represents the difference between the contractual reimbursement payment and $21.63 PSF market rent for the Bank of America office space through lease expiration in 2022. See “Major Tenants—Bank of America” below.

(4)	Bank of America occupies 79,192 sq. ft. of office space and 5,880 sq. ft. of retail space, which expire in June 2022 and June 2024, respectively.

(5)	Department of Environmental Quality is in a free rent period through September 2018.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	3	1,844	0.4%	1844	0.4%	$15.60	0.4%	0.4%
2018	0	0	0.0%	1844	0.4%	$0.00	0.0%	0.4%
2019	4	8,114	1.6%	9,958	2.0%	$17.11	1.8%	2.1%
2020	2	13,927	2.8%	23,885	4.8%	$19.28	3.4%	5.5%
2021	5	25,124	5.0%	49,009	9.8%	$20.16	6.4%	12.0%
2022	9	89,254	17.8%	138,263	27.6%	$13.68	15.5%	27.4%
2023	4	15,491	3.1%	153,754	30.7%	$21.97	4.3%	31.8%
2024	11	145,741	29.1%	299,495	59.7%	$18.47	34.1%	65.9%
2025	0	0	0.0%	299,495	59.7%	$0.00	0.0%	65.9%
2026	1	33,822	6.7%	333,317	66.5%	$19.59	8.4%	74.3%
2027	0	0	0.0%	333,317	66.5%	$0.00	0.0%	74.3%
2028	5	90,253	18.0%	423,570	84.5%	$22.45	25.7%	100.0%
Thereafter	0	0	0.0%	423,570	84.5%	$0.00	0.0%	100.0%
Vacant	NAP	77,814	15.5%	501,384	100.0%	NAP	NAP
Total / Wtd. Avg.	44	501,384	100.0%			$18.62	100.0%

(1)	Based on the underwritten rent roll dated June 18, 2018.

(2)	Certain tenants may have contraction or termination options that may become exercisable prior to the originally stated expiration date of the tenant that are not considered in this lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

The Loan.    The Bank of America Center loan (the “Bank of America Center Loan”) is a $50.5 million fixed rate loan evidenced by three pari passu notes and secured by the borrowers’ fee simple interest in a 24-story Class A office building with parking (the “Bank of America Building”), consisting of 501,384 sq. ft., located at 1111 East Main Street, Richmond, Virginia and a separate parking garage located at 110 South 13th Street, Richmond, Virginia (the “Shockoe Garage” and together with the Bank of America Center Building, the “Bank of America Center Property”). The Bank of America Center Loan is part of a whole loan (the “Bank of America Center Whole Loan”) with an original aggregate principal balance of $60.5 million that also includes the pari passu Note A-3-2. The Bank of America Center Whole Loan is evidenced by three promissory notes as described below. The remaining promissory note, Note A-3-2, is currently held by CCRE and is expected to be contributed to one or more future securitization transactions. Only the Note A-1, Note A-2 and Note A-3-1 of the Bank of America Center Whole Loan will be included in the CD 2018-CD7 mortgage trust.

The relationship between the holders of the Bank of America Center Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Pool-The Whole Loans-The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2, A-3-1	$50,500,000	$50,500,000	CD 2018-CD7	Yes
A-3-2	$10,000,000	$10,000,000	CCRE
Total	$60,500,000	$60,500,000

The Bank of America Center Whole Loan has a 10-year interest only term and accrues interest at a fixed rate of 5.0300% per annum. The Bank of America Whole Loan proceeds along with a $23.5 million mezzanine loan were used to repay existing debt of approximately $43.3 million, pay closing costs of approximately $2.0 million, fund upfront reserves of approximately $7.8 million and return approximately $30.9 million in equity to the borrower sponsors. Based on the “As Is” appraised value of $112.2 million as of May 17, 2018, the Cut-off Date LTV for the Bank of America Center Whole Loan is 53.9%. The most recent prior financing of the Bank of America Center Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$60,500,000	72.0%	Loan Payoff	$43,301,980	51.5%
Mezzanine Loan	$23,500,000	28.0%	Closing Costs	$2,009,899	2.4%
			Reserves	$7,835,815	9.3%
			Return of Equity(1)	$30,852,306	36.7%
Total Sources	$84,000,000	100.0%	Total Uses	$84,000,000	100.0%
(1)	The borrower sponsor acquired the Bank of America Center Property in 2016 and has since invested approximately $9.2 million in order to implement a capital improvement plan and lease over 125,000 sq. ft. of space.

The Borrowers / Borrower Sponsors.    The borrowers, RVA 1111 East Main Tower LP and RVA Shockoe Garage LP, are single purpose Delaware limited partnerships each structured to be a bankruptcy-remote entity with two independent directors in its organization structure. The sponsors of the borrowers are James G. Dinan and Daniel A. Schwartz. The nonrecourse carve-out guarantor is Gerard Alexander Sponsor LLC, a Delaware limited liability company.

James Dinan and Daniel Schwartz are senior partners of York Capital Management (“York Capital”). York Capital is a global institutional investment management firm with approximately $21.7 billion in assets as of March 2018. York Capital owns approximately 98.5% of Gerard Alexander Property Holdings LLC (“Gerard Alexander”).

Gerard Alexander is focused on acquiring, developing and investing in commercial assets located in primary East and West coast markets. Since inception, Gerard Alexander has completed in excess of $1.0 billion of acquisitions and development.

The Property. The Bank of America Center Property consists of the Bank of America Building which is a 24-story, 501,384 sq. ft., Class A office building located approximately two blocks north of the James River within the CBD of Richmond, Virginia that features an attached nine-story parking garage (518 spaces) and the Shockoe Garage, which is a separate, newly renovated, four-story garage offering an additional 603 parking spaces located approximately two blocks south of the Bank of America Center Building. The two garages provide a combined 1,121 parking spaces, which results in a parking ratio of 2.2 spaces per 1,000 sq. ft. Both buildings were constructed in 1974 and most recently renovated in 2017.

In February 2016, the borrower sponsors acquired the Bank of America Center Property and subsequently, implemented a $4.7 million capital improvement plan, including full renovations to the building’s façade, attached parking garage, main lobby, floor lobbies and restrooms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

Along with these capital improvements, the borrower sponsors invested an additional $4.5 million in over 125,000 sq. ft. of new leasing since acquisition. Prior to acquisition, the Shockoe Garage underwent a $2.5 million comprehensive renovation, including a complete replacement of the ramps, concrete floor repairs on every level, re-coating on the 6th floor with a water proof membrane, upgrading all lights, modernization of elevators and a full repainting.

As of June 18, 2018, the Bank of America Center Property was 84.5% leased to 21 tenants. In the aggregate, investment grade tenants account for approximately 69.0% of net rentable area at the Bank of America Center Property.

Major Tenants.

Bank of America (85,072 sq. ft.; 17.0% of NRA; 14.0% of U/W Base Rent) Bank of America operates several different divisions at the Bank of America Center Property, including tax, construction, facility management, project management and net worth (U.S. Trust) as well as a 5,880 sq. ft. retail bank branch on the ground floor. The Bank of America Center Property represents the only downtown Bank of America office location in Richmond and the nearest Bank of America office location is approximately 10.0 miles outside of the CBD. In addition, the Bank of America Center Building includes Bank of America signage, which can be viewed from Interstate 95.

Prior to 2004, the Bank of America Center Property was owned and partially occupied by Bank of America. In 2004, as part of a larger portfolio, Bank of America entered into a sale-leaseback transaction that included the Bank of America Building. Bank of America currently leases and occupies 79,192 sq. ft. of office space (15.8% of NRA) at the Bank of America Center Property. According to the borrower, in connection with the sale-leaseback transaction, base rent was prepaid for the office space through the lease expiration in 2022. Bank of America’s current lease obligations for this space through 2022 are expense reimbursement payments, which only currently equate to approximately $697,447 per year ($8.81 PSF), which is approximately $12.82 PSF below the gross market rent of approximately $21.63 PSF.

At loan origination, the borrowers deposited approximately $4.1 million into a reduced rent reserve, which represents the difference between the contractual reimbursement payment and $21.63 PSF market rent for the Bank of America office space through lease expiration in 2022. Following the office space lease expiration in 2022, Bank of America has two, five-year extension options at fair market rent. In the event that, among other things, Bank of America vacates the premises or does not renew its lease, a full excess cash flow trap will occur under the Bank of America Center Loan. See “Lockbox / Cash Management” herein.

Bank of America also leases a 5,880 sq. ft. retail location with a lease expiration of June 2024 with a current rent payment of $15.18 PSF. Deposits at the retail branch, as of June 30, 2017, totaled approximately $11.5 billion.

Department of Environmental Quality (81,553 sq. ft.; 16.3% of NRA; 23.7% of U/W Base Rent) The Commonwealth of Virginia, Department of General Services (rated AAA/Aaa/AAA by Fitch/Moody’s S&P) leases the space for use by the Department of Environmental Quality (“DEQ”). DEQ has a variety of functions within the Commonwealth of Virginia related to air, water, land protection and revitalization, renewable energy, coastal zone management, environmental enforcement, environmental impact review and pollution prevention.

DEQ relocated to the Bank of America Center Property in January 2018. This location represents the DEQ’s sole headquarters and contains all of their operations. DEQ has a lease expiration of April 2028 and has two, five-year renewal options. The lease provides for a termination option in the event that funds are not appropriated for DEQ and/or if DEQ ceases to exist.

DEQ is in occupancy of its space and is required to commence paying rent in September 2018. At origination, the borrowers deposited $761,854 into a tenant free rent reserve earmarked for the DEQ space.

Virginia Retirement System (68,356 sq. ft.; 13.6% of NRA; 14.9% of U/W Base Rent) The Virginia Retirement System (“VRS”), an agency of the Commonwealth of Virginia (rated AAA/Aaa/AAA by Fitch/Moody’s/S&P) administers pension plans and other benefits for Virginia’s public sector employees covered under VRS. VRS is headquartered in the Richmond CBD with their administrative office located at 1200 East Main Street (adjacent to the Bank of America Center Building) and their counseling center, among other offices, located at the Bank of America Center Property.

VRS has been a tenant at the Bank of America Center Property since 2004 and most recently expanded 22,000 sq. ft. at an increased rental rate. The VRS lease expires in June 2024 and has two, two-year renewal options. The lease provides for a termination option in the event that funds are not appropriated for VRS and/or if VRS ceases to exist.

Environmental Matters. The Phase I environmental report dated June 19, 2018 recommended no further action at the Bank of America Center Property other than the implementation of an asbestos operations and maintenance plan due to the property’s age, which is already in place.

Due to underground storage tanks and the historical use of the Bank of America Center Property as, among other things, an automobile service station and printing company, a fully-paid lender’s pollution loss and liability insurance policy with aggregate and individual limits of not less than $3.0 million was obtained at origination, and the Bank of America Center Loan documents prohibit the borrowers from

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

terminating the policy without lender’s consent or intentionally taking any actions with respect to the Bank of America Center Property, which would reasonably be expected to result in a forfeiture, or adversely affect the validity or enforceability of such policy prior to the date that is 3 years after the Bank of America Center Whole Loan stated maturity date.

The Market. The Bank of America Center Property is located in the central business district of Richmond, Virginia. Located approximately two blocks north of the bank of the James River, on Main Street between South 10th Street and South 12th Street, the Bank of America Center Property features views of the James River, downtown Richmond, Oregon Hill and Browns Island. The immediate area is a mixture of commercial and residential uses and is one block over from the Shockoe Slip Historic District along Richmond’s riverfront. According to the appraiser, the city of Richmond is undergoing a significant amount of growth, which include apartment and hotel developments, multi-tenant office building renovations and public area redesigns, among other things.

As of the first quarter of 2018, the Richmond CBD office market consisted of approximately 22.1 million sq. ft. across 318 buildings with an overall market vacancy of 12.9% and average asking rents of $18.99 PSF.

The appraisal identified seven comparable office leases that had rents ranging from $20.25 to $24.60 PSF with an average of $22.31 PSF and concluded a market rent of $22.00 PSF for the top floor tenants, $21.50 PSF for floor 8 through 14 and $21.00 PSF for the first seven floors for the Bank of America Center Property. The average underwritten base rent PSF at the Bank of America Center Property is $18.62 PSF.

Comparable Office Leases(1)
Property Name	Tenant Name	Lease Date	Tenant Leased Space	Lease Term (years)	Base Rent PSF
Bank of America Center Property(2)	Various	Various	423,574	12.6	$18.62
William Mullen Building	Agincourt Capital Management	May-18	6,630	2.1	$24.60
James Center 2	House Democratic Caucus and Senate Democratic Caucus	April-18	1,830	6.5	$21.25
Riverfront Plaza	ICF Consulting	Apr-18	14,110	7.5	$23.50
Riverside	Envera	Oct-17	26,632	10.0	$24.52
James Center 1	Xenith Bank	Oct-17	21,039	8.0	$20.25
SunTrust	Virginia Poverty Law Center	Oct-17	2,938	5.0	$21.07
William Mullen Center	Capital One	Jul-17	13,063	5.0	$21.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 18, 2018 for the Bank of America Building.

Cash Flow Analysis.

Cash Flow Analysis
	2016	2017	T-12 4/30/2018	U/W	U/W PSF
Base Rent(1)(2)	$4,400,446	$4,822,773	$4,749,496	$7,885,044	$15.73
Value of Vacant Space	0	0	0	1,674,286	3.34
Gross Potential Rent	$4,400,446	$4,822,773	$4,749,496	$9,559,330	$19.07
Total Recoveries	626,333	749,493	759,208	784,377	1.56
Total Other Income(3)	1,725,481	1,982,365	2,148,230	2,200,080	4.39
Less: Vacancy(4)	0	0	0	(1,674,286)	(3.34)
Effective Gross Income	$6,752,259	$7,554,630	$7,656,935	$10,869,501	$21.68
Total Operating Expenses	3,329,786	3,605,981	3,679,228	3,853,953	7.69
Net Operating Income	$3,422,473	$3,948,648	$3,977,706	$7,015,548	$13.99
TI/LC	0	0	0	348,888	0.70
Capital Expenditures	0	0	0	50,139	0.10
Net Cash Flow	$3,422,473	$3,948,648	$3,977,706	$6,616,522	$13.20

(1)	U/W Base Rent takes into account UW gross rent for the Bank of America office space of approximately $21.63 PSF. Bank of America’s current lease obligations for this space through 2022 are expense reimbursement payments, which only currently equate to approximately $697,447 per year ($8.81 PSF), approximately $12.82 PSF below gross market rent of approximately $21.63 PSF. At origination, the borrowers deposited approximately $4.1 million into a reduced rent reserve, which represents the difference between the contractual reimbursement payment and $21.63 PSF market rent for the Bank of America office space through lease expiration in 2022.

(2)	U/W Base Rent is based on the underwritten rent roll dated June 18, 2018 with rent steps through June 2019 ($111,916) and rent averaging for the investment grade tenants ($380,054).

(3)	Total Other Income includes parking income.

(4)	U/W Vacancy is underwritten to in-place economic vacancy of 13.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1111 East Main Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Bank of America Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,500,000 53.9% 2.14x 11.6%

Property Management.    The Bank of America Center Building (other than the portion operated as a parking garage) is managed by Jones Lang LaSalle Americas, Inc. and the Shockoe Garage and the garage portion of the Bank of America Building is managed by LPS of America, Inc. (d/b/a Lanier Parking Solutions).

Lockbox / Cash Management.     The Bank of America Center Whole Loan is structured with a hard lockbox and in place cash management. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account. If no Cash Trap Period is in effect, all excess cash flow is required to be returned to the borrowers. During a Cash Trap Period, all excess cash will be held as additional security for the Bank of America Center Whole Loan (or otherwise applied at lenders discretion).

A “Cash Trap Period” means the occurrence of (i) an event of default, (ii) a bankruptcy action of either borrower, either of their general partners, the guarantor or the property manager (iii) the date on which the aggregate debt service coverage ratio (as calculated pursuant to the loan documents) falls below 1.35x at the end of any calendar quarter prior to August 2024, or 1.10x at the end of any calendar quarter on or after August 2024, (iv) the date on which less than 77.5% of the Bank of America Center Property is leased or (v) a Specified Tenant Trigger Event (as defined below).

A “Specified Tenant Trigger Event” means the date (i) the Bank of America tenant vacates, abandons or ceases business operations at the Bank of America Center Property, (ii) any bankruptcy action of the Bank of America tenant occurs, (iii) the Bank of America office lease is terminated or lender receives written notice of the Bank of America tenant’s intention to terminate or (iv) that is the earlier of (a) 12 months prior to the expiration of the Bank of America office lease or (b) the date by which the Bank of America tenant is required to give notice of its renewal option and the Bank of America tenant has not exercised its option as of such date.

A Cash Trap Period may be cured with respect to clause (i) of the definition of the Cash Trap Period above, the acceptance of a cure by the lender of the related event of default, clause (ii) of the definition of the Cash Trap Period above, with respect to a bankruptcy action of a manager only, the borrowers replace such manager with a qualified manager, clause (iii) of the definition of the Cash Trap Period above either (1) prior to August 2024, the debt service coverage ratio is at least 1.40x for one calendar quarter or (2) after August 2024, the debt service coverage ratio is at least 1.17x for one calendar quarter, clause (iv) of the definition of the Cash Trap Period above, the Bank of America Center Property is at least 77.5% leased and clause (v) of the definition of Cash Trap Period above, a Specified Tenant Trigger Event no longer exists.

Initial and Ongoing Reserves.

Tax Reserve. At loan origination, the borrowers deposited $105,000 into a real estate tax reserve account. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of annual real estate taxes, which is estimated to be $52,500.

Insurance Reserve. At loan origination, the borrowers deposited $115,033 into an insurance reserve account. The borrowers are required to deposit into the insurance reserve account on a monthly basis, 1/12 of the annual insurance premiums, which is estimated to be $10,458.

Rollover Reserve. At loan origination, the borrowers deposited $1,525,000 into a rollover reserve account.

Replacement Reserve. The borrowers are required to deposit $4,178 into a replacement reserve, on a monthly basis.

Reduced Rent Reserve. At loan origination, the borrowers deposited $4,091,878 into a Bank of America reduced rent reserve, which represents the difference between the contractual reimbursement payment and $21.63 PSF market rent for the Bank of America office space through lease expiration in 2022.

Tenant Free Rent Reserve. At loan origination, the borrowers deposited $850,305 into a tenant free rent reserve account (related to Department of Environmental Quality lease, the Virginia Bar lease, the CGI lease and the Durrette lease.

TI/LC Reserve. At loan origination, the borrowers deposited $305,413 into a leasing commissions reserve account and $843,187 into a tenant improvement allowance account.

Current Mezzanine or Subordinate Indebtedness. Concurrent with the Bank of America Center Whole Loan, CCRE funded a $23,500,000 mezzanine loan to an affiliate of the borrowers, which was subsequently acquired by John Hancock Life Insurance Company (U.S.A.). The mezzanine loan carries an interest rate of 7.3200% per annum, is coterminous with the Bank of America Center Whole Loan and following a five-year interest only period, amortizes on a 13.5 year schedule.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

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308-340 West 49th Street New York, NY 10019	Collateral Asset Summary – Loan No. 3 Westside NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 25.5% 3.60x 14.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

308-340 West 49th Street New York, NY 10019	Collateral Asset Summary – Loan No. 3 Westside NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 25.5% 3.60x 14.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

308-340 West 49th Street New York, NY 10019	Collateral Asset Summary – Loan No. 3 Westside NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 25.5% 3.60x 14.3%

Mortgage Loan Information
Loan Seller(1):	CCRE
Loan Purpose:	Refinance
Credit Assessment
(Fitch/ KBRA/S&P)(11):	BBB-sf/A-/AAsf
Borrower Sponsor:	Joshua Gotlib
Borrowers(2):	Various
Original Balance(3):	$42,000,000
Cut-off Date Balance(3):	$42,000,000
% by Initial UPB:	5.9%
Interest Rate(4):	3.90119%
Payment Date:	6th of each month
First Payment Date:	July 6, 2018
Maturity Date:	June 6, 2028
Amortization:	Interest Only
Additional Debt(3)(5):	$53,000,000 B-Note
Call Protection(6):	L(26), D(90), O(4)
Lockbox / Cash Management:	Soft / In Place

Reserves(7)
	Initial	Monthly
Taxes:	$186,667	$93,334
Insurance:	$113,733	$9,478
Replacement:	$204,750	Springing
TI/LC:	$6,750	Springing
Immediate Repairs:	$57,472	NAP

Financial Information
	Senior Notes(8)	Whole Loan(9)
Cut-off Date Balance / Unit:	$154,412	$349,265
Balloon Balance / Unit:	$154,412	$349,265
Cut-off Date LTV:	25.5%	57.8%
Balloon LTV:	25.5%	57.8%
Underwritten NOI DSCR:	3.60x	1.22x
Underwritten NCF DSCR:	3.60x	1.22x
Underwritten NOI Debt Yield:	14.3%	6.3%
Underwritten NCF Debt Yield:	14.3%	6.3%
Underwritten NOI Debt Yield at Balloon:	14.3%	6.3%
Underwritten NCF Debt Yield at Balloon:	14.3%	6.3%
Property Information
Single Asset / Portfolio:	Portfolio of 14 properties
Property Type:	Mid-Rise Multifamily
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1920 / 2016
Total Units:	272
Property Management:	Nieuw Amsterdam Property Management, LLC
Underwritten NOI:	$5,985,601
Underwritten NCF:	$5,985,601
Appraised Value:	$164,500,000
Appraisal Date:	March 12, 2018

Historical NOI
Most Recent NOI:	$5,181,571 (T-12 March 31, 2018)
2017 NOI:	$4,979,147 (December 31, 2017)
2016 NOI(10):	NAP
2015 NOI(10):	NAP

Historical Occupancy
Most Recent Occupancy:	97.8% (May 31, 2018)
2017 Occupancy:	NAP
2016 Occupancy(10):	NAP
2015 Occupancy(10):	NAP
(1)	The Westside NYC Multifamily Portfolio Loan was co-originated by CCRE and CPPIB Credit Investments II Inc.
(2)	See “The Borrowers / Borrower Sponsor” herein.
(3)	The Original Balance and Cut-off Date Balance of $42.0 million represents the senior Notes A-1 and A-2, which together with a subordinate B-Note of $53.0 million, comprise the Westside NYC Multifamily Portfolio Whole Loan with an aggregate original principal balance of $95.0 million. For additional information regarding the pari passu A-Notes and the B-Note, see “The Loan” herein.
(4)	Interest Rate reflects the interest rate with respect to the A-Notes. The interest rate on the B-Note is 6.0500%.
(5)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(6)	Partial releases are permitted. See “Partial Releases” herein.
(7)	See “Initial and Ongoing Reserves” herein.
(8)	DSCR, LTV, Debt Yield and Balance / Unit calculations are based on the A-Notes, which have an aggregate principal balance of $42.0 million.
(9)	Total Debt DSCR, LTV, Debt Yield and Balance / Unit calculations are based on the aggregate Westside NYC Multifamily Portfolio Whole Loan balance of $95.0 million, which includes the $53.0 million B-Note.
(10)	The borrower sponsor acquired the Westside NYC Multifamily Portfolio Properties in July 2016. As such, Historical NOI and Historical Occupancy are not available prior to 2017.
(11)	Fitch/KBRA/S&P provided the above ratings for the Westside NYC Multifamily Portfolio Loan in the context of its inclusion in the mortgage pool.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

308-340 West 49th Street New York, NY 10019	Collateral Asset Summary – Loan No. 3 Westside NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 25.5% 3.60x 14.3%

Portfolio Summary(1)
Property	City, State	Year Built/ Renovated	Allocated Loan Amount(2)	% of Allocated Loan Amount(2)	Appraised Value	Units	Occupancy	U/W NOI
320 West 49th Street	New York, NY	1920/2016	$3,760,842	9.0%	$13,600,000	20	95.0%	$531,112
324 West 49th Street	New York, NY	1920/2016	$3,707,451	8.8%	$14,100,000	18	88.9%	$526,238
340 West 49th Street	New York, NY	1920/2016	$3,671,475	8.7%	$13,800,000	17	100.0%	$523,983
326 West 49th Street	New York, NY	1920/2016	$3,520,309	8.4%	$13,800,000	20	100.0%	$500,636
338 West 49th Street	New York, NY	1920/2016	$3,445,465	8.2%	$13,000,000	20	95.0%	$494,736
332 West 49th Street	New York, NY	1920/2016	$3,292,878	7.8%	$12,400,000	20	100.0%	$467,853
318 West 49th Street	New York, NY	1920/2016	$3,181,505	7.6%	$11,800,000	20	100.0%	$455,428
322 West 49th Street	New York, NY	1920/2016	$3,083,468	7.3%	$12,900,000	17	100.0%	$439,461
330 West 49th Street	New York, NY	1920/2016	$2,939,765	7.0%	$10,700,000	20	95.0%	$412,829
334 West 49th Street	New York, NY	1920/2016	$2,550,099	6.1%	$10,900,000	20	100.0%	$366,512
328 West 49th Street	New York, NY	1920/2016	$2,514,780	6.0%	$10,400,000	20	100.0%	$359,735
336 West 49th Street	New York, NY	1920/2016	$2,270,438	5.4%	$9,900,000	20	95.0%	$327,465
308 West 49th Street	New York, NY	1920/2016	$2,052,340	4.9%	$8,400,000	20	100.0%	$294,195
310 West 49th Street	New York, NY	1920/2016	$2,009,185	4.8%	$8,800,000	20	100.0%	$285,419
Total / Wtd. Avg.			$42,000,000	100.0%	$164,500,000	272	97.8%	$5,985,601
(1)	Information is based on the underwritten rent roll dated May 31, 2018.
(2)	Based on the Westside NYC Multifamily Portfolio Loan.

The Loan. The Westside NYC Multifamily Portfolio loan (the “Westside NYC Multifamily Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a portfolio of 14 multifamily properties located in New York, New York totaling 272 units (collectively, the “Westside NYC Multifamily Portfolio Properties”, each a “Property”). The Westside NYC Multifamily Portfolio Loan is part of a whole loan (the “Westside NYC Multifamily Portfolio Whole Loan” evidenced by two senior pari passu notes with an aggregate original principal balance of $42.0 million (the “Westside NYC Multifamily Portfolio Senior Notes”), which will be included in the trust, and one B note (the “Westside NYC Multifamily Portfolio B Note”) with a principal balance of $53.0 million, which is subordinate to the Westside NYC Multifamily Portfolio Senior Notes. The Westside NYC Multifamily Portfolio B Note is held by a third party and will not be included in the trust. See “Current Mezzanine or Subordinate Indebtedness” below.

The relationship between the holders of the Westside NYC Multifamily Portfolio Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2	$42,000,000	$42,000,000	CD 2018-CD7	No
B-1	$53,000,000	$53,000,000	CPPIB Credit Investments II Inc	Yes
Total	$95,000,000	$95,000,000

The Westside NYC Multifamily Portfolio Whole Loan has a 10-year term and requires monthly payments of interest only for the entire term of the loan. The Westside NYC Multifamily Portfolio Senior Notes accrue interest at a fixed rate equal to 3.90119% per annum. The proceeds of the Westside NYC Multifamily Portfolio Whole Loan were primarily used to repay existing debt of approximately $75.2 million, pay closing costs, fund reserves of approximately $0.6 million and return approximately $16.7 million in equity to the borrower sponsor. Based on the “As Is” appraised value of $164.5 million as of March 12, 2018, the Cut-off Date LTV Ratio for the Westside NYC Multifamily Portfolio Loan is 25.5%. The most recent prior financing of the Westside NYC Multifamily Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$42,000,000	44.2%	Loan Payoff	$75,244,624	79.2%
Subordinate Note	$53,000,000	55.8%	Closing Costs	$2,498,503	2.6%
			Reserves	$569,372	0.6%
			Return of Equity	$16,687,501	17.6%
Total Sources	$95,000,000	100.0%	Total Uses	$95,000,000	100.0%

The Borrowers / Borrower Sponsor. The borrowers are 308 W 49 LLC, 310 W 49 LLC, 318 W 49 LLC, 320 W 49 LLC, 322 W 49 LLC, 324 W 49 LLC, 326 W 49 LLC, 328 W 49 LLC, 330 W 49 LLC, 332 W 49 LLC, 334 W 49 LLC, 336 W 49 LLC, 338 W 49 LLC, and 340 W 49 LLC, each of which is a single purpose New York limited liability company structured to be bankruptcy-remote with two independent directors in each organizational structure. The borrower sponsor and nonrecourse carve-out guarantor is Joshua Gotlib.

In 2009, Mr. Gotlib co-founded Black Spruce, a real estate company that focuses on the acquisition and management of multifamily rentals in the five boroughs of New York City. Mr. Gotlib currently oversees all aspects of the business and is the chairman of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

308-340 West 49th Street New York, NY 10019	Collateral Asset Summary – Loan No. 3 Westside NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 25.5% 3.60x 14.3%

investment committee. Prior to co-founding Black Spruce, from 2007 to 2009, Mr. Gotlib purchased, rehabilitated, and sold over 50 distressed, residential assets in Upper Manhattan. Black Spruce’s current portfolio consists of 55 properties in the New York Metro Area with a total value of approximately $552.3 million.

The Properties. The Westside NYC Multifamily Portfolio Properties are comprised of 14 multifamily properties totaling 272 multifamily units and six commercial units located on at 308-340 West 49th Street on the Westside of Manhattan in the Theater District/Hell’s Kitchen submarket. The Westside NYC Multifamily Portfolio Properties were constructed in 1920 and are currently undergoing ongoing renovations. Since acquiring the Westside NYC Multifamily Portfolio Properties in July 2016, the borrower sponsor has invested $2.0 million (approximately $19,802 per unit), including the gut renovation of 101 units (37.1% of total units). The renovation included façade repair, together with unit renovations that include new windows, a virtual doorman, paint, new hard wood flooring and complete kitchen/bathroom renovations with new appliances. As a result of the renovations, free market units have an average rent per unit of $2,946 compared to the average rent per unit of the rent stabilized/rent controlled units of $2,166 (approximately 36.0% increase in rental income) as of May 2018.

As of May 31, 2018, the Westside NYC Multifamily Portfolio Properties were 97.8% occupied. Of the 272 units, 51 are free market rent units (deregulated), 215 are rent stabilized and 6 are rent controlled.

In addition, the Westside NYC Multifamily Portfolio Properties contain 2,241 sq. ft. of ground floor retail space in 322, 324 and 340 West 49th Street. The retail space is 100.0% occupied by 6 tenants.

Nine of the 14 Westside NYC Multifamily Portfolio Properties benefit from a 35-year J-51 Property Tax Exemption from renovations that occurred in 1991. A J-51 property tax exemption effectively freezes a building’s assessed value for tax purposes, so the owner does not have to pay property tax on the increase in value resulting from the rehabilitation work. The Westside NYC Multifamily Portfolio Properties’ J-51 exemption began in tax year 1991/1992 and is currently in year 22 of its 34-year program. In order to maintain the tax abatement, the borrowers are required to either rent (i) all units to households earning no more than 165% of the area median income (which is approximately $104,000 for a family of four) or (ii) 80% of the units to households earning no more than 180% of area median ($113,100 for a family of four) and the remaining 20% of units to households earning no more than 80% of area median ($50,250).

The following table presents certain information relating to the Westside NYC Multifamily Portfolio Properties:

Portfolio Summary(1)(2)
Property	Occupancy	1 Bedroom	2 Bedrooms	3 Bedrooms	Free Market	Rent Stabilized	Rent Controlled	Total Units
320 West 49th Street	95.0%	9	11	0	0	19	1	20
324 West 49th Street	88.9%	10	8	0	0	18	0	18
340 West 49th Street	100.0%	8	9	0	0	17	0	17
326 West 49th Street	100.0%	6	14	0	0	20	0	20
338 West 49th Street	95.0%	8	12	0	15	4	1	20
332 West 49th Street	100.0%	9	11	0	0	20	0	20
318 West 49th Street	100.0%	9	11	0	0	19	1	20
322 West 49th Street	100.0%	8	9	0	0	16	1	17
330 West 49th Street	95.0%	9	11	0	0	18	2	20
334 West 49th Street	100.0%	8	12	0	12	8	0	20
328 West 49th Street	100.0%	10	10	0	0	20	0	20
336 West 49th Street	95.0%	11	9	0	12	8	0	20
308 West 49th Street	100.0%	9	10	1	0	20	0	20
310 West 49th Street	100.0%	8	11	1	12	8	0	20
Total / Wtd. Avg.	97.8%	120	148	2	51	215	6	272
(1)	Source: Appraisal
(2)	Information based on underwritten rent roll dated May 31, 2018.

Environmental Matters. The Phase I environmental reports dated March 19, 2018 recommended no further action at the Westside NYC Multifamily Portfolio Properties other than the implementation of asbestos and lead based paint operations and maintenance plans, which are already in place.

The Market. The Westside NYC Multifamily Portfolio Properties are located in the Hell’s Kitchen neighborhood in New York City, approximately 0.5 miles from Times Square on the west side of Manhattan. The Westside NYC Multifamily Portfolio Properties are located within close proximity of several city attractions including Broadway theaters, the Actors Studio training school, De Witt Clinton Park, Central Park, The Highline and Jacob K. Javits Center. Additionally, the N, R, W, E, B, D, and 1 trains are located approximately 2 blocks from the Westside NYC Multifamily Portfolio Properties.

Over the past 10 years, multifamily housing in the Midtown West neighborhood has been growing consistently with a compound annual growth rate of 5.1% and average asking rent steadily climbing each year since 2009. Additionally, occupancy in the submarket has a 10-year average vacancy of 3.7% and saw a year-end vacancy of 5.9% in 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

308-340 West 49th Street New York, NY 10019	Collateral Asset Summary – Loan No. 3 Westside NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 25.5% 3.60x 14.3%

Market rent for the Westside NYC Multifamily Portfolio Properties are shown in the table below:

Market Rent
		In-Place Rent(1)
Unit Type	No. of Units	Stabilized Avg. Rent	Rent Control Avg. Rent	Fair Market Avg. Rent	Wtd. Avg. In- Place Rent	Market Rent(2)	In-Place vs. Market
1 Bedroom	122	$2,117	$560	$2,627	$2,173	$3,000	-27.6%
2 Bedroom	148	$2,265	$538	$3,136	$2,402	$3,500	-31.4%
3 Bedroom	2	$3,949	NAP	$3,500	$3,724	$4,000	-6.9%
Total / Wtd. Avg.	272	$2,205	$547	$2,946	$2,310	$3,279	-29.5%
(1)	Based on rent roll dated May 31, 2018.
(2)	Information is based on the Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2017	T-12 3/31/2018	U/W	U/W Per Unit
Base Rent(1)	$6,491,248	$6,741,015	$7,374,484	$27,112
Gross Up Vacancy	0	0	225,984	831
Gross Potential Rent	$6,491,248	$6,741,015	$7,600,468	$27,943
Total Other Income(2)	372,283	355,337	596,873	2,194
Less: Vacancy(3)	0	0	(245,920)	(904)
Effective Gross Income	$6,863,531	$7,096,353	$7,951,421	$29,233
Total Variable Expenses	864,244	891,267	872,129	3,206
Total Fixed Expenses(4)	1,020,140	1,023,515	1,093,692	4,021
Net Operating Income	$4,979,147	$5,181,571	$5,985,601	$22,006
Capital Expenditures	0	0	0	0
Net Cash Flow	$4,979,147	$5,181,571	$5,985,601	$22,006
(1)	Base Rent has been underwritten per the rent roll dated May 31, 2018.
(2)	Total Other Income represents income associated with the retail spaces with rent steps through May 2019.
(3)	Vacancy represents the appraiser’s conclusion of 3.0% economic vacancy. The Westside NYC Multifamily Portfolio Properties were 97.8% occupied as of May 31, 2018.
(4)	Nine of the fourteen Westside NYC Multifamily Portfolio Properties are receiving a J51 property tax exemption from renovations that occurred in 1991. CCRE underwrote the 10-year average of real estate taxes for the nine buildings with J-51 tax exemptions and the in-place real estate taxes for the remaining five buildings.

Property Management. The Westside NYC Multifamily Portfolio Properties are managed by Nieuw Amsterdam Property Management, LLC, an affiliate of the borrower sponsor.

Lockbox / Cash Management. The Westside NYC Multifamily Portfolio Loan is structured with a soft lockbox and in place cash management. All excess cash flow will be returned to the borrowers except during a Cash Trap Period, during which all excess cash flow is required to be held as additional security for the Westside NYC Multifamily Portfolio Loan (or otherwise applied at the lender’s discretion).

A “Cash Trap Period” will occur upon (i) an event of default, (ii) any bankruptcy action of any of the borrowers, the principal, the guarantor or the property manager, or (iii) the date the debt service coverage ratio based on the total debt (as calculated pursuant to the terms in the loan documents) falls below 1.13x.

A Cash Trap Period will end with respect to clause (i) above, the acceptance of a cure by the lender of the related event of default clause (ii) above, in the case of a bankruptcy action of the property manager only, the replacement of such manager with a qualified manager, clause (iii) above, the debt service coverage ratio based on the total debt at the end of one calendar quarter is at least 1.18x or the borrowers deposit with lender an amount such that if added to the income in the prior calendar quarter, the debt service coverage ratio based on the total debt would be equal to 1.18x.

Initial and Ongoing Reserves.

Tax Reserves. At loan origination, the borrowers deposited $186,667 into a tax reserve account. On a monthly basis, the borrowers are required to deposit 1/12 of the annual estimated real estate taxes, which is estimated to be $93,334, into the tax reserve account.

Insurance Reserves. At loan origination, the borrowers deposited $113,733 into an insurance reserve account. On a monthly basis, the borrowers are required to deposit 1/12 of the annual estimated insurance premiums, which is estimated to be $9,478, into the insurance reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

308-340 West 49th Street New York, NY 10019	Collateral Asset Summary – Loan No. 3 Westside NYC Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$42,000,000 25.5% 3.60x 14.3%

Replacement Reserve. At loan origination, the borrowers deposited $204,750 into a replacement reserve account. If the balance of the replacement reserve account falls below $125,000, the borrower will be required to deposit $5,667 into a replacement reserve account, subject to a cap of $204,750.

Immediate Repairs Reserve. At loan origination, the borrowers deposited $57,472 into an immediate repairs reserve.

TI/LC Reserve. At loan origination, the borrowers deposited $6,750 into a TI/LC reserve. If the balance of the tenant improvement and leasing commissions reserve account falls below $6,750, the borrowers will be required to deposit $188 into a tenant improvement and leasing commissions reserve account, subject to a cap of $6,750.

Current Mezzanine or Subordinate Indebtedness. The Westside NYC Multifamily Portfolio Whole Loan includes a subordinate B-Note with a principal balance of $53.0 million that is coterminous with the Westside NYC Multifamily Portfolio Loan and accrues interest at a rate of 6.05%. The B-Note has been sold to an affiliate of CPP Investment Board.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. After the expiration of the defeasance lockout period, the borrowers may obtain the release of one or more individual Westside NYC Multifamily Portfolio Properties upon a bona fide third-party sale, provided among other things, (i) after the partial release, based on the remaining Properties and the Westside NYC Multifamily Portfolio Whole Loan balance, (A) the debt service coverage ratio is at least 1.30x and (B) the loan-to-value ratio is no greater than 57.5% and (ii) the borrowers deliver to the lender defeasance collateral in an amount equal to 110% of the allocated cut-off date balance (identified in the “Portfolio Summary” chart above) for the Westside NYC Multifamily Portfolio Property to be released.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

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175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Hampshire Partners Fund VIII, L.P.
Borrower:	175 Park Avenue, LLC
Original Balance(1):	$35,000,000
Cut-off Date Balance(1):	$35,000,000
% by Initial UPB:	4.9%
Interest Rate:	5.3180%
Payment Date:	6th of each month
First Payment Date:	June 6, 2018
Maturity Date:	May 6, 2028
Amortization:	Interest Only
Additional Debt(1)(2):	$50,000,000 Pari Passu Debt Future Preferred Equity Permitted
Call Protection(3):	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$115,000	$115,000
Insurance:	$0	Springing
Replacements:	$162,000	Springing
TI/LC:	$675,000	Springing
Rent Abatement:	$1,788,075	$0
Immediate Repairs:	$6,133	NAP

Financial Information(5)
Cut-off Date Balance / Sq. Ft.:	$315
Balloon Balance / Sq. Ft.:	$315
Cut-off Date LTV:	63.0%
Balloon LTV:	63.0%
Underwritten NOI DSCR:	1.65x
Underwritten NCF DSCR:	1.60x
Underwritten NOI Debt Yield:	8.9%
Underwritten NCF Debt Yield:	8.7%
Underwritten NOI Debt Yield at Balloon:	8.9%
Underwritten NCF Debt Yield at Balloon:	8.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Madison, NJ
Year Built / Renovated:	1971 / 2013
Total Sq. Ft.:	270,000
Property Management:	The Hampshire Companies, LLC
Underwritten NOI:	$7,544,391
Underwritten NCF:	$7,355,391
Appraised Value:	$135,000,000
Appraisal Date:	April 5, 2018

Historical NOI
Most Recent NOI:	$8,113,345 (T-12 February 28, 2018)
2017 NOI:	$7,967,939 (December 31, 2017)
2016 NOI:	$7,925,924 (December 31, 2016)
2015 NOI:	$7,908,735 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	100.0% (August 6, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
(1)	The Original Balance and Cut-off Balance of $35.0 million represents the controlling Note A-1 and A-5 which, together with the $50.0 million remaining pari passu notes comprise the 175 Park Avenue Whole Loan with an aggregate principal balance of $85.0 million. See “The Loan” herein for more detail.
(2)	See “Future Preferred Equity” herein.
(3)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of June 6, 2018. Defeasance of the $85.0 million 175 Park Avenue Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that holds the last portion of the 175 Park Avenue Whole Loan to be securitized and (ii) June 6, 2022. The assumed lockout period of 27 payments is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.
(4)	See “Initial and Ongoing Reserves” herein.
(5)	Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the $85.0 million 175 Park Avenue Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P) (2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent	Lease Expiration(4)

Realogy Operations LLC	NR/Ba3/BB-	270,000	100.0%	$30.48	100.0%	12/31/2029
Total / Wtd. Avg. Occupied		270,000	100.0%	$30.48	100.0%
Vacant		0	0.0%
Total/Wtd. Avg.		270,000	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Ratings are of Realogy Holdings Corporation, the guarantor of the lease.
(3)	Includes additional rent for amortized TI’s.
(4)	Realogy Operations LLC has one, 10-year renewal option at fair market value and no termination/contraction options.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter(2)	1	270,000	100.0%	270,000	100.0%	$30.48	100.0%	100.0%
Vacant	NAP	0	0.0%	0	100.0%	NAP	NAP
Total/Wtd. Avg.	1	270,000	100.0%			$30.48	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Realogy’s lease expires on December 31, 2029 and has one, 10-year renewal option at fair market value and no termination/contraction options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

The Loan. The sixth largest mortgage loan (the "175 Park Avenue Mortgage Loan”) is part of a whole loan (the “175 Park Avenue Whole Loan”) with an aggregate original principal balance of $85,000,000. The 175 Park Avenue Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in Class A office building totaling 270,000 SF located in Madison, New Jersey (the “175 Park Avenue Property”). The 175 Park Avenue Whole Loan has a 10-year interest only term and accrues interest at fixed rate of 5.3180% per annum. Based on the “As Is” appraised value of $135.0 million as of April 5, 2018, the Cut-off Date LTV for the 175 Park Avenue Whole Loan is 63.0%. The most recent prior financing of the 175 Park Avenue Whole Loan was included in the COMM 2013-CCRE8 securitization. Promissory Notes A-1 and A-5 with an aggregate original principal balance of $35,000,000, collectively represent the 175 Park Avenue Mortgage Loan and will be included in the CD 2018-CD7 Trust.

The below table summarizes the remaining promissory notes, which are currently held by CCRE and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The relationship between the holders of the 175 Park Avenue Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-5	$35,000,000	$35,000,000	CD 2018-CD7	Yes
A-2, A-3. A-4	$40,000,000	$40,000,000	UBS 2018-C10	No
A-6	$10,000,000	$10,000,000	CCRE	No
Total	$85,000,000	$85,000,000

The proceeds of the 175 Park Avenue Whole Loan were used to refinance existing debt of approximately $74.0 million, fund reserves of approximately $2.7 million, pay closing costs of $0.6 million and return approximately $7.7 million of equity to the borrower sponsor.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$85,000,000	100.0%	Loan Payoff	$73,965,417	87.0%
			Reserves	$2,746,208	3.2%
			Closing Costs	$632,241	0.7%
			Return of Equity(1)	$7,656,134	9.0%
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%
(1)	The borrower sponsor acquired the 175 Park Avenue Property in 2009 for $5.5 million and completed a $95.3 million capital expenditure program in 2013 to renovate the former Verizon call center building and reposition the 175 Park Avenue Property to a Class A office building. The borrower sponsor’s total cost basis is $101.3 million.

The Borrower / Borrower Sponsor. The borrower is 175 Park Avenue, LLC (the “175 Park Avenue Borrower”), a single-purpose limited liability company structured to be bankruptcy remote entity with two independent directors in its borrower structure. Legal counsel to the 175 Park Avenue Borrower delivered a non-consolidation opinion in connection with the origination of the 175 Park Avenue Whole Loan. The borrower sponsor and non-recourse carve out guarantor of the 175 Park Avenue Whole Loan is Hampshire Partners Fund VIII, L.P. (“Hampshire Partners Fund”).

Hampshire Partners Fund is controlled by The Hampshire Companies (“Hampshire”), which is a privately held, fully integrated real estate firm with more than 50 years of real estate investment experience, headquartered in Morristown, New Jersey. The firm currently has approximately $1.0 billion of assets under management and operates a diversified portfolio of 259 properties located in 28 states, totaling over 23.0 million SF. Limited partners in Hampshire Partners Fund include the University of Pennsylvania, Carnegie Corporation of New York, The Ford Foundation, University of Minnesota Foundation, Gordon E. and Betty I. Moore Foundation, and The Julliard School.

The Property. The 175 Park Avenue Property is a 270,000 SF Class A office building, located in Madison, New Jersey. Constructed in 1971, the 175 Park Avenue Property was originally owned and occupied by Verizon as a regional call center. In December 2009, the borrower sponsor purchased the 175 Park Avenue Property for approximately $5.5 million ($20.32 PSF), and Verizon subsequently exercised a lease termination option. From 2011 to 2013, the 175 Park Avenue Borrower invested approximately $95.3 million ($353 PSF) in an extensive capital expenditure program to completely renovate and reposition the 175 Park Avenue Property as a Class A office building, resulting in a total cost basis of approximately $101.3 million ($375 PSF).

The renovations to the 175 Park Avenue Property consisted of stripping the building to its steel frame and concrete slabs, installation of a new glass curtain wall, reorienting the entrance to the northern side of the building, creating a lobby with a three-story atrium and outdoor courtyard, and installing energy efficient rooftop air conditioning and natural gas fired heating units. Amenities include a concierge service, a cafeteria with indoor and outdoor seating, an underground executive parking garage, a full-service fitness and wellness center, an auditorium, and multiple lounges. The 175 Park Avenue Property is LEED Gold certified.

In April 2018, an industry association announced that the 175 Park Avenue Property was the winner of the “TOBY (The Office Building of the Year) Award for Corporate Facility” in the state of New Jersey.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

As part of the 2011-2013 repositioning, the 175 Park Avenue Property was designed for multi-tenant use. The layout features a central elevator bank and a lobby leading to segmented office areas with security doors, which provide separation for the sole tenant’s various business units. The 175 Park Avenue Property is accessible via Route 24, I-287, I-78, I-80 and I-280. Additionally, the Madison train station is within walking distance and provides access to New York City, and Newark Liberty International Airport is located less than 20 miles away. The 175 Park Avenue Property features 850 parking spaces.

Environmental Matters. The Phase I environmental report dated April 6, 2018 recommended no further action at the 175 Park Avenue Property other than the continued implantation of an asbestos operations and maintenance plan, which is already in place.

Major Tenant.

Realogy Operations LLC (“Realogy”) (270,000 SF, 100.0% of NRA, 100.0% of U/W Base Rent). Realogy is a wholly owned subsidiary of Realogy Holdings Corporation (“Realogy Holdings”) (NYSE: RLGY) (rated Ba3/BB-/NR by Moody’s/S&P/Fitch), the guarantor of the lease. Realogy Holdings is headquartered at the 175 Park Avenue Property and provides residential real estate services with a focus on real estate brokerage, relocation title and settlement services. Brands and business units under Realogy Holdings include Better Homes and Gardens Real Estate, CENTURY 21, Coldwell Banker Commercial, The Corcoran Group, and Sotheby’s International Realty, among others. Collectively, the brands operate approximately 14,800 offices with 289,000 independent sales associates conducting business in 116 countries.

As of April 30, 2018, Realogy Holdings had a total market capitalization of $3.3 billion and in 2017 reported total revenues of $6.1 billion (5.2% year over year) and total assets of $7.3 billion. In 2017, Realogy Holdings was involved, either through franchise operations or company-owned brokerages, in approximately 27% of all domestic home sale transactions involving a real estate brokerage firm.

Realogy executed a 17-year lease at the 175 Park Avenue Property, which commenced in January 2013 and expires in December 2029. The Realogy lease provides for three months of free rent from October 2018 to December 2018, which rent amount was reserved at origination of the 175 Park Avenue Whole Loan. Current annual base rent is approximately $7.2 million ($26.49 PSF). The lease is structured with approximately 1.6% contractual rent increases every three years, with one, 10-year renewal option at fair market value and includes no termination/contraction options.

In addition to the NNN base rent, Realogy is obligated to pay $1,077,908 per annum ($3.99 PSF) for the remainder of the lease term in part as a result of an amortizing tenant improvement allowance. Realogy’s current annual base rent inclusive of the amortizing tenant improvement allowance is $30.48 PSF. Since taking its space, Realogy has invested an additional $15.0 million to improve its space.

In 2013, in connection with its lease at the 175 Park Avenue Property, Realogy received (i) a $10.7 million grant in corporate business tax credits in connection with its receipt of a Business Retention & Relocation Assistance Grant from the State of New Jersey and (ii) a $1.5 million sales tax exemption from the State of New Jersey for maintaining its headquarters in New Jersey.

The Market. The 175 Park Avenue Property is located in the Morristown office submarket of Northern New Jersey. The Morristown office submarket contains an overall inventory of approximately 15.3 million SF Northern New Jersey features one of the most diverse economic bases in the country and is supported by financial services, pharmaceutical, telecommunications, insurance, biotech, and electronics industries. In particular, New Jersey ranks as one of the top states for corporate headquarters by containing one of the largest concentrations of Fortune 500 companies in the United States. Additionally, Morris County was ranked the 10th wealthiest county in the United States as of 2017. In 2017, the population within a five-mile radius of the 175 Park Avenue Property was 133,782 residents, with a median household income of $120,971, which was higher than the national median household income of $59,039.

The appraiser identified five comparable office leases executed between 2015 and 2017. The comparable set had leases ranging from $27.50 to $34.49 PSF on an adjusted basis, with an average of $30.50 PSF, which is in line with Realogy’s rent of $30.48 PSF that is inclusive of the amortized TI’s.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

Comparable Office Buildings(1)
Property Name	Location	Distance from Subject	Net Rentable Area (SF)		Tenant	Sq. Ft. Leased	Rent PSF	Adjusted Rent PSF
175 Park Avenue Property	Madison, NJ	NAP	270,000	(2)	Realogy(2)	270,000(2)	30.48(3)	$30.48(3)
211 Mount Airy Road	Basking Ridge, NJ	13.4 miles	301,800		Daiichi Sankyo, Inc.	301,800	$27.50	$27.50
150 John F Kennedy Pky	Short Hills, NJ	8.1 miles	247,476		Willis of NJ	25,113	$33.00	$34.49
400 Crossing Blvd	Bridgewater, NJ	22.7 miles	300,000		Norris, McLaughlin & Marcus PA	61,584	$27.50	$28.74
210 Park Avenue	Florham Park, NJ	1.5 miles	55,000		Sherman, Wells	20,213	$28.00	$33.25
67 Whippany Road	Whippany, NJ	4.4 miles	184,960		MetLife	184,960	$28.50	$28.50
Total/Wtd. Avg.(4)			217,847			118,734	$28.90	$30.50
(1)	Source: Appraisal

(2)	Based on the underwritten rent roll.

(3)	Includes additional rent for amortized TI’s.

(4)	Total/Wtd. Avg. excludes the 175 Park Avenue Property.

Cash Flow Analysis.

Cash Flow Analysis
	2015	2016	2017	T-12 2/28/2018	U/W	U/W PSF
Gross Potential Rent(1)	$7,033,500	$7,033,500	$7,092,900	$7,112,700	$7,152,300	$26.49
Reimbursements	1,413,016	1,459,797	1,451,919	1,455,978	1,477,802	5.47
Other Income(2)	1,077,908	1,077,908	1,077,908	1,077,912	1,077,908	3.99
Less: Vacancy(3)	0	0	0	0	(485,427)	(1.80)
Effective Gross Income	$9,524,424	$9,571,205	$9,622,727	$9,646,590	$9,222,583	$34.16
Total Operating Expenses	1,615,689	1,645,281	1,654,788	1,533,245	1,678,193	6.22
Net Operating Income	$7,908,735	$7,925,924	$7,967,939	$8,113,345	$7,544,391	$27.94
TI/LC	0	0	0	0	135,000	0.50
Capital Expenditures	0	0	0	0	54,000	0.20
Net Cash Flow	$7,908,735	$7,925,924	$7,967,939	$8,113,345	$7,355,391	$27.24
(1)	U/W Gross Potential Rent is based on the Realogy NNN base rent.

(2)	Realogy is obligated to pay $1,077,908 per annum ($3.99 PSF) for the remainder of the 17-year lease term in part as a result of an amortizing tenant improvement allowance. According to the 175 Park Avenue Borrower, this structure was requested by Realogy for tax and financial purposes in order to qualify for a New Jersey tax exemption and grant.

(3)	U/W Vacancy represents 5.0% of gross income is underwritten to 5.0%. The 175 Park Avenue Property is currently 100.0% occupied by Realogy on a long-term lease, which expires in 2029.

Property Management.    The property is managed by The Hampshire Companies, LLC, an affiliate of the borrower.

Lockbox and Cash Management. The 175 Park Avenue Whole Loan is structured with a hard lockbox and in place cash management. A full excess cash sweep (a “Cash Trap Period”) will commence upon (i) an event of default, (ii) the date that is 12 months prior to the stated maturity date of the 175 Park Avenue Whole Loan, (iii) the failure by the 175 Park Avenue Borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of 1.20x, (iv) the occurrence of a Realogy Cash Trap Period (as defined below), or (v) the date on which Realogy’s senior unsecured debt rating is downgraded below “B-3” as rated by Moody’s or Realogy no longer being rated by Moody’s. A Cash Trap Period will continue until, in the case of clause (i) above, the cure of such event of default, in the case of clause (ii) above, the 175 Park Avenue Borrower has entered into one or more leases with acceptable replacement tenants that produces a debt service coverage ratio of 1.25x or greater (which lease is for a term extending at least five years beyond the stated maturity date of the 175 Park Avenue Whole Loan), in the case of clause (iii) above, the debt service coverage ratio is at least 1.25x for a period of two consecutive calendar quarters (or the 175 Park Avenue Borrower posts an acceptable letter of credit in such an amount that would have otherwise been necessary to reduce the outstanding principal amount of the 175 Park Avenue Whole Loan to achieve a debt service coverage ratio of 1.25x), in the case of clause (iv) above, a Realogy Cash Trap Period Cure (as defined below), and in the case of clause (v) above, the date the senior unsecured credit rating of Realogy is equal to or greater than “B-2” as rated by Moody’s or the date upon which the 24th consecutive monthly deposit of excess cash is made into the Realogy downgrade reserve account.

A “Realogy Cash Trap Period” will commence upon the earlier of (a) the date upon which Realogy discontinues its business or delivers written notice to the 175 Park Avenue Borrower of its intent to discontinue business at its demised premises or otherwise “goes dark”, (b) the date that the Realogy lease is surrendered, cancelled or terminated or the receipt by the 175 Park Avenue Borrower or the property manager of written notice from Realogy of its intent to surrender, cancel or terminate its lease, (c) the date upon which Realogy commits a monetary or material non-monetary default under its lease or bankruptcy action, or (d) (A) December 2028 (12 months prior to the Realogy lease expiration date) if Realogy has not renewed or extended its lease on or prior to such date or (B) the date upon which Realogy gives notice of its intention not to exercise any of its remaining renewal options. A Realogy Cash Trap Period will continue until

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

175 Park Avenue Madison, NJ 07940	Collateral Asset Summary – Loan No. 4 175 Park Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 63.0% 1.60x 8.9%

(i) in the case of clauses (a) through (d) above, the 175 Park Avenue Borrower has entered into one or more leases with acceptable replacement tenants that produces a debt service coverage ratio of 1.25x or greater (which lease(s) is for a term extending at least five years beyond the stated maturity date of the 175 Park Avenue Whole Loan), (ii) in the case of clause (a) above, the date Realogy resumes conducting its operation in its space for a period of three consecutive months, (iii) in the case of clause (c) above, the date upon which there is no monetary or material non-monetary default under the Realogy lease for a period of three months, or (iv) in the case of clause (d) above, the 175 Park Avenue Borrower has renewed or extended the Realogy lease for a net effective rental rate of not less than the net effective rental rate for the Realogy lease as of the date hereof for a term expiring not earlier than five years after the stated maturity date of the 175 Park Avenue Whole Loan, or otherwise reasonably acceptable to the lender (each of clauses (i) through (iv) above, a “Realogy Cash Trap Period Cure”).

Initial and Ongoing Reserves.

Tax Reserve. At loan origination, the borrower deposited $115,000 into a tax reserve account. On a monthly basis, the borrower is required to deposit 1/12 of the required annual taxes, which currently equates to $115,000.

Insurance Reserve. The requirement for the borrower to make monthly deposits to the insurance escrow is waived provided (i) no event of default occurs under the 175 Park Avenue Whole Loan or under the Realogy lease and (ii) an acceptable blanket insurance policy is in place.

Immediate Repairs Reserve. At loan origination, the borrower deposited $6,133 into an immediate repairs reserve account, which represents 110% of the engineer’s maintenance and repairs estimate

TI/LC Reserve. At loan origination, the borrower deposited $675,000 into a rollover reserve account. On a monthly basis, the borrower will be required to deposit $11,250 into a TI/LC reserve account if, among other things, (i) the reserve balance is less than $675,000, (iii) the debt service coverage ratio is less than 1.15x or (iii) occupancy is less than 85.0%, subject to a cap of $675,000.

Replacement Reserve. At loan origination, the borrower deposited $162,000 into a capital expenditure reserve account. On a monthly basis, the borrower will be required to deposit $4,500 into a capital expenditure if the balance of the capital expenditure reserve account is less than $162,000.

Rent Abatement Reserve. At loan origination, the borrower deposited $1,788,075 into a rent abatement reserve account equal to three months of base rent.

Current Mezzanine or Subordinate Indebtedness Permitted. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Preferred Equity. In connection with an approved transfer and assumption of the 175 Park Avenue Whole Loan, the 175 Park Avenue Borrower is permitted to obtain preferred equity, provided that, among other things, when the equity amount is combined with the balance of the 175 Park Avenue Whole Loan, (i) the combined loan-to-value is less than or equal to 75.0%, (ii) the combined net cash flow debt service coverage ratio inclusive of the annual debt service for (x) the 175 Park Avenue Whole Loan and (y) the maximum amount of payments due under the preferred equity investment in the next 12 months, is greater than or equal to 1.30x.

Letter of Credit. In connection with its lease, Realogy provided the borrower with an irrevocable $25.0 million standby letter of credit issued by JPMorgan Chase Bank, N.A. (rated A+/A3/A- by Fitch/Moody’s/S&P) as additional security for the 175 Park Avenue Whole Loan. The 175 Park Avenue Borrower granted the lender a security interest in the letter of credit. Subject to certain requirements set forth in the 175 Park Avenue Whole Loan documents and the Realogy lease, upon an event of default by Realogy under the lease, lender may draw upon the letter of credit as follows: (i) to $23.0 million at any time until December 31, 2018, (ii) up to $17.5 million at any time after January 1, 2019, (iii) up to $11.0 million at any time after January 1, 2023 and (iv) up to $4.0 million at any time after January 1, 2026. However, provided no event of default has occurred and Realogy Holdings has maintained a corporate credit rating of at least “BB” or equivalent as published by S&P or Moody’s at all times in the preceding 12 months, the letter of credit may be reduced to an amount equal to three months of then current base rent

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

(THIS PAGE INTENTIONALLY LEFT BLANK)

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

Zenith Ridge I

Floor	Tenant(s)
5	Ansys, Inc. 37,200 SF Exp. 12/2029
4	Ansys, Inc. 37,200 SF Exp. 12/2029
3	Ansys, Inc. 37,200 SF Exp. 12/2029
2	Ansys, Inc. 37,200 SF Exp. 12/2029
1	Ansys, Inc. 37,200 SF Exp. 12/2029

Zenith Ridge II

Floor	Tenant(s)
5	Ansys, Inc. 30,971 SF Exp. 12/2029
4	Langan Engineering & Environmental Services 12,261 SF Exp. 2/2021; Edgen Murray Corp. 3,404 SF Exp. 5/2022; Aladdin Food Management 7,654 SF Exp. 8/2021; Colonial Life 4,000 SF Exp. 10/2022; ECM Energy 3,379 SF Exp. 5/2022
3	RBC Capital Markets, LLC 6,637 SF Exp. 3/2022; Nicholson Construction Company 17,342 SF Exp. 1/2026; Wells Fargo Advisors, LLC 5,296 SF Exp. 8/2022
2	EQT Corp. 30,908 SF Exp. 12/2024
1	Sentric Holdings Corp. 13,334 SF Exp. 9/2021; Regus 13,814 SF Exp. 1/2025

Zenith Ridge III

Floor	Tenant(s)
5	EQT Corp. 30,000 SF Exp. 1/2031
4	EQT Corp. 30,000 SF Exp. 1/2031
3	EQT Corp. 30,000 SF Exp. 1/2031
2	EQT Corp. 30,000 SF Exp. 1/2031
1	EQT Corp. 30,000 SF Exp. 1/2031

2021-2023 | 2024-2026 | 2027+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

Mortgage Loan Information
Loan Seller:	SMF II
Loan Purpose:	Refinance
Borrower Sponsors:	James D. Scalo; John F. Scalo; Charles R. Zappala; John J. Verbanac
Borrowers:	Quattro Investment Group, L.P.; Quattro 2a, L.P.; Quattro 2b, L.P.
Original Balance(1):	$35,000,000
Cut-off Date Balance(1):	$35,000,000
% by Initial UPB:	4.9%
Interest Rate:	4.70000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2018
Maturity Date:	August 6, 2028
Amortization:	Interest Only for first 60 months; 360 months thereafter
Additional Debt(1):	$55,000,000 Pari Passu Debt
Call Protection(2):	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$30,949	$54,461
Insurance:	$0	Springing
Replacement:	$0	$6,075
TI/LC:	$0	$60,750
Outstanding TI/LC & Rent Concessions:	$2,335,949	$0

Financial Information(4)
Cut-off Date Balance / Sq. Ft.:	$185
Balloon Balance / Sq. Ft.:	$170
Cut-off Date LTV:	67.6%
Balloon LTV:	62.1%
Underwritten NOI DSCR(5):	1.68x
Underwritten NCF DSCR(5):	1.54x
Underwritten NOI Debt Yield:	10.5%
Underwritten NCF Debt Yield:	9.6%
Underwritten NOI Debt Yield at Balloon:	11.4%
Underwritten NCF Debt Yield at Balloon:	10.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Canonsburg, PA
Year Built / Renovated:	2014, 2015, 2016 / NAP
Total Sq. Ft.:	486,000
Property Management:	Burns Scalo Management LLC
Underwritten NOI:	$9,435,006
Underwritten NCF:	$8,633,106
Appraised Value:	$133,100,000
Appraisal Date:	June 25, 2018

Historical NOI
Most Recent NOI:	$9,377,045 (T-12 May 31, 2018)
2017 NOI:	$8,833,988 (December 31, 2017)
2016 NOI:	$7,657,108 (December 31, 2016)
2015 NOI(6):	NAV

Historical Occupancy
Most Recent Occupancy(7):	100.0% (July 11, 2018)
2017 Occupancy:	93.6% (December 31, 2017)
2016 Occupancy:	91.1% (December 31, 2016)
2015 Occupancy(6):	NAV

(1)	The Original Balance of $35,000,000 and Cut-off Date Balance of $35,000,000 represents the controlling Note A-1 which, together with the pari passu Notes A-2, A-3, A-4 and A-5 with an original aggregate principal balance of $55,000,000, comprise the Zenith Ridge Whole Loan (as defined below) with an aggregate original principal balance of $90,000,000. For additional information regarding the pari passu notes, see “The Loan” herein.

(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of September 6, 2018. Defeasance of the $90.0 million Zenith Ridge Whole Loan is permitted after the date that is the earlier to occur of (i) July 13, 2021 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.

(3)	See “Initial and Ongoing Reserves” herein.

(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Zenith Ridge Whole Loan.

(5)	DSCR is calculated based on the Zenith Ridge Whole Loan’s amortizing debt service payments. Based on the initial interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are equal to 2.20x and 2.01x, respectively.

(6)	The Zenith Ridge Property (as defined below) is comprised of three buildings that were completed between 2014 and 2016. As a result, 2015 NOI and 2015 Occupancy are not available.

(7)	Most Recent Occupancy includes 30,971 sq. ft. (6.4% of NRA) that is leased by the largest tenant, Ansys, Inc (“Ansys”). Ansys currently occupies 186,000 sq. ft. at the Zenith Ridge Property and is in the process of building out its additional space in the Zenith Ridge II building. According to the borrower sponsors, Ansys is expected to take occupancy of its space in November 2018. Ansys is entitled to 15 months of free rent related to its Zenith Ridge II space for which the borrowers were required to escrow at origination of the Zenith Ridge Whole Loan in an amount equal to $890,416, along with outstanding tenant improvements and leasing commissions in an aggregate amount equal to $1,445,533.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration
Ansys(4)	NR/NR/NR	216,971	44.6%	$23.14	42.1%	12/31/2029
EQT Corp.(5)	BBB-/Baa3/BBB	180,908	37.2%	$25.82	39.1%	Various
Nicholson Construction Company	NR/NR/NR	17,342	3.6%	$27.06	3.9%	1/31/2026
Regus(6)	NR/NR/NR	13,814	2.8%	$27.06	3.1%	1/31/2025
Sentric Holdings Corp.	NR/NR/NR	13,334	2.7%	$24.94	2.8%	9/30/2021
Langan Engineering & Environmental Services(7)	NR/NR/NR	12,261	2.5%	$25.62	2.6%	2/28/2021
Aladdin Food Management(8)	NR/NR/NR	7,654	1.6%	$16.13	1.0%	8/31/2021
RBC Capital Markets, LLC	NR/NR/NR	6,637	1.4%	$28.14	1.6%	3/31/2022
Wells Fargo Advisors, LLC	A+/A2/A-	6,296	1.3%	$28.01	1.5%	8/31/2022
Colonial Life	A/A2/A	4,000	0.8%	$25.38	0.9%	10/31/2022
Total Major Tenants		479,217	98.6%	$24.56	98.6%
Remaining Tenants		6,783	1.4%	$24.11	1.4%
Total Occupied Collateral		486,000	100.0%	$24.56	100.0%
Vacant		0	0.0%
Total		486,000	100.0%

(1)	Based on the underwritten rent roll dated July 11, 2018.

(2)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(3)	Includes approximately $358,484 in contractual rent steps through April 2019 and the average rent during the loan term for investment grade tenants.

(4)	Ansys occupies the entire 186,000 sq. ft. of the Zenith Ridge I building (“Zenith Ridge I”) and is currently building out its 30,971 sq. ft. suite in the Zenith Ridge II building (“Zenith Ridge II”). Ansys is expected to take occupancy of its space in Zenith Ridge II in November 2018. Ansys is entitled to 15 months of free rent related to its Zenith Ridge II space which the borrowers were required to escrow at origination of the Zenith Ridge Whole Loan in an amount equal to $890,416, along with outstanding tenant improvements and leasing commissions in an aggregate amount equal to $1,445,533. Additionally, Ansys has the one-time right to terminate its lease effective December 2025 by providing 18 months’ notice and paying all unamortized tenant improvements allowance, brokerage fees and free rent, plus an additional $761,000 estimated to total approximately $5.75 million. Ansys has two five-year renewal options plus an additional 30 month extension option at market rent for its space at Zenith Ridge I and two five-year renewal options at market rent plus an additional extension option ending August 14, 2042 at Zenith Ridge II.

(5)	EQT Corp. occupies the entire 150,000 sq. ft. Zenith Ridge III building (“Zenith Ridge III”) under a lease that expires in January 2031 and occupies another 30,908 sq. ft. in Zenith Ridge II under a lease that expires in December 2024. EQT Corp. has one ten-year lease renewal option and one five-year lease renewal option at market rent for its space at Zenith Ridge III.

(6)	Regus has two five-year renewal options at 95% of market rent.

(7)	Langan Engineering & Environmental Services has one five-year renewal option at market rent.

(8)	Aladdin Food Management has one five-year renewal option at market rent.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	3	33,249	6.8%	33,249	6.8%	$23.16	6.5%	6.5%
2022	5	23,716	4.9%	56,965	11.7%	$26.49	5.3%	11.7%
2023	0	0	0.0%	56,965	11.7%	$0.00	0.0%	11.7%
2024	1	30,908	6.4%	87,873	18.1%	$24.68	6.4%	18.1%
2025	1	13,814	2.8%	101,687	20.9%	$27.06	3.1%	21.2%
2026	1	17,342	3.6%	119,029	24.5%	$27.06	3.9%	25.2%
2027	0	0	0.0%	119,029	24.5%	$0.00	0.0%	25.2%
2028	0	0	0.0%	119,029	24.5%	$0.00	0.0%	25.2%
Thereafter	3	366,971	75.5%	486,000	100.0%	$24.33	74.8%	100.0%
Vacant	NAP	0	0.0%	486,000	100.0%	NAP	NAP
Total / Wtd. Avg.	14	486,000	100.0%			$24.56	100.0%

(1)	Based on the underwritten rent rolls dated July 11, 2018.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Includes approximately $358,484 in rent steps through April 2019 and the average rent during the loan term for investment grade tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

The Loan.    The Zenith Ridge loan (the “Zenith Ridge Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a 486,000 sq. ft. suburban office park located in Canonsburg, Pennsylvania (the “Zenith Ridge Property”). The Zenith Ridge Loan is evidenced by the controlling Note A-1, with a Cut-off Date Balance of $35.0 million, and is part of a $90.0 million whole loan that is evidenced by five promissory notes (the “Zenith Ridge Whole Loan”). The table below summarizes the promissory notes, of which the remaining notes are expected to be contributed to one or more future securitization transactions or otherwise transferred at any time. Only the Zenith Ridge Loan will be included in the CD 2018-CD7 mortgage trust.

The relationship between the holders of the Zenith Ridge Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$35,000,000	$35,000,000	CD 2018-CD7	Yes
A-2, A-3, A-4, A-5	55,000,000	55,000,000	SMF II	No
Total	$90,000,000	$90,000,000

The Zenith Ridge Whole Loan has a 10-year term and, following a five-year interest-only period, amortizes on a 30-year schedule, has a Cut-off Date Balance of $90.0 million and accrues interest at a fixed rate equal to 4.7000%. The Zenith Ridge Whole Loan proceeds were used to repay existing debt of approximately $78.8 million, fund upfront reserves of approximately $2.4 million, pay approximately $1.5 million in closing costs and return approximately $7.3 million of equity to the borrower sponsors. Based on the “As-Is” appraised value of $133.1 million as of June 25, 2018, the Cut-off Date LTV ratio is 67.6%. The most recent prior financing of the Zenith Ridge Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$90,000,000	100.0%	Loan Payoff	$78,785,911	87.5%
			Closing Costs	$1,529,631	1.7%
			Reserves	$2,366,898	2.6%
			Return of Equity	$7,317,560	8.1%
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

The Borrowers / Borrower Sponsors. The borrowers, Quattro Investment Group, L.P., Quattro 2a, L.P. and Quattro 2b, L.P., are each single purpose Pennsylvania limited partnerships structured to be bankruptcy-remote with two independent directors for each of the borrowers’ general partners. The borrowers will be comprised of 3 special purpose entities, each of which owns one of the buildings located on the Zenith Ridge Property. Each of the borrowers will be jointly and severally liable for the Zenith Ridge Whole Loan. The non-recourse carve-out guarantors are James D. Scalo, John F. Scalo, Charles R. Zappala and John J. Verbanac. James D. Scalo and John F. Scalo are principals of Burns & Scalo Real Estate Services, Inc. (“BSRES”), a commercial real estate company that engages in development, management and brokerage of commercial real estate in the Pittsburgh, Pennsylvania area. James D. Scalo is the president of BSRES, which has developed and currently manages more than 2.0 million sq. ft. of office, warehouse, flex and retail properties in western Pennsylvania. BSRES, founded in 1956, has expanded its investment and services portfolio to include commercial office structures, flex and warehouse buildings, apartments, storage facilities and built-to-suit opportunities. BSRES owns and manages several million sq. ft. of commercial real estate for both private investment and third-party owners. John F. Scalo, James D. Scalo’s brother, is chief executive officer and president of Burns & Scalo Roofing Company, Inc., an affiliate of and predecessor to BSRES. Charles R. Zappala started his career as an investment banker as one of the founding partners of RRZ, Inc., a regional investment banking firm in Pittsburgh. He has been involved in the development of seven residential projects totaling 400 units, 160,000 sq. ft. of medical research and office space and two retail shopping centers totaling 550,000 sq. ft. John J. Verbanac has extensive real estate experience and has focused on a concentration in complex, public sector oriented projects that involve public finance stacking, infrastructure and entitlement issues.

The Property. The Zenith Ridge Property is comprised of three, five-story class A office buildings located in Canonsburg, Pennsylvania, encompassing 486,000 sq. ft. Zenith Ridge I has approximately 186,000 sq. ft. and is 100.0% occupied by Ansys. Zenith Ridge II has approximately 150,000 sq. ft. and is 100.0% leased to 12 tenants. Zenith Ridge III has approximately 150,000 sq. ft. and is 100.0% occupied by EQT, Corp. The Zenith Ridge Property is located in the Southpointe Business Park, a suburban office park in the Pittsburgh area. The business park is nearly fully developed and contains approximately 4.0 million sq. ft. of office space and is currently 91.4% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

The park was developed in two phases (Southpointe I & II) with the initial phase developed in 1989 and the second phase developed approximately 10 years ago. The Zenith Ridge Property is located in Southpointe II, which features developments such as a class A multi-family property known as 1400 Main Street built in 2015, a new Holiday Inn Express and a Homewood Suites by Hilton and the Southpointe Town Center, a mixed-use development with approximately 60,000 sq. ft. of retail and restaurants. All of these developments are within walking distance of the Zenith Ridge Property.

The Zenith Ridge Property has received the LEED Core and Shell Certification and the Class G Certification and is one of three office properties in the Southpointe Business Park with that designation. The Zenith Ridge Property has the following attributes to qualify for the certification: low-flow water fixtures, energy monitoring equipment, preferred parking for “Low Emission Vehicles”, low volatile organic compound paints, which positively impact indoor air quality, high performance low emissivity coated glass and a green campus, including walking trails, fire pits and outdoor patios.

Major Tenants.

Ansys (216,971 sq. ft.; 44.6% of NRA; 42.1% of U/W Base Rent): Ansys is an American computer-aided engineering software developer headquartered at the Zenith Ridge Property. Ansys publishes engineering analysis software across a range of disciplines, including finite element analysis, structural analysis, computational fluid dynamics, explicit and implicit methods, and heat transfer. The company was founded in 1970 and has since expanded its business through a combination of organic growth and acquisitions. It currently has nearly 3,000 employees. Ansys’s 2017 revenue was approximately $1.1 billion with net income of approximately $259.3 million. In October 2014, Ansys relocated to the Zenith Ridge Property from its national headquarters at 257 Technology Drive, a 107,000 sq. ft., 20-year old building which is also in Southpointe Business Park. It initially leased the build-to-suit 186,000 sq. ft. Zenith Ridge I in October 2014. It has invested more than $1.0 million of its own money in additional build-out of the Zenith Ridge I space. It is expanding and currently building out by 30,971 sq. ft. into Zenith Ridge II to accommodate its acquisition of 3DSIM, a developer of additive manufacturing technology, and it is expected to take occupancy in November 2018. Its lease expires in December 2029 and it has two five-year extension options plus an additional 30 month extension option for the Zenith Ridge I space and two five-year extension options plus an additional extension option ending August 14, 2042 for the Zenith Ridge II space. As part of the lease terms, the tenant will receive 15 months free rent. At origination of the Zenith Ridge Whole Loan, the lender escrowed 15 months free rent ($890,416) and all outstanding tenant improvements and leasing commission obligation ($1,445,533).

EQT Corp. (180,908 sq. ft.; 37.2% of NRA; 39.1% of U/W Base Rent): EQT Corp., based in Pittsburgh, is a petroleum and natural gas exploration and pipeline transport company. EQT Corp., founded in 1888, is the leading natural gas producer in the United States based on average daily sales volume. The Zenith Ridge Property served as Rice Energy’s headquarters and in November 2017, Rice Energy was acquired by EQT Corp. for approximately $6.7 billion. The company has more than 2,000 employees. EQT Corp. had 2017 revenue of approximately $3.4 billion with net income of approximately $1.5 billion. EQT Corp.’s leases expire in January 2031 (150,000 sq. ft.) and December 2024 (30,908 sq. ft.), respectively. EQT Corp. is in the process of creating two independent energy companies by separating its "upstream" business and "midstream" business. The Zenith Ridge Property space is expected to operate as its headquarters for the company's midstream operations, which involve the transportation, storage and wholesale marketing of crude or refined petroleum products. The company is moving its existing midstream operations from downtown Pittsburgh to this location. In connection with the relocation, it is spending approximately $3.5 million on a command center to be housed within the Zenith Ridge Property. EQT Corp. has one ten-year lease renewal option and one five-year lease renewal option for the Zenith Ridge III space.

Environmental Matters. The Phase I environmental report dated July 2, 2018 recommended no further action at the Zenith Ridge Property.

The Market. The Zenith Ridge Property is located at 2200, 2400 and 2600 Ansys Drive in Canonsburg, Pennsylvania, approximately 18 miles southwest of the Pittsburgh central business district. Pittsburgh is located in the middle of the Marcellus Shale Region, which has been a significant generator of growth in the Pittsburgh metropolitan statistical area (“MSA”). The workforce is concentrated in the education and health services, trade, transportation, and utilities and professional and business services industries. Six of the corporations in the region made the 2018 Fortune 500 list, including Kraft Heinz Co., PNC Financial Services Group, PPG, U.S. Steel, Dick’s Sporting Goods and Wesco International.

The Southern Beltway is a series of new thoroughfares that are designed to facilitate travel throughout the regions surrounding Pittsburgh to the south, east, and west. Phase I of the Southern Beltway, which was completed in 2006, runs from the Pittsburgh International Airport approximately 6 miles south to U.S. Route 22. The construction of Phase II commenced in January 2017, and upon completion, this section will connect U.S. Route 22 with I-79, just north of Southpointe Business Park in Washington County. This phase will be approximately 13 miles long, and completion is scheduled for the end of 2020. The result of the Southern Beltway will be a direct connection between Washington County (including Southpointe Business Park) and the Pittsburgh International Airport.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

The developments of Southpointe I & II (collectively “Southpointe”) have created a market for Class A office space along I-79 where there was previously none. The majority of the existing buildings in Southpointe are either owner-occupied or single-tenant, build-to-suit properties. In addition, many of the existing buildings in Southpointe consist of a combination of office and warehouse space. In general, only the top-tier office buildings are considered to be competitive with the Zenith Ridge Property.

According to the appraisal, the estimated population as of year-end 2017 within a one-, three- and five-mile radius of the Zenith Ridge Property was 5,614, 32,117 and 63,326, respectively, with estimated average household income of $92,636, $99,010 and $104,935, respectively.

According to the appraisal, as of the first quarter of 2018, the Pittsburgh office market consisted of approximately 133.0 million sq. ft. of office space with an overall vacancy rate of 8.7% and an average asking rent of $21.56 PSF. As of the same period, the Washington County office submarket consisted of approximately 8.5 million sq. ft. of office space with an overall vacancy rate of 8.3% and an average asking rent of $20.78 PSF. The appraisal identified six directly comparable office properties built between 1996 and 2014 ranging in size from 62,500 to 150,000 sq. ft. Recently quoted rental rates for the comparable office properties ranged from $20.00 PSF to $24.50 PSF, with a weighted average of approximately $22.85 PSF. The appraisal concluded a vacancy rate for Ansys and EQT Corp. of 0.5% and 8.5% for the remaining tenants at the Zenith Ridge Property. The appraisal’s concluded market rent is $24.25 PSF, which is in-line with the underwritten rent at the Zenith Ridge Property of $24.56 PSF.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	T-12 5/31/2018	U/W	U/W PSF
Rents in Place(2)	$9,082,608	$10,427,320	$11,012,814	$11,934,326	$24.56
Vacant Income	0	0	0	0	0.00
Gross Potential Rent	$9,082,608	$10,427,320	$11,012,814	$11,934,326	$24.56
Total Reimbursements	159,691	353,016	398,350	857,697	1.76
Other Income	33,000	13,482	0	0	0.00
Net Rental Income	$9,275,299	$10,793,818	$11,411,164	$12,792,023	$26.32
Less: Vacancy	0	0	0	(639,601)	(1.32)
Effective Gross Income	$9,275,299	$10,793,818	$11,411,164	$12,152,422	$25.00
Total Operating Expenses	1,618,191	1,959,830	2,034,119	2,717,417	5.59
Net Operating Income(3)	$7,657,108	$8,833,988	$9,377,045	$9,435,006	$19.41
TI/LC	0	0	0	729,000	1.50
Replacement Reserves	0	0	0	72,900	0.15
Net Cash Flow	$7,657,108	$8,833,988	$9,377,045	$8,633,106	$17.76
(1)	Based on the underwritten rent roll dated July 11, 2018.

(2)	U/W Rents in Place includes approximately $358,484 in rent steps through April 2019 and the present value of rent steps for investment grade tenants.

(3)	The increase in 2016 NOI to T-12 5/31/2018 NOI is primarily due to (i) the lease-up of the Zenith Ridge Property and (ii) the inclusion of contractual rent steps totaling $358,484 through April 2019.

Property Management.   The Zenith Ridge Property is managed by Burns Scalo Management LLC, a Pennsylvania limited liability company and borrower sponsor affiliate.

Lockbox / Cash Management.  The Zenith Ridge Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Zenith Ridge Whole Loan, the borrowers were required to deliver tenant direction letters to the tenants directing such tenants to pay all rents into a lockbox account. Upon the occurrence and during the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Zenith Ridge Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Zenith Ridge Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Zenith Ridge Whole Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

Notwithstanding the foregoing, if a Trigger Period is a Key Tenant Trigger Period (as defined below), (A) all excess cash flow will be transferred to a reserve for re-tenanting the Key Tenant’s leased space (the “Key Tenant Space Reserve”) and (B) upon the occurrence of a Key Tenant Trigger Period Cure (as defined below), (1) if any Trigger Period then exists, all amounts remaining in the Key Tenant Space Reserve will be transferred to an excess cash flow reserve as additional collateral for the Zenith Ridge Whole Loan and (2) if no other Trigger Period then exists, all amounts remaining in the Key Tenant Space Reserve will be released to the borrowers.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Zenith Ridge Whole Loan documents, (ii) the debt service coverage ratio falling below 1.15x and (iii) the occurrence of a Key Tenant Trigger Period; and (B) expiring upon (w) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure of such event of default, (x) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters and (y) with regard to any Trigger Period commenced in connection with clause (A)(iii) above, a Key Tenant Trigger Period Cure.

A “Key Tenant Trigger Event” means the occurrence of one or more of the following: (A) any Key Tenant (as defined below) defaults beyond any applicable cure or grace period under the Key Tenant Lease (as defined below); (B) any Key Tenant delivers notice to the borrowers of its intention to vacate and/or vacates all or any portion of its space leased under a Key Tenant Lease; (C) any termination, cancellation or assignment of any related Key Tenant Lease and/or any Key Tenant Lease failing to otherwise be in full force and effect; (D) any Key Tenant ceases to conduct its normal business operations at the applicable leased space and/or "goes dark" (or the delivery of notice that it intends to cease to conduct its normal business operations at its space leased under a Key Tenant Lease and/ or "go dark"); (E) any Key Tenant becomes the subject of (x) a voluntary bankruptcy or insolvency proceeding or (y) an involuntary bankruptcy or insolvency proceeding; (F) any Key Tenant subleases all or any portion of its space leased under a Key Tenant Lease; or (G) any Key Tenant failing to expressly extend or renew in writing the applicable Key Tenant Lease on or before the date that is 18 months prior to the then current lease expiration date for a term of at least five years and on terms satisfactory to the lender.

A “Key Tenant Trigger Event Cure” means the occurrence of the following, as applicable: (1) with respect to a Key Tenant Trigger Event described in clause (A) in the definition of Key Tenant Trigger Event, (i) the applicable Key Tenant has waived or cured such default and (ii) the lender has received an estoppel; (2) with respect to a Key Tenant Trigger Event described in clause (B) in the definition of Key Tenant Trigger Event, (x) the Key Tenant delivers written notice to the borrowers revoking its intention to vacate all or any portion of the related space, (y) the Key Tenant is occupying the related space and open for business for at least two consecutive calendar quarters and (z) the lender has received an estoppel; (3) with respect to a Key Tenant Trigger Event described in clause (C) in the definition of Key Tenant Trigger Event, (x) (i) the Key Tenant delivers written notice to the borrowers revoking its termination or cancellation of the Key Tenant Lease and/or (ii) the Key Tenant delivers written notice to the borrowers revoking its assignment of the Key Tenant Lease, (y) the Key Tenant is occupying the related space and open for business for at least two consecutive calendar quarters and (z) the lender has received an estoppel; (4) with respect to a Key Tenant Trigger Event described in clause (D) in the definition of Key Tenant Trigger Event, (x) (i) the Key Tenant is occupying the related space and open for business for at least two consecutive calendar quarters and (ii) the Key Tenant revokes such notice (if applicable) and (y) the lender has received an estoppel; (5) with respect to a Key Tenant Trigger Event described in clause (E) in the definition of Key Tenant Trigger Event, (x) the Key Tenant Lease has been assumed by the Key Tenant, such assumption has been approved by the appropriate bankruptcy court and the Key Tenant is no longer involved in any bankruptcy or insolvency proceeding and (y) the lender has received an estoppel; (6) with respect to a Key Tenant Trigger Event described in clause (F) in the definition of Key Tenant Trigger Event, (x) the Key Tenant delivers written notice to the borrowers revoking its sublease of its leased space, (y) the Key Tenant is occupying all of the leased space and open for business for at least two consecutive calendar quarters and (z) the lender has received an estoppel; (7) with respect to a Key Tenant Trigger Event described in clause (G) in the definition of Key Tenant Trigger Event, execution of an Approved Lease Extension; or (8) with respect to a Key Tenant Trigger Event described in clauses (A) through (G) in the definition of Key Tenant Trigger Event, upon the occurrence of a Replacement Tenant Cure (as defined below).

A “Key Tenant” means Ansys and/or EQT Corp. (or any replacement tenant of either).

A “Key Tenant Lease” means (i) for Ansys, the lease for 186,000 sq. ft. at Zenith Ridge I with a current lease expiration date of December 31, 2029 and (ii) for EQT Corp., the lease for 150,000 sq. ft. at Zenith Ridge III with a current lease expiration date of January 31, 2031. For the avoidance of doubt, neither Key Tenant Lease applies to any space leased within Zenith Ridge II.

A “Replacement Tenant Cure” means (i) the full execution, delivery and commencement of a replacement lease for a term of at least five years for the entirety of the related space, (ii) the term of such replacement lease has commenced and such replacement tenant has commenced it normal operations and is paying full, unabated rent without any offset rights or rent credits for at least two consecutive calendar quarters, and (iii) the borrowers have paid in full any outstanding landlord obligations for tenant improvements, leasing expenses, or otherwise.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

2200, 2400 and 2600 Ansys Drive Canonsburg, PA 15317	Collateral Asset Summary – Loan No. 5 Zenith Ridge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 67.6% 1.54x 10.5%

Initial and Ongoing Reserves.    At loan origination, the borrowers deposited (i) $30,949 into a tax reserve account, $1,445,533 into an account for outstanding tenant improvements and leasing commissions related to Ansys and $890,416 into an account for free rent related to Ansys at Zenith Ridge II.

Tax Reserve.  The borrowers are required to make monthly deposits into the real estate tax reserve in the amount of 1/12 of annual estimated real estate taxes, which currently equates to $54,461.

Insurance Reserve. Insurance escrows are waived so long as the Zenith Ridge Property is covered by an acceptable blanket policy (which is currently maintained). If such condition is no longer satisfied, on each due date, the borrowers will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Reserve. The borrowers are required to make monthly deposits equal to $6,075 into a replacement reserve account.

TI/LC Reserve. The borrowers are required to make monthly deposits equal to $60,750 into a tenant improvements and leasing commissions account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	LCN North American Fund II REIT
Borrower:	LCN BCI Wooster (Multi) LLC
Original Balance:	$32,830,000
Cut-off Date Balance:	$32,830,000
% by Initial UPB:	4.6%
Interest Rate:	5.0050%
Payment Date:	6th of each month
First Payment Date:	August 6, 2018
Maturity Date:	July 6, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection(1):	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
Lease Sweep Reserve:	$0	Springing
Quarterly Rent Reserve	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$40
Balloon Balance / Sq. Ft.:	$40
Cut-off Date LTV:	63.0%
Balloon LTV:	63.0%
Underwritten NOI DSCR:	1.86x
Underwritten NCF DSCR:	1.71x
Underwritten NOI Debt Yield:	9.4%
Underwritten NCF Debt Yield:	8.7%
Underwritten NOI Debt Yield at Balloon:	9.4%
Underwritten NCF Debt Yield at Balloon:	8.7%

Property Information
Single Asset / Portfolio:	Portfolio of 6 Properties
Property Type:	Warehouse/Manufacturing Industrial
Collateral:	Fee Simple
Location(3):	Various
Year Built / Renovated(3):	Various
Total Sq. Ft.:	826,283
Property Management:	Self-managed
Underwritten NOI:	$3,100,530
Underwritten NCF:	$2,854,958
Appraised Value(4):	$52,100,000
Appraisal Date:	June 15, 2018

Historical NOI(5)
Most Recent NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (August 6, 2018)
2017 Occupancy:	100.0% (December 31, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
(1)	See “Partial Release” herein.

(2)	See “Initial and Ongoing Reserves” herein.

(3)	See “The Properties” herein.

(4)	The Appraised Value represents the “as-is portfolio value” conclusion, which includes a portfolio premium of $210,000 over the aggregate “as-is” appraised values of the portfolio properties if sold together on a bulk basis. The aggregate of the “as-is” appraised values on a stand-alone basis is $51,890,000, which results in a Cut-off Date LTV and Balloon LTV of 63.3%.

(5)	Historical NOI information is not available because the Buckeye Corrugated Properties (as defined below) were owned and operated by Buckeye Corrugated, the sole tenant, for 4 to 30 years at each of the Buckeye Corrugated Properties prior to the execution of a new 20-year lease as part of a sale-leaseback in June 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

Property Summary
Property Name	Location	Sq. Ft.	Year Built	Clear Height (inches)	Loading Docks	Truck Trailer Parking	Car Parking	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)
Buckeye Division	Wooster, OH	223,592	1997	27-32	26	42	124	$8,900,000	27.1%	$14,790,000
All-Size Division	West Hempfield Township, PA	166,970	2013	22-28	15	0	172	$6,600,000	20.1%	$10,300,000
Tennessee Division	Loudon, TN	155,721	2012	28	14	7	104	$6,200,000	18.9%	$9,600,000
Kock Division	Victor, NY	114,000	1988	24	17	14	84	$4,510,000	13.7%	$7,000,000
Cra-Wal Division	Indianapolis, IN	96,000	1971	16-18	9	11	60	$3,810,000	11.6%	$5,900,000
Dakota Division	Sioux Falls, SD	70,000	1985	20	12	0	35	$2,810,000	8.6%	$4,300,000
Total / Average		826,283						$32,830,000	100.0%	$52,100,000
(1)	The Appraised Value is based on the “as-is portfolio” value conclusion, which includes a portfolio premium of $210,000 to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $51,890,000.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Buckeye Corrugated(1)	NR/NR/NR	826,283	100.0%	$4.00	100.0%	6/15/2038
Total Occupied Collateral		826,283	100.0%	$4.00	100.0%
Vacant		0	0.0%
Total		826,283	100.0%

(1)	Buckeye Corrugated has four, five-year extension options and no termination options.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2028	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	826,283	100.0%	826,283	100.0%	$4.00	100.0%	100.0%
Vacant	NAP	0	0.0%			NAP	NAP
Total / Wtd. Avg.	1	826,283	100.0%			$4.00	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

The Loan.    The Buckeye Corrugated loan (the “Buckeye Corrugated Loan”) is a fixed rate loan secured by the borrower’s fee interest in a 826,283 sq. ft. portfolio of six warehouse/manufacturing facilities that are 100.0% occupied by Buckeye Corrugated, a designer and manufacturer of corrugated packaging and displays and the sole tenant at each of the portfolio properties, pursuant to a new, 20-year triple-net (“NNN”) lease (the “Buckeye Lease”). The Buckeye Corrugated properties (‘Buckeye Corrugated Properties”) have been occupied by Buckeye Corrugated for 14.5 years on average and represent mission critical manufacturing and design facilities located across a geographically diverse footprint within six states concentrated in the eastern half of the United States.

The Buckeye Corrugated Loan, with an original principal balance of $32.83 million, has a 10-year initial term and is interest-only for its entire term. The Buckeye Corrugated Loan accrues interest at a fixed annual rate equal to 5.0050%. The Buckeye Corrugated Loan proceeds were used to finance the acquisition of the sale-leaseback and pay closing costs. Based on the “as portfolio” appraised value of $52.1 million as of June 15, 2018, the Loan Cut-off Date LTV Ratio is 63.0%. The aggregate of the “as-is” appraised values on a stand-alone basis is $51,890,000, which results in a Cut-off Date LTV and Balloon LTV of 63.3%. The most recent prior financing of Buckeye Corrugated Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$32,830,000	64.3%	Purchase Price	$50,500,000	98.8%
Borrower Sponsor Equity	$18,265,098	35.7%	Closing Costs	$595,098	1.2%
Total Sources	$51,095,098	100.0%	Total Uses	$51,095,098	100.0%

The Borrower / Sponsor.    The borrower is LCN BCI Wooster (Multi) LLC, a Delaware limited liability company structured to be a bankruptcy remote entity with one independent director in its organizational structure. The loan sponsor and nonrecourse carveout guarantor is LCN North American Fund II REIT, a fund of LCN Capital Partners (“LCN”).

LCN specializes in sale-leaseback, built-to-suit and select net lease investments that range from $20 million to $200 million across North America and Europe. Since its founding in 2011, LCN has raised over $1.2 billion in discretionary equity capital committed and owns over $2 billion in real estate assets.

The Properties. The Buckeye Corrugated Properties include six industrial facilities across six states including Indiana, New York, Ohio, Pennsylvania, South Dakota and Tennessee. The Buckeye Corrugated Properties are fully leased to Buckeye Corrugated, a designer and manufacturer of corrugated packaging and displays. The Buckeye Corrugated Properties were built between 1971 and 2013 and occupied by Buckeye Corrugated for an average of 14.5 years prior to the sale leaseback to the borrower sponsor at loan origination. Each of the Buckeye Corrugated Properties feature warehouse build out and required tenant investment of approximately $9 million to $12 million for specialized equipment at each of the properties to become operational, according to Buckeye Corrugated management team. In addition, over the last five years, the tenant invested approximately $12.5 million into the Buckeye Corrugated as illustrated below:

Capital Improvements 2012-2017
	Year Built	Years Tenant Occupied	Capital Improvements
Buckeye Division	1997	21	$169,193
All-Size Division	2013	4	$8,987,904
Tennessee Division	2012	6	$160,155
Kock Division	1988	30	$446,188
Cra-Wal Division	1971	21	$108,667
Dakota Division	1985	5	$2,582,872
Average/Total		14.5	$12,454,979

Each of the Buckeye Corrugated Properties are mission critical, strategically-positioned facilities. Each facility operates on a standalone basis, serving an approximately 300-mile radius of customers. According to the sponsor, the locations are positioned far enough apart to service their own customer bases, while offering the flexibility to take on additional work from other Buckeye Corrugated locations if needed.

In order to increase capacity, Buckeye Corrugated has the right under the Buckeye Lease to expand the footprint of each of the Buckeye Corrugated Properties pursuant to plans and budgets that are subject to approval by the borrower and lender (each, a “Buckeye Expansion”); provided the aggregate amount of square footage of all expansions under construction at any one time at the Buckeye Corrugated Properties does not exceed 30% of the total square footage of the Buckeye Corrugated Properties. Per the absolute NNN lease, Buckeye Corrugated has the option to either (i) fund all its improvements with their own equity or (ii) fund all its improvements with their own equity in the first instance and then seek reimbursement for such costs from borrower. If Buckeye Corrugate chooses to seek reimbursement from borrower for such costs, borrower is required to provide such reimbursement and, thereafter, the rent due under the Buckeye Lease will increase by an amount equal to (x) the cost to complete the applicable expansion multiplied by (y) 4.25% plus the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

then-current treasury rate. Moreover, construction associated with the Buckeye Corrugated Properties will not disrupt their on-going operations. One of these proposals for the Buckeye Division property has been approved, and is expected to begin in late 2018/ early 2019.

The Buckeye Corrugated loan documents provide that if the estimated cost to complete a Buckeye Expansion (taking into consideration all other Buckeye Expansions then continuing at the Buckeye Corrugated Properties) exceeds the alteration threshold (3.5% of the allocated loan amount of the Buckeye Corrugated Property in question) for the property where the Buckeye Expansion in question is located, borrower must seek lender’s reasonable prior approval. Lender’s approval of such Buckeye Expansion will be conditioned upon (i) lender’s determination that the borrower or Buckeye Corrugate have satisfied all of the “material alteration” provisions of the loan agreement (which will include, among other things, a requirement that borrower post security with lender in an amount equal to the cost of the Buckeye Expansion in question if (x) borrower will be required to reimburse Buckeye Corrugated for all or any portion of the cost of such Buckeye Expansion or (y) as may be required by lender to the extent the aggregate amount of square footage under construction in connection with Buckeye Expansions at the Buckeye Corrugated Properties at such time exceeds 30%, (ii) lender’s determination that the Buckeye Expansion will be performed in accordance with the terms and provisions of the Buckeye Lease and (iii) borrower’s confirmation to lender that the rent due under the Buckeye Lease with respect to the original demised premises (both during and after the construction of the Buckeye Expansion) will not be abated or reduced.

The Tenant. Buckeye Corrugated, founded in 1958 and is privately-held. Buckeye Corrugated currently operates out of thirteen facilities in eight states including nine manufacturing plants, two distribution centers, a fulfillment center and the corporate headquarters. Six of its nine corrugated manufacturing facilities are part of the Buckeye Corrugated and are independently managed to supply a diverse range of customers with custom-designed corrugated packaging, product displays, and point-of-sale packaging. Buckeye Corrugated’s top customers include International Paper and High Falls Brewery, and no customer makes up more than 10% of Buckeye Corrugated’s revenues.

Buckeye Corrugated’s revenues grew more than 42.8% to approximately $260.9 million from 2013 to 2016, as a result of both organic growth and strategic acquisitions. Revenues grew an additional 9.2% to approximately $285.0 million in 2017, with 2.5% of further revenue growth in 2018 that management is projecting. Buckeye Corrugated has estimated the fair market value of their common stock to be worth approximately $182.7 million as of December 31, 2017.

At origination, Buckeye Corrugated entered into a unilateral lease of $4.00 PSF per year with 2.00% annual increases across the Buckeye Corrugated Properties. The lease directly with Buckeye Corrugated, provides four five-year extension options upon lease maturity in June 2038, does not have any termination options and as part of the absolute NNN nature of the lease, Buckeye Corrugated is responsible for the payment of all taxes, insurance, utilities, maintenance and repair.

Environmental Matters. The Phase I environmental reports, dated between April 6, 2018 and April 10, 2018, recommended no further action at the Buckeye Corrugated Properties.

The Market. Buckeye Corrugated Industrial Properties are located in a mix of secondary and tertiary industrial markets, which were selected by Buckeye Corrugated senior leadership for their access to deep skilled labor pools, proximity to logistics corridors, and nearness to Buckeye Corrugated customers according to the sponsor. The Buckeye Corrugated Industrial Properties are within tight industrial markets that report less vacancy rates below 6.0%.

Market Summary
Property Name	Location	Sq. Ft.	% of Allocated Loan Amount	5 Mile Radius 2017 Population	5 Mile Radius Household Growth	5 Mile Radius Household Income
Buckeye Division	Wooster, OH	223,592	27.1%	39,410	1.25%	$48,670
All-Size Division	West Hempfield Township, PA	166,970	20.1%	67,599	3.11%	$67,573
Tennessee Division	Loudon, TN	155,721	18.9%	11,766	3.18%	$42,341
Kock Division	Victor, NY	114,000	13.7%	34,552	0.77%	$109,622
Cra-Wal Division	Indianapolis, IN	96,000	11.6%	96,680	3.33%	$41,932
Dakota Division	Sioux Falls, SD	70,000	8.6%	80,156	5.89%	$46,024
Total / Average		826,283	100.0%

Buckeye Division – Wooster, Ohio (27.1% of Allocated Loan Amount (“ALA”)): Buckeye Division is located in Wooster, Ohio, in northeastern Ohio, approximately 60 miles southwest of Cleveland and 35 miles west of Akron and Canton, within Wayne County. The region is home to international technology and R&D manufacturing companies including J.M. Smucker, Cleveland Clinic, Scotts, JLG, Morton Salt, Luk, Wooster Brush, Gerstenslager, Purina and Pepsico, as well as local manufacturing companies. According to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

appraisal, total industrial inventory within Wayne County as of first quarter 2018 was approximately 10.0 million sq. ft. with vacancy levels ranging from 1.6% to 3.1% and rents ranging from $3.17 PSF to $4.10 since 2015.

All-Size Division – West Hempfield Township, Pennsylvania (20.1% ALA): All-Size Division is located in West Hempfield, Pennsylvania within Lancaster County in Central Pennsylvania within a distribution corridor. According to the appraisal, total inventory within the Lancaster County industrial submarket is over 56.3 million sq. ft. of existing industrial space. At the end of the first quarter of 2018, the overall vacancy in the Lancaster County industrial real estate market, among those buildings was 1.7% and an asking rental rate of $4.66 PSF. Additionally, the Lancaster County vacancy levels have ranged between 1.7% and 2.5% with rents ranging $4.56 PSF to $5.03 PSF over the last five years according to the appraisal.

Tennessee Division – Loudon, Tennessee (18.9% ALA): Tennessee Division is located in Loudon, Tennessee, in the eastern part of the state within Loudon County within the Knoxville metropolitan statistical area (“MSA”). Loudon County is situated at the intersection of interstates I-40 and I-75. Low business costs and a strategic location have attracted many national companies to open facilities in Knoxville MSA according to the appraisal, including Honda, 3M, and Newell Rubbermaid. Construction activity has been limited, and vacancies are close to historical lows, reported at 3.4% as of the first quarter according to the appraisal. Rent growth has been solid and above the historical average at $5.51 PSF.

Kock Division – Victor, New York (13.7% ALA): Kock Division is located in Victor, New York, in northwestern New York’s Ontario County and approximately 16 miles south of Rochester New York. The county benefits from a low labor cost and high percentage of skilled and professional-level workers from the area’s colleges located within an hour’s drive, including the University of Rochester, Syracuse University, Cornell University and Rochester Institute of Technology. Higher education institutions within the county include Hobart and William Smith Colleges, Finger Lakes Community College and Cornell University’s New York State Agricultural Experiment Station. According to the appraisal, Kock Division property is located in the Southeast submarket of the overall Rochester Industrial market. The Rochester Industrial market ended the first quarter of 2018 with a vacancy rate of 5.5% and rental rates at $5.49 PSF. The Southeast industrial submarket had an inventory of approximately 7.7 million sq. ft. and a vacancy of 9.6% and rental rate of $6.04 PSF according to the appraisal for the first quarter of 2018.

Cra-Wal Division – Indianapolis, Indiana (11.6% ALA): Cra-Wal Division is located in Indianapolis, Indiana, approximately 8.0 miles from Downtown Indianapolis. The Indianapolis economy achieved a record-breaking year for economic development, according to the Indiana Economic Development Corporation. Real gross metro product is predicted to have an average annual growth of 3.2% spanning 2017 through 2019, up from 1.7% from 2014 to 2016 and the manufacturing sector is a key contributor to that growth according to the appraiser. The Cra-Wal Division property benefits from its location, within 0.25 miles from I-465 and 3.0 miles from I-70, which facilitate access throughout the region. According to the appraisal, the Cra-Wal Division is located within the Southwest County submarket of the Indianapolis industrial market. As of the first quarter 2018, the Indianapolis industrial market had an inventory of approximately 74.8 million sq. ft. and reported a vacancy of 5.9% and rental rate of $3.75 PSF according to the appraisal.

Dakota Division – Sioux Falls, South Dakota (8.6% ALA): Dakota Division is located in Sioux Falls, South Dakota. Sioux Falls has small to mid-size manufacturing operations and is also a regional transportation hub with two interstate highways including I-29 and I-90. The location in Sioux Falls allows access to regional markets such as Chicago, Minneapolis, Milwaukee, Kansas City, Omaha, and Des Moines with approximately 50 million customers reachable within a day’s drive (600 miles). According to the appraisal, the Dakota Division is located within the Sioux Falls industrial and warehouse market, which has approximately 9.7 million sq. ft. and reported a vacancy of 2.8% and rent of $5.62 PSF as of the second quarter of 2018.

Cash Flow Analysis.

Cash Flow Analysis
	Budget	U/W	U/W PSF
Base Rent(1)	$3,305,132	$3,371,235	$4.08
Potential Income from Vacant Space	0	0	$0.00
Total Reimbursement Revenue	0	395,706	$0.48
Less: Vacancy and Credit Loss(2)	0	(188,347)	($0.23)
Effective Gross Income	$3,305,132	$3,578,594	$4.33
Total Expenses(3)	$0	$478,064	$0.58
Net Operating Income	$3,305,132	$3,100,530	$3.75
TI/LC	0	121,629	$0.15
Capital Expenditures	0	123,942	$0.15
Net Cash Flow	$3,305,132	$2,854,958	$3.46
(1)	U/W Base Rent includes $66,103 for a contractual rent step through June 2019.

(2)	U/W Vacancy is 5.0%.

(3)	Total Expenses includes a fully recoverable tax expense estimate and an unrecoverable 3.0% management fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

Property Management.   The Buckeye Corrugated Properties are self-managed by Buckeye Corrugated under the Buckeye Corrugated Lease.

Lockbox / Cash Management.     The Buckeye Corrugated Loan is structured with a hard lockbox and in-place cash management. The related borrower is required to cause all rents to be deposited directly into the lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within two business days following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves and budgeted monthly operating expenses. Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the Buckeye Corrugated Loan documents. If a Trigger Period is continuing (and no Lease Sweep Period (defined below) is continuing), excess cash in the deposit account will be transferred to an account held by the lender as additional collateral for the Buckeye Corrugated Loan.

A “Trigger Period” occurs on the date that any of the following has occurred: (i) any event of default, (ii) the date that the debt service coverage ratio, as calculated in the loan documents at the end of each calendar quarter, falls below 1.20x and (iii) the commencement of a Lease Sweep Period (as defined below).

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, upon the achievement of a debt service coverage ratio of 1.25x or greater for one calendar quarter and (c) with respect to clause (iii), such Lease Sweep Period has ended pursuant to the terms of the Buckeye Corrugated Loan documents.

A “Lease Sweep Period” commences upon the first monthly payment date following the occurrence of any of the following (a) upon the date required under the Sweep Lease (as defined below) by which the Sweep Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease (or any material portion thereof) or upon borrower’s receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease (or any material portion thereof); (c) if a Sweep Tenant has ceased operating its business at two or more of the Buckeye Corrugated Properties (i.e., “goes dark”) (other than in connection with a Permitted Go Dark Event (defined below); (d) upon a monetary or material non-monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period or (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent.

A “Lease Sweep Period” ends (1) in the case of clauses (a), (b) or (c) above, the Buckeye Corrugated Properties (or applicable portion thereof) have been leased pursuant to one or more “qualified leases” (as such term is defined in the Buckeye Corrugate loan documents) and, in lender’s reasonable judgment, sufficient funds have accumulated in the lease sweep reserve account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved leasing expenses, free rent periods and/or rent abatement periods set forth in all such “Qualified Leases” and any shortfalls in required payments under the loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Qualified Leases, (2) in the case of clause (a) above, the date on which the Sweep Tenant exercises its renewal option and in lender’s reasonable judgment, sufficient funds have accumulated in the lease sweep reserve account (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved leasing expenses, free rent periods and/or rent abatement periods in connection with such renewal or extension, (3) in the case of clause (c) above, either (x) funds in an amount equal to the applicable Go Dark Event Sweep Cap (defined below) have accumulated in the lease sweep reserve account or (y) borrower has delivered an acceptable letter of credit to lender with a face amount equal to the applicable Go Dark Event Sweep Cap, (4) in the case of clause (d) above, the date on which the subject default has been cured and (5) in the case of clause (e) above, the applicable bankruptcy has terminated and the applicable Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to lender.

“Sweep Lease” means the lease with Buckeye Corrugated and any replacement lease covering a majority of the space currently demised under such lease.

“Sweep Tenant” means any tenant under a Sweep Lease.

“Go Dark Event Sweep Cap” means (x) if the Go Dark Event in question has occurred at two Buckeye Corrugated Properties, an amount equal to the rent (which includes fixed rent plus any additional rent (as such term is defined in the Buckeye Lease) due to borrower during such period) allocated to such Buckeye Corrugated Properties due under the applicable Sweep Lease for the twelve months following the date of such Go Dark Event and (y) if the Go Dark Event in question has occurred at more than two Buckeye Corrugated Properties, an amount equal to the full rent for all Buckeye Corrugated Properties subject to the Sweep Lease (which includes fixed rent plus any additional rent (as such term is defined in the Buckeye Lease) due to borrower during such period) due under the Sweep Lease in question for the twelve months following the date of such Go Dark Event.

“Permitted Go Dark Event” means that the Sweep Tenant has temporarily vacated the Sweep Tenant space, for a period of no longer than ninety days, in order to perform renovations or upgrades to such Sweep Tenant space or to complete restoration work following a Casualty.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 6 Buckeye Corrugated	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,830,000 63.0% 1.71x 9.4%

Initial and Ongoing Reserves.

Tax Reserves. Tax escrows are waived so long as (i) no Trigger Period is continuing, (ii) Buckeye Corrugated is obligated to pay (and is paying) all real estate taxes directly to the applicable Governmental Authority, and (iii) the Buckeye Lease remains in full force and effect and no event of default beyond the expiration of any applicable notice and cure period is continuing thereunder. If such conditions are no longer satisfied, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve.

Insurance Reserves. Insurance escrows are waived so long as (i) no Trigger Period is continuing, (ii) Buckeye Corrugated is obligated to obtain and pay for (and is paying for) all insurance coverages required under the Buckeye Corrugated loan documents, and (iii) the Buckeye Lease remains in full force and effect and no event of default beyond the expiration of any applicable notice and cure period is continuing thereunder. If such conditions are no longer satisfied, on each due date, the borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Reserves. On a monthly basis, during the continuance of (i) a Lease Sweep Period or (ii) any period when the entirety of the Buckeye Corrugated Properties are not leased pursuant to the Buckeye Lease or a replacement NNN lease which, in either case, requires such tenant to pay for all capital expenditures at the property, the borrower is required to escrow an amount equal to approximately $10,329 into a capital expenditure reserve.

Quarterly Rent Reserve. For so long as Buckeye Corrugated pays rent to borrower on a quarterly basis, lender will maintain a reserve account to hold the full quarterly rent payment. One-third of such quarterly rent payment is required to be released from the reserve each month and applied to the payment of the monthly amounts due under the loan documents, with the excess being disbursed to borrower (provided no Trigger Event is then continuing).

Current Mezzanine Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Property Releases. None

Property Substitution. After the expiration of the lockout period, but no later than the ninth year of the loan term, the borrower may obtain, from time to time, a release of one or more individual properties from the lien of the mortgage and the related loan documents to an unaffiliated third-party by substituting therefor another fee-owned property of like kind and quality acquired by the borrower, subject to the terms and conditions set forth in the loan documents, including but not limited to: (i) no event of default exists at the time of the substitution; (ii) the aggregate of the allocated portions of the loan related to the properties released does not exceed more than $9,849,000; (iii) the fair market value based on a satisfactory appraisal of the substitute property is not less than the greater of (A) the fair market value of the release property at loan origination and (B) the fair market value of the release property at substitution; (iv) the rent paid at the substitute property is not greater than market rent as determined in the appraisal; (v) the underwritten net cash flow after substitution is not less than the underwritten net cash flow before substitution; (vi) the aggregate DSCR after giving effect to such substitution is at least the greater of (x) 1.42x and (y) the aggregate DSCR immediately prior to such substitution; (vii) lender receives written confirmation from the rating agencies that such substitution does not result in a qualification, downgrade or withdrawal of the then current ratings assigned to the securities issued pursuant to a securitization of the loan; (viii) borrower delivers satisfactory evidence of insurance with respect to the substitute property; (ix) borrower delivers certain customary legal opinions from counsel concluding that the tax qualification and status of any REMIC holding the loan will not be adversely affected or impaired as a result of the substitution; (x) the borrower has provided to lender industry standard property due diligence material (including environmental report, property condition report, survey, title, zoning report, certificate of occupancy, searches, leases, estoppel certificates, etc.) reasonably satisfactory to lender; (xi) the number of properties remaining under the loan after giving effect to the substitution must not be less than prior to the substitution; (xii) borrower will have paid lender a substitution fee equal to $25,000 per substitution; (xiii) the Buckeye Lease is amended to surrender the space leased to Buckeye Corrugated at the release property and either (A) the substitute property is leased entirely to Buckeye Corrugated pursuant to a NNN lease that is substantially similar to the Buckeye Lease or (B) the Buckeye Lease is amended to add such substitute property; (xiv) lender’s receipt of operating statements and financial statements with respect to the substitute property; (xv) borrower and sponsor have executed and delivered such customary, commercially reasonable loan documentation, opinions, organizational documents and agreements reasonably satisfactory to lender; (xvi) the substitute property is a fee interest and not a leasehold interest; (xvii) the lease expiration of the tenant at the substitute property is not prior to the lease expiration of the tenant at the release property; and (xviii) borrower will have paid all fees of servicer and any reasonable and actual third party out-of-pocket costs and expenses incurred by lender and/or servicer in connection with any such substitution (including reasonable attorneys’ fees).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

(THIS PAGE INTENTIONALLY LEFT BLANK)

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

Mortgage Loan Information
Loan Seller:	SMF II
Loan Purpose:	Acquisition
Borrower Sponsors:	Bart C. Warner; BCW-B9, LLC
Borrowers:	HCRE Cent12 Owner LLC; Truckpro Cent12 1031 LLC; B.C. Warner Inv. Cent12 1031 LLC
Original Balance:	$32,700,000
Cut-off Date Balance:	$32,700,000
% by Initial UPB:	4.6%
Interest Rate:	5.00000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2018
Maturity Date:	August 6, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(91), O(5)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	$43,098
Insurance:	$14,111	$4,704
Replacement:	$0	$1,964
TI/LC:	$0	$39,277
Other:	$10,322,952	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$139
Balloon Balance / Sq. Ft.:	$139
Cut-off Date LTV(2):	60.7%
Balloon LTV(2):	60.7%
Underwritten NOI DSCR:	2.34x
Underwritten NCF DSCR:	2.14x
Underwritten NOI Debt Yield:	11.8%
Underwritten NCF Debt Yield:	10.8%
Underwritten NOI Debt Yield at Balloon:	11.8%
Underwritten NCF Debt Yield at Balloon:	10.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Tacoma, WA
Year Built / Renovated:	1986 / NAP
Total Sq. Ft.:	235,661
Property Management:	Proequity Asset Management Corporation
Underwritten NOI(3):	$3,870,782
Underwritten NCF:	$3,547,926
Appraised Value(2):	$53,870,000
Appraisal Date(2):	May 3, 2018

Historical NOI
Most Recent NOI(3):	$2,603,153 (T-12 March 30, 2018)
2017 NOI:	$2,586,719 (December 31, 2017)
2016 NOI:	$2,600,982 (December 31, 2016)
2015 NOI(4):	NAV

Historical Occupancy
Most Recent Occupancy(5):	95.9% (July 2, 2018)
2017 Occupancy:	87.3% (December 31, 2017)
2016 Occupancy:	79.3% (December 31, 2016)
2015 Occupancy:	79.3% (December 31, 2015)
(1)	See “Initial and Ongoing Reserves” herein.
(2)	The Appraised Value of $53,870,000 represents the “hypothetical as-is" value, which assumes that the outstanding tenant improvements, leasing commissions and planned capital expenditures at a cost of approximately $9,950,000 have been completed as of May 3, 2018. At origination, the borrowers deposited approximately $10,322,952 for outstanding tenant improvements, leasing commissions, planned capital expenditures and rent concessions. The “as-is” appraised value as of May 3, 2018 is $35,000,000, which results in both a Cut-Off Date LTV and Balloon LTV of 93.4%.
(3)	The increase in Most Recent NOI to Underwritten NOI is primarily due to (i) two recently executed leases totaling approximately 16.6% of NRA and $905,973 of underwritten base rent and (ii) the inclusion of contractual rent steps totaling $514,579 through September 2018.
(4)	The Centennial I & II Property (as defined below) previously served as collateral to a mortgage loan securitized in the JPMCC 2007-C1 mortgage trust that defaulted after the State of Washington downsized its leased space in the Centennial II building and was transferred to special servicing in February 2014. The special servicer foreclosed on the Centennial I & II Property in September 2015 and the borrowers acquired the Centennial I & II Property in an REO sale. The REO sale resulted in a full payoff to JPMCC 2007-C1. As a result, 2015 NOI is not available.
(5)	Most Recent Occupancy includes 20,313 sq. ft. (8.6% of NRA) that is leased by State of Washington Employment Security Department (“ESD”). ESD is in the process of building out its space and, according to the borrower sponsors, is expected to take occupancy of its space in November 2018. The borrower escrowed $1,215,760 for tenant improvements and leasing commissions related to the new lease with ESD, as well as $121,878 for the three months of rent abatement at the beginning of the lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration
State of Washington - Department of Social and Health Services(4)	AA+/Aa1/AA+	186,923	79.3%	$21.52	81.5%	Various
State of Washington Employment Security Department(5)	AA+/Aa1/AA+	20,313	8.6%	$25.20	10.4%	10/31/2028
Econet, Inc.(6)	NR/NR/NR	18,754	8.0%	$21.53	8.2%	3/31/2028
Total Major Tenants		225,990	95.9%	$21.85	100.0%
Remaining Tenants		0	0.0%	$0.00	0.0%
Total Occupied Collateral		225,990	95.9%	$21.85	100.0%
Vacant		9,671	4.1%
Total		235,661	100.0%

(1)	Based on the underwritten rent roll dated July 2, 2018.
(2)	Certain ratings may be those of the state government whether or not the state government guarantees the lease.
(3)	Includes approximately $514,579 in contractual rent steps through September 2018 and the average rent during the loan term for investment grade tenants.
(4)	State of Washington - Department of Social and Health Services (“DSHS”) leases 152,926 sq. ft. with a lease expiration date of October 31, 2028 (the “Centennial I DSHS Lease”) and leases 33,997 sq. ft. with a lease expiration date of May 31, 2023 (the “Centennial II DSHS Lease”). The DSHS leases each have one, five-year renewal option. DSHS does not have any unilateral right to terminate its lease or downsize its leased space.
(5)	ESD recently executed a lease and is expected to take occupancy in the Centennial II building by November 2018. ESD has one, five-year renewal option. ESD may terminate its lease if its state funding is reduced to the extent ongoing operations are not feasible.
(6)	Econet, Inc. has two, five-year renewal options. Econet, Inc. does not have any unilateral right to terminate its lease or downsize its leased space.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	1	33,997	14.4%	33,997	14.4%	$21.00	14.5%	14.5%
2024	0	0	0.0%	33,997	14.4%	$0.00	0.0%	14.5%
2025	0	0	0.0%	33,997	14.4%	$0.00	0.0%	14.5%
2026	0	0	0.0%	33,997	14.4%	$0.00	0.0%	14.5%
2027	0	0	0.0%	33,997	14.4%	$0.00	0.0%	14.5%
2028	3	191,993	81.5%	225,990	95.9%	$22.01	85.5%	100.0%
Thereafter	0	0	0.0%	225,990	95.9%	$0.00	0.0%	100.0%
Vacant	NAP	9,671	4.1%	235,661	100.0%	NAP	NAP
Total / Wtd. Avg.	4	235,661	100.0%			$21.85	100.0%

(1)	Based on the underwritten rent rolls dated July 2, 2018.
(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.
(3)	Includes approximately $514,579 in rent steps through September 2018 and the average rent during the loan term for investment grade tenants.

The Loan.    The Centennial I & II loan (the “Centennial I & II Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in a suburban office property located in Tacoma, Washington (the “Centennial I & II Property”). The Centennial I & II Loan, with an original principal balance of $32.7 million, has a 10-year term and is interest only for the term of the Centennial I & II Loan. The Centennial I & II Loan accrues interest at a fixed rate equal to 5.00000% and has a Cut-off Date Balance of $32.7 million. The sponsor used the proceeds of the Centennial I & II Loan to acquire the Centennial I & II Property for $34.5 million, fund upfront reserves of approximately $10.3 million and pay closing costs of approximately $1.2 million. The Appraised Value of $53,870,000 represents the “hypothetical as-is" value, which assumes outstanding tenant improvements, leasing commissions and planned capital expenditures at a cost of approximately $9,950,000 have been completed as of May 3, 2018. At origination, the borrowers deposited approximately $10.3 million with the lender for outstanding tenant improvements, leasing commissions, planned capital expenditures and rent concessions. The “as-is” appraised value as of May 3, 2018 is $35,000,000, which results in both a Cut-Off Date LTV and Balloon LTV of 93.4%. The most recent prior financing of the Centennial I & II Property was included in the JPMCC 2007-C1 mortgage trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$32,700,000	71.0%	Purchase Price	$34,500,000	74.9%
Borrower Sponsor Equity	$13,332,471	29.0%	Closing Costs	$1,195,408	2.6%
			Reserves	$10,337,063	22.5%
Total Sources	$46,032,471	100.0%	Total Uses	$46,032,471	100.0%

The Borrowers / Borrower Sponsors. The borrowers, HCRE Cent12 Owner LLC, Truckpro Cent12 1031 LLC and B.C. Warner Inv. Cent12 1031 LLC, as tenants-in-common, are each single purpose Delaware limited liability companies structured to be bankruptcy-remote. An independent director has been included in each borrower’s organizational structure. The borrower sponsors non-recourse carve-out guarantors are Bart C. Warner and an affiliated entity, BCW-B9, LLC. Bart C. Warner is the owner of Warner Truck Center, which is a heavy truck dealer. In addition to his primary business, Mr. Warner and his family have been owners of commercial real estate assets throughout the country, with a focus on office and industrial properties. The borrowers are comprised of three closely held tenants-in-common, with the borrower sponsors controlling all three of them.

The Property. The Centennial I & II Property is comprised of two class B office buildings located in Tacoma, Washington encompassing a total of 235,661 sq. ft. The Centennial I building has 152,926 sq. ft. and is 100.0% occupied by DSHS (the “Centennial I DSHS Space”). The Centennial II building has 82,735 sq. ft. and is 88.3% occupied by DSHS, ESD and Econet, Inc. Completed in 1986, the Centennial I & II Property’s two buildings were initially constructed as a build-to-suit for DSHS, which continues to occupy 79.3% of the sq. ft. at the Centennial I & II Property. At this location, DSHS provides income assistance, children’s services, child support, behavioral health and recovery services, juvenile rehabilitation, alcohol and drug rehabilitation, vocational rehabilitation, nursing home regulation, adult protective services, home and community services and other related social service programs.

The Centennial I & II Property is currently 87.3% occupied, with ESD having signed a new lease to take 20,313 sq. ft. in the Centennial II building, which will bring occupancy to 95.9% when its lease commences in November 2018. The borrower escrowed $1,215,760 for tenant improvements and leasing commissions related to the new lease with ESD, as well as $121,878 for the three months of rent abatement at the beginning of the lease term.

The largest tenant at the Centennial I & II Property, DSHS, has been in occupancy since the Centennial I & II Property was developed in 1986 and has renewed its lease numerous times. The tenant recently executed a 10-year lease renewal through October 2028 in the Centennial I building and a 5-year lease renewal through May 2023 in the Centennial II building. Under both leases, DSHS does not have an option to downsize or terminate its lease prior to the end of its lease term. The State of Washington holds a credit rating of Aa1, AA+, and AA+ by Moody's, S&P and Fitch, respectively.

At origination, the borrowers escrowed approximately $6.6 million for capital expenditures that include repairs and replacements to HVAC systems, elevators and general building repairs as detailed below:

Upfront Capital Expenditure Reserves

Project:	Centennial I & II	PSF
HVAC Repair/Replacement	$1,920,000	$8.15
Elevator	$1,800,000	$7.64
General Building Repairs	$2,880,000	$12.22
Total	$6,600,000	$28.01

Major Tenant.

State of Washington – Department of Social and Health Services (DSHS) (186,923 sq. ft.; 79.3% of NRA; 81.5% of U/W Base Rent): DSHS administers a variety of federally and state-funded programs to protect the general public and assist those who are unable to provide for themselves. Programs include income assistance, children’s services, child support, behavioral health and recovery services, developmental disabilities, juvenile rehabilitation, alcohol and drug rehabilitation, vocational rehabilitation, nursing home regulation, adult protective services, home and community services, and other related social service programs. The tenant has been in occupancy at the Centennial I & II Property since it was constructed in 1986 and does not have any options to downsize or terminate its lease prior to the end of its existing term. The State of Washington holds a credit rating of Aa1, AA+, and AA+ by Moody's, S&P and Fitch, respectively. DSHS has one, five-year lease renewal option remaining.

Environmental Matters. The Phase I environmental report dated May 10, 2018 recommended no further action at the Centennial I & II Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

The Market. The Centennial I & II Property is located at 1949 and 2121 South State Street in Tacoma, Washington, approximately one mile west of downtown Tacoma and approximately 0.3 miles from both Interstate-5 and Highway 16, both major thoroughfares in the area. The Centennial I & II Property is also served by Pierce County Bus Transit which includes a bus stop at the property. Tacoma is located on Washington's Puget Sound, 30 miles southwest of Seattle and 30 miles northeast of Olympia, the state capital. Tacoma is the second largest city in the Puget Sound area and the third largest in the state, serving as a regional center of business activity. Tacoma’s Commencement Bay serves the Port of Tacoma, Washington’s largest port. The city is home to the University of Washington Tacoma, the University of Puget Sound and nearby Pacific Lutheran University. Tacoma is located 20 miles south of the Seattle-Tacoma International Airport, and has access to downtown Seattle. According to the appraisal, the estimated population as of year-end 2017 within a one-, three- and five-mile radius of the Centennial I & II Property was 14,572, 125,694 and 264,622, respectively, with estimated average household income of $59,257, $66,560 and $70,579, respectively.

According to the appraisal, as of the first quarter of 2018, the Seattle/Puget Sound office market consisted of approximately 201.2 million sq. ft. of office space with an overall vacancy rate of 7.2% and an average asking rent of $32.08 PSF. As of the same period, the Tacoma Suburban office submarket consisted of approximately 5.6 million sq. ft. of office space with an overall vacancy rate of 5.6% and an average asking rent of $22.95 PSF. The appraisal identified five directly comparable office properties built between 1906 and 2009 ranging in size from 5,000 to 234,264 sq. ft. Recently quoted rental rates for the comparable office properties ranged from $18.00 PSF to $23.00 PSF, with a weighted average of approximately $21.40 PSF. The appraisal concluded a vacancy rate for the Centennial I & II Property of approximately 5.0%, which is higher than the current vacancy rate of 4.1%. The appraisal’s concluded market rent is $21.00 PSF, which is in-line with the underwritten rent at the Centennial I & II Property of $21.85 PSF.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	T-12 3/31/2018	U/W	U/W PSF
Rents in Place(2)	$3,517,570	$3,517,570	$3,530,275	$4,938,993	$20.96
Vacant Income	0	0	0	203,091	$0.86
Gross Potential Rent	$3,517,570	$3,517,570	$3,530,275	$5,142,084	$21.82
Total Reimbursements	0	14,506	25,090	25,090	$0.11
Net Rental Income	$3,517,570	$3,532,076	$3,555,364	$5,167,174	$21.93
Less: Vacancy	0	0	0	(304,863)	($1.29)
Effective Gross Income	$3,517,570	3,532,076	$3,555,364	$4,862,311	$20.63
Total Operating Expenses	916,588	945,357	952,211	991,529	$4.21
Net Operating Income(3)	$2,600,982	$2,586,719	$2,603,153	$3,870,782	$16.43
TI/LC	0	0	0	299,289	$1.27
Replacement Reserves	0	0	0	23,566	$0.10
Net Cash Flow	$2,600,982	$2,586,719	$2,603,153	$3,547,926	$15.06
(1)	Based on the underwritten rent roll dated July 2, 2018.
(2)	U/W Rents in Place includes approximately $514,579 in rent steps through September 2018 and the present value of rent steps for investment grade tenants.
(3)	The increase in T-12 3/31/2018 Net Operating Income to UW Net Operating Income is primarily due to (i) two recently executed leases totaling approximately 16.6% of NRA and $905,973 of U/W base rent and (ii) the inclusion of contractual rent steps totaling $514,579 through September 2018.

Property Management. The Centennial I & II Property is managed by Proequity Asset Management Corporation, a California corporation.

Lockbox / Cash Management. The Centennial I & II Loan is structured with a springing hard lockbox and springing cash management. The Centennial I & II Loan requires that after the occurrence of Trigger Period (as defined below) the borrowers or property manager, as applicable, (i) deposit into the lockbox account, immediately after receipt, all rents and other revenue of any kind received by the borrowers or the property manager with respect to the Centennial I & II Property and (ii) deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Centennial I & II Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Centennial I & II Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Centennial I & II Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Centennial I & II Loan documents, (ii) the debt service coverage ratio falling below 1.40x and (iii) the occurrence of a Centennial I DSHS Trigger Event (as defined below); and (B) expiring upon (w) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure of such event of default, (x) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, the debt service coverage ratio being equal to or greater than 1.55x for two consecutive calendar quarters and (y) with regard to any Trigger Period commenced in connection with clause (A)(iii) above, a Centennial I DSHS Trigger Event Cure (as defined below).

A “Centennial I DSHS Trigger Event” commences upon the earliest of DSHS (i) defaulting under the Centennial I DSHS Lease, (ii) terminating the Centennial I DSHS Lease, (iii) giving its notice of intent to vacate, or vacating more than 15% percent of the Centennial I DSHS Space, (iv) going dark in the Centennial I DSHS Space or failing to occupy at least 85% of the Centennial I DSHS Space, (v) filing bankruptcy or other similar insolvency proceeding, (vi) subletting more than 15% of the Centennial I DSHS Space to a non-state tenant(s) and the debt service coverage ratio being less than 1.40x or (vii) failing to renew or extend the Centennial I DSHS Lease at least 12 months prior to the current lease expiration date of the Centennial I DSHS Lease (a) for at least 85% of the Centennial I DSHS Space and (b) with rent of at least $18.00 PSF.

A “Centennial I DSHS Trigger Event Cure” means the occurrence of one or more of the following (i) with respect to a Centennial I DSHS Trigger Event described in clause (i) of the definition of Centennial I DSHS Trigger Event, (A) DSHS has cured all defaults under the Centennial I DSHS Lease or (B) the Centennial I Replacement Tenant Conditions (defined below) have been satisfied, (ii) with respect to a Centennial I DSHS Trigger Event described in clause (ii) of the definition of Centennial I DSHS Trigger Event, (A) (x) DSHS delivers written notice to the borrowers revoking its notice of intent to terminate or termination of the Centennial I DSHS Lease, as applicable, (y) DSHS has occupied the Centennial I DSHS Space, resumed its normal business operations, and paid full, unabated rent under the Centennial I DSHS Lease, in each case, for at least two consecutive quarters, and (z) the borrowers have delivered to the lender an estoppel from DSHS acceptable to the lender or (B) the Centennial I Replacement Tenant Conditions have been satisfied, (iii) with respect to a Centennial I DSHS Trigger Event described in clause (iii) of the definition of Centennial I DSHS Trigger Event, (A) (x) DSHS delivers written notice to the borrowers revoking its notice of intent to vacate, (y) DSHS has occupied at least 85% of the Centennial I DSHS Space, resumed its normal business operations, and paid full, unabated rent under the Centennial I DSHS Lease, in each case, for at least two consecutive quarters, and (z) the borrowers have delivered to the lender an estoppel from DSHS acceptable to the lender or (B) the Centennial I Replacement Tenant Conditions have been satisfied, (iv) with respect to a Centennial I DSHS Trigger Event described in clause (iv) of the definition of Centennial I DSHS Trigger Event, (A) (y) DSHS has occupied at least 85% of the Centennial I DSHS Space, resumed its normal business operations, and paid full, unabated rent under the Centennial I DSHS Lease, in each case, for at least two consecutive quarters, and (z) the borrowers have delivered to the lender an estoppel from DSHS acceptable to the lender or (B) the Centennial I Replacement Tenant Conditions have been satisfied, (v) with respect to a Centennial I DSHS Trigger Event described in clause (v) of the definition of Centennial I DSHS Trigger Event, (A) the Centennial I DSHS Lease has been assumed by DSHS in accordance with applicable law, such assumption has been approved by the appropriate bankruptcy court having jurisdiction over such matter, and DSHS is no longer involved in any bankruptcy or insolvency proceeding or (B) the Centennial I Replacement Tenant Conditions have been satisfied, (vi) with respect to a Centennial I DSHS Trigger Event described in clause (vi) of the definition of Centennial I DSHS Trigger Event, DSHS sublets no more than 15% of the Centennial I DSHS Space to a subtenant(s) that is not owned and operated by the State of Washington and (vii) with respect to a Centennial I DSHS Trigger Event described in clause (vii) of the definition of Centennial I DSHS Trigger Event, (A) DSHS renews or extends the Centennial I DSHS Lease for a term of at least five years, for at least 85% of the Centennial I DSHS Space, and with rent of at least $18.00 PSF or more or (B) the Centennial I Replacement Tenant Conditions have been satisfied.

“Centennial I Replacement Tenant Conditions” means (i) the full execution, delivery and commencement of a replacement lease for at least 85% of the Centennial I DSHS Space with rent of at least $18.00 PSF or more, (ii) the term of such replacement lease has commenced and such replacement tenant has commenced it normal operations and is paying full, unabated rent, and (iii) the borrowers have paid in full any outstanding landlord obligations for tenant improvements, leasing expenses, or otherwise.

Initial and Ongoing Reserves.    At loan origination, the borrowers deposited (i) $14,111 into an insurance reserve account, (ii) $1,940,000 into an account for planned capital expenditures for the Centennial I building, (iii) $1,920,000 into an account for HVAC repairs, (iv) $1,800,000 into an account for planned elevator upgrades, (v) approximately $1,499,547 into an account for outstanding tenant improvements and leasing commissions owed to DSHS for the Centennial I DSHS Lease, (vi) approximately $1,215,760 into an account for outstanding tenant improvements and leasing commissions owed to ESD, (vii) $940,000 into an account for planned capital expenditures for the Centennial II building, (viii) $707,283 into an account for rent concessions related to the Centennial I DSHS Lease, (ix) approximately $178,484 into an account for outstanding tenant improvements and leasing commissions owe to DSHS for the Centennial II DSHS Lease and (x) $121,878 into an account for rent concessions related to ESD’s lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1949 and 2121 South State Street Tacoma, WA 98405	Collateral Asset Summary – Loan No. 7 Centennial I & II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,700,000 60.7% 2.14x 11.8%

Tax Reserve.  The borrower is required to make monthly deposits into the real estate tax reserve in the amount of 1/12 of annual estimated real estate taxes, which currently equates to $43,098.

Insurance Reserve. The borrower is required to make monthly deposits into the insurance reserve in the amount of 1/12 of annual estimated insurance premiums, which currently equates to $4,704.

Replacement Reserve. The borrower is required to make monthly deposits equal to $1,964 into a replacement reserve account.

TI/LC Reserve. The borrower is required to make monthly deposits equal to $39,277 into a tenant improvements and leasing commissions account, subject to a $3,000,000 cap.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

(THIS PAGE INTENTIONALLY LEFT BLANK)

26 Prince Street, 29 Prince Street & 137 Thompson Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 NoLita Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 52.1% 1.24x 6.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

26 Prince Street, 29 Prince Street & 137 Thompson Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 NoLita Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 52.1% 1.24x 6.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

26 Prince Street, 29 Prince Street & 137 Thompson Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 NoLita Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 52.1% 1.24x 6.6%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsors:	Edmond Li; Jennifer Li
Borrowers:	Prince 26, LLC: 29 Prince Street Associates LLC; 137 Thompson Street LLC
Original Balance:	$32,000,000
Cut-off Date Balance:	$32,000,000
% by Initial UPB:	4.5%
Interest Rate:	5.2030%
Payment Date:	1st of each month
First Payment Date:	July 1, 2018
Maturity Date:	June 1, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(26), D(89), O(5)
Lockbox / Cash Management:	Springing Soft / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$355,500	$59,250
Insurance:	$22,554	$2,506
Replacement:	$0	$1,071
Leasing(2):	$216,000	$0

Financial Information
Cut-off Date Balance / Unit(3):	$864,865
Balloon Balance / Unit(3):	$864,865
Cut-off Date LTV:	52.1%
Balloon LTV:	52.1%
Underwritten NOI DSCR:	1.25x
Underwritten NCF DSCR:	1.24x
Underwritten NOI Debt Yield:	6.6%
Underwritten NCF Debt Yield:	6.5%
Underwritten NOI Debt Yield at Balloon:	6.6%
Underwritten NCF Debt Yield at Balloon:	6.5%

Property Information
Single Asset / Portfolio:	Portfolio of 3 properties
Property Type(3):	Mid Rise Multifamily
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1900, 2002 / 2018
Total Units(3):	37
Property Management:	Veracity Real Estate Management, Inc.
Underwritten NOI:	$2,103,560
Underwritten NCF:	$2,086,887
Appraised Value:	$61,400,000
Appraisal Date:	April 11, 2018

Historical NOI(4)
Most Recent NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP
2014 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy(2)(5):	100.0% (June 1, 2018)
2016 Occupancy:	NAP
2015 Occupancy:	NAP
2014 Occupancy:	NAP
(1)	See “Initial and Ongoing Reserves” herein.
(2)	The NoLita Multifamily Portfolio Properties are 100.0% leased. Three units are currently being renovated. At loan origination, the borrower deposited $216,000 into a leasing reserve, which represents one year of rent for the three units currently under renovation.
(3)	The NoLita Multifamily Property consists of 37 multifamily rental units. In addition to the multifamily component, which represents approximately 63.9% of underwritten base rent, the NoLita Multifamily Property contains 5,528 sq. ft. of ground floor commercial space. The Cut-off Date Loan / Unit and Balloon Loan / Unit values are calculated based on the 37 multifamily rental units.
(4)	In 2017, the borrower sponsor took two of the NoLita Multifamily Portfolio Properties (137 Thompson Street and 26 Prince Street) offline in order to gut renovate the buildings. The 137 Thompson Street was acquired in late 2017 and the 26 Prince Street Property was vacated in 2016 in anticipation of the renovation. As such, Historical NOI and Historical Occupancy are not available for those Properties and not applicable for the NoLita Multifamily Portfolio Properties.
(5)	The Most Recent Occupancy includes three units at the 137 Thompson Street Property that are still under renovation and master leased to an affiliate of the borrower sponsors. See “The Properties” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

26 Prince Street, 29 Prince Street & 137 Thompson Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 NoLita Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 52.1% 1.24x 6.6%

Portfolio Summary(1)
Property	City, State	Year Built/ Renovated(2)	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Units	Occupancy		U/W NOI
26 Prince Street	New York, NY	1910/2018	$12,000,000	37.5%	$22,000,000	16	100.0%		$781,568
29 Prince Street	New York, NY	2002/2018	$10,650,000	33.3%	$21,400,000	5	100.0%		$701,478
137 Thompson Street	New York, NY	1910/2018	$9,350,000	29.2%	$18,000,000	16	100.0	%(2)	$620,513
Total / Wtd. Avg.			$32,000,000	100.0%	$61,400,000	37	100.0%		$2,103,560
(1)	Information is based on the underwritten rent roll dated June 1, 2018.
(2)	The renovations at 137 Thompson Street are not yet complete. Three of the units are currently being renovated and are master leased to an affiliate of the borrower sponsors. At origination, the borrowers deposited $216,000 into a leasing reserve, which represents one year of rent for the three units currently under renovation. In addition, the three rent stabilized units at this building have not been renovated.

The Loan.    The NoLita Multifamily Portfolio loan (“NoLita Multifamily Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a portfolio of three multifamily properties located in New York, New York totaling 37 units (collectively, the “NoLita Multifamily Portfolio Properties”, each a “Property”). The NoLita Multifamily Portfolio Loan had an original principal balance of $32.0 million, has an outstanding principal balance as of the Cut-off Date of $32.0 million and accrues interest at a fixed rate of 5.2030% per annum. The NoLita Multifamily Portfolio Loan has a 120-month term and is interest only for the full term. The proceeds of the NoLita Multifamily Portfolio Loan were primarily used to repay existing debt of approximately $26.0 million, pay closing costs of approximately $0.5 million, fund reserves of approximately $0.6 million and return approximately $4.9 million in equity to the borrower sponsor. Based on the “As Is” appraised value of $61.4 million as of April 11, 2018, the Cut-off Date LTV Ratio for the NoLita Multifamily Portfolio Loan is 52.1%. The most recent prior financing of the 29 Prince Street Property (as defined below) was included in the COMM 2012-CCRE2 securitization. The most recent prior financings of the other NoLita Multifamily Portfolio Properties were not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$32,000,000	100.0%	Loan Payoff	$26,048,470	81.4%
			Closing Costs	$466,011	1.5%
			Reserves	$594,054	1.9%
			Return of Equity	$4,891,464	15.3%
Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%

The Borrowers / Borrower Sponsor.    The borrowers are Prince 26, LLC, 29 Prince Street Associates LLC and 137 Thompson Street LLC, each of which is a single purpose New York limited liability company structured to be bankruptcy-remote with one independent director in each organizational structure. The borrower sponsors and nonrecourse carve-out guarantors are Edmond Li and Jennifer Li, on a joint and several basis.

Edmond Li is the managing partner of Veracity Development (“Veracity”). Founded in 1994, Veracity has capitalized the development of over 275,000 sq. ft. of multifamily, hospitality, retail and luxury condominiums. Mr. Li has over 20 years of commercial real estate experience and specializes in the downtown New York City market with 12 additional multifamily/retail properties.

The Properties. The NoLita Multifamily Portfolio Properties consist of three mid-rise multifamily properties totaling 37 units and 5,528 sq. ft. of retail space located in the NoLita and SoHo neighborhoods of Manhattan. As of June 1, 2018, the NoLita Multifamily Portfolio Properties were 100.0% leased. A summary of each Property is below.

26 Prince Street (the “26 Prince Street Property”) is a five-story multifamily building, containing a total of 16 residential units and 2,250 sq. ft. of ground floor retail space. The 26 Prince Street Property was built in 1910 and most recently renovated in 2018 for approximately $2.073 million in order to convert the apartments from studio units to one bedroom units. Each unit features Bosch washer/dryers, a dishwasher, an oven/stove-top, a refrigerator and wood flooring. Based on the underwritten rent roll, the average monthly rent for one-bedroom units is approximately $3,569.

The retail space is leased to Deciem on a 10-year lease through August 2027. Founded in 2013, Deciem is a beauty company that owns and operates more than 10 brands with a portfolio of more than 50 products sold in more than 15 markets. Deciem currently operates in 1,500 sq. ft. at the 26 Prince Street Property and is expected to expand into the remaining 750 sq. ft. by fall 2018. Deciem is paying rent on the full 2,250 sq. ft. and has no termination options in connection with the buildout of the space.

29 Prince Street (the “29 Prince Street Property”) is a seven-story Class A multifamily building, containing a total of 5 two-bedroom units and 1,628 sq. ft. of ground floor retail space. The 29 Prince Street Property was built in 2002 and most recently renovated in 2018. Each unit features full floor apartments with private elevator access, stainless steel appliances (Viking ranges, Miele dishwashers and Sub-Zero refrigerators), wood flooring, a Bosch washer/dryer, a balcony and a fireplace.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

26 Prince Street, 29 Prince Street & 137 Thompson Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 NoLita Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 52.1% 1.24x 6.6%

The retail space is leased to Cuyana on a five-year lease through October 2022. Founded in 2011, Cuyana is a high-end clothing brand and a predominantly online retailer. The 29 Prince Street Property serves as their New York City flagship location. Cuyana has two other brick and mortar store locations in Los Angeles and San Francisco.

137 Thompson Street (the “137 Thompson Street Property”) five-story multifamily building, containing a total of 16 residential units and two retail units totaling 1,650 sq. ft. The 137 Thompson Street Property was built in 1910 and most recently renovated in 2018 for approximately $1.08 million. The unit mix includes three studio apartments, four one-bedroom apartments, six two-bedroom apartments, one three-bedroom and two duplex apartments. The studio apartments are subject to rent stabilization. The other units are leased at market rent. Each unit (other than the studio apartments) features a Bosch washer/dryer, a dishwasher, an oven/stove-top, a refrigerator and wood flooring. The borrowers are currently renovating three of the market rent units and anticipate that the renovation will be completed by October 2018. In connection with the origination of the NoLita Multifamily Portfolio Loan, an affiliate of the borrowers signed master leases with the borrowers related to rent payments on each of the three units currently under renovation. Each master lease, guaranteed by Edmund Li, will terminate upon the earlier of (a) May 31, 2019 or (b) upon a new tenant taking occupancy and paying full rent on such unit. At origination, the borrowers deposited $216,000 into a leasing reserve, which represents one year of rent for the three units currently under renovation.

The retail space is leased to Thompson Nails (900 sq. ft.) through October 2019 and Floss & Swish Dentistry (750 sq. ft.) through March 2026. Thompson Nails has been in occupancy for over ten years and Floss & Swish Dentistry has been in occupancy since 2016.

The following table presents detailed information with respect to The NoLita Multifamily Portfolio Properties:

NoLita Multifamily Portfolio – Unit Mix(1)(2)
	26 Prince Street	29 Prince Street		137 Thompson Street(2)
Type	# of Units	Avg. Rent(5)	# of Units	Avg. Rent(5)	# of Units	Avg. Rent(5)
Studio(3)	0	$0	0	$0	3	$854
1 BR	16	$3,579	0	$0	4	$3,563
2 BR	0	$0	4	$9,500	6	$4,517
3 BR	0	$0	0	$0	1	$6,500
PH / Duplex(4)	0	$0	1	$17,500	2	$4,900
Total/Wtd. Avg. Residential	16	$3,579	5	$11,100	16	$3,764
Retail Sq. Ft./Rent PSF(5)	2,250	$213	1,628	$273	1,650	$126

(1)	Source: Appraisal
(2)	The borrowers are currently renovating three of the market rent units and anticipate that the renovation will be completed by October 2018. In connection with the origination of the NoLita Multifamily Portfolio Loan, an affiliate of the borrowers signed master leases with the borrowers related to rent payments on the three units currently under renovation.
(3)	Studio units are rent stabilized units.
(4)	The penthouse at 29 Prince Street is leased to an affiliate of the borrower sponsor.
(5)	Residential rents are shown as monthly rents. Retail rents are shown as annual rent PSF.

Environmental Matters. The Phase I environmental reports dated April 17, 2018 recommended no further action at The NoLita Multifamily Portfolio Properties other than the continued implementation of asbestos and lead based paint operations and maintenance plans at the 137 Thompson Street Property.

The Market. The NoLita Multifamily Portfolio Properties are situated in the NoLita and SoHo neighborhoods. The 26 Prince Street Property and the 29 Prince Street Property are located in NoLita and are bound by Mott Street to the west and Elizabeth Street to the east. The 137 Thompson Street Property is located in SoHo and is bound by West Houston Street to the north and Prince Street to the south. All of the NoLita Multifamily Portfolio Properties are within the SoHo/Tribeca/West Village multifamily submarket, which reported a multifamily vacancy rate of 5.5% and an average asking rent of $4,467 per unit as of fourth quarter of 2017. Over the past ten years, the submarket has had an average compound annual growth rate of 2.3% per year with an average vacancy rate of 3.5%.

Collectively, the NoLita Multifamily Portfolio Properties include 5,528 sq. ft. of ground floor retail. These spaces are situated within the SoHo retail submarket, which is a third of a square mile with over 300 stores. National retail tenants found within SoHo include Apple, Nike, Zara, H&M, Louis Vuitton, Chanel, Tiffany, Polo Ralph Lauren, The North Face and Patagonia. As of the first quarter of 2018, the SoHo retail submarket reported an average asking rent of $105.01 PSF with a vacancy rate of 4.5%. Over the past five years, the submarket has reported an average asking rent of $114.49 PSF with a vacancy rate of 3.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

26 Prince Street, 29 Prince Street & 137 Thompson Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 NoLita Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 52.1% 1.24x 6.6%

In determining market rent for The NoLita Multifamily Portfolio Properties, the appraiser identified comparable properties. The appraiser’s rent conclusions are identified in the table below.

Comparable Multifamily Properties(1)
	26 Prince Street		29 Prince Street		137 Thompson Street
Property Name	Actual Rent	Market Rent	Actual Rent	Market Rent	Actual Rent	Market Rent
Studio	NAP	NAP	NAP	NAP	$854	$875
One Bedroom	$3,579	$3,625	NAP	NAP	$3,563	$4,414
Two Bedroom	NAP	NAP	$9,500	$9,600	$4,517	$4,667
Penthouse / Duplex	NAP	NAP	$17,500	$17,700	$4,900	NAP
Retail	$213(2)	$215	$273(2)	$270	$224(2)	$220
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 1, 2018.

Cash Flow Analysis.

Cash Flow Analysis(1)
	Budget	U/W	U/W Per Unit
Base Rent(2)	$2,056,354	$2,048,554	$52,143
Gross Up Vacancy	0	0	52,143
Gross Potential Rent	$2,056,354	$2,048,554	$55,366
Total Other Income(3)	1,107,906	1,156,277	31,251
Less: Vacancy(4)	(34,034)	(119,270)	(3,224)
Effective Gross Income	$3,130,226	$3,085,561	$83,394
Total Variable Expenses	103,832	240,620	6,503
Total Fixed Expenses	744,839	741,381	20,037
Net Operating Income	$2,281,555	$2,103,560	$56,853
Capital Expenditures(5)	0	16,673	451
Net Cash Flow	$2,281,555	$2,086,886	$56,402
(1)	In 2017, the borrower sponsor took two of the NoLita Multifamily Portfolio Properties (137 Thompson Street and 26 Prince Street) offline in order to gut renovate the buildings. The 137 Thompson Street was acquired in late 2017 and the 26 Prince Street Property was vacated in 2016 in anticipation of the renovation. As such, Historical NOI and Historical Occupancy are not available for those Properties and not applicable for the NoLita Multifamily Portfolio Properties.
(2)	U/W Base Rent includes the rent under the master lease for the three units at the 137 Thompson Street Property and has been underwritten per the rent roll dated June 1, 2018 with rent steps for the retail spaces through October 2018.
(3)	Total Other Income represents commercial revenue.
(4)	Vacancy represents the appraiser’s conclusion of 3.0% economic vacancy.
(5)	Capital Expenditures includes $5,678 of tenant improvement and leasing commissions for the retail tenants.

Property Management.   The NoLita Multifamily Portfolio Properties are managed by Veracity Real Estate Management, Inc., an affiliate of the borrower sponsor.

Lockbox / Cash Management.     The NoLita Multifamily Portfolio Loan is structured with a springing soft lockbox and springing cash management which are required to be put in place upon the occurrence of a Cash Trap Period. During the occurrence and continuance of a Cash Trap Period, funds are required to be deposited in the lender controlled cash management account and all excess cash flow will be retained by the lender as additional security under the NoLita Multifamily Portfolio Loan.

A “Cash Trap Period” will occur (i) upon an event of default, (ii) upon the occurrence of any bankruptcy action of any of the borrowers, principal, guarantors or property manager, (iii) on the date the debt service coverage ratio (as calculated pursuant to the NoLita Multifamily Portfolio Loan documents) falls below 1.15x or (iv) on the date occupancy is less than 80.0%.

A Cash Trap Period may be cured with respect to a Cash Trap Period caused solely by (a) clause (i) above, the lender’s acceptance of a cure of the related event of default; (b) clause (ii) above, in the case of a bankruptcy action of the property manager only, the replacement of such manager with a qualified manager; (c) clause (iii) above, the debt service coverage ratio at the end of two consecutive calendar quarters is at least 1.25x; or (d) clause (iv) above, on the date occupancy is at least 80.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

26 Prince Street, 29 Prince Street & 137 Thompson Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 NoLita Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 52.1% 1.24x 6.6%

Initial and Ongoing Reserves.

Tax Reserves. At loan origination, the borrowers deposited $355,000 into a tax reserve account. On a monthly basis, the borrowers are required to deposit 1/12 of the annual estimated real estate taxes, initially $59,250, into the tax reserve account.

Insurance Reserves. At loan origination, the borrowers deposited $22,554 into an insurance reserve account. On a monthly basis, the borrowers are required to deposit 1/12 of the annual estimated insurance premiums, initially $2,506, into the insurance reserve account.

Replacement Reserve. On a monthly basis, the borrowers are required to deposit $1,071 into the replacement reserve account.

Leasing Reserve. At loan origination, the borrowers deposited $216,000 into a leasing reserve, which represents one year of rent for three residential units that are being renovated at the 137 Thompson Street Property.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

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97450 Overseas Highway Key Largo, FL 33037	Collateral Asset Summary – Loan No. 9 Playa Largo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 47.7% 1.64x 12.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

97450 Overseas Highway Key Largo, FL 33037	Collateral Asset Summary – Loan No. 9 Playa Largo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 47.7% 1.64x 12.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

97450 Overseas Highway Key Largo, FL 33037	Collateral Asset Summary – Loan No. 9 Playa Largo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 47.7% 1.64x 12.1%

Mortgage Loan Information
Loan Seller:	SMF II
Loan Purpose:	Refinance
Borrower Sponsors(1):	Lance T. Shaner; Lance T. Shaner, as trustee of Lance T. Shaner Revocable Trust Dated December 5, 2012 and Prime Hospitality Group, LLC
Borrower:	Playa Largo Hospitality PLHT, LLC, as Trustee of the Key Largo Hospitality Land Trust
Original Balance(2):	$30,000,000
Cut-off Date Balance(2):	$30,000,000
% by Initial UPB:	4.2%
Interest Rate:	5.14400%
Payment Date:	6th of each month
First Payment Date:	July 6, 2018
Maturity Date:	June 6, 2028
Amortization:	Interest Only for first 24 months; 360 months thereafter
Additional Debt(2):	$60,000,000 Pari Passu Debt
Call Protection(3):	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / Springing
Reserves(4)
	Initial	Monthly
Taxes:	$286,979	$35,872
Insurance:	$44,902	$19,747
FF&E:	$0	$98,841
Financial Information(5)
Cut-off Date Balance / Room:	$505,618
Balloon Balance / Room:	$439,076
Cut-off Date LTV:	47.7%
Balloon LTV:	41.4%
Underwritten NOI DSCR(6):	1.84x
Underwritten NCF DSCR(6):	1.64x
Underwritten NOI Debt Yield:	12.1%
Underwritten NCF Debt Yield:	10.7%
Underwritten NOI Debt Yield at Balloon:	13.9%
Underwritten NCF Debt Yield at Balloon:	12.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Key Largo, FL
Year Built / Renovated:	2016 / NAP
Total Rooms:	178
Property Management:	Shaner Hotel Holdings Limited Partnership
Underwritten NOI:	$10,857,106
Underwritten NCF:	$9,671,009
Appraised Value:	$188,600,000
Appraisal Date:	March 28, 2018

Historical NOI(7)
Most Recent NOI:	$10,734,454 (T-12 April 30, 2018)
2017 NOI:	$9,185,692 (December 31, 2017)
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy(8)
Most Recent Occupancy:	79.3% (April 30, 2018)
2017 Occupancy:	78.0% (December 31, 2017)
2016 Occupancy:	NAV
2015 Occupancy:	NAV

(1)	Prime Hospitality Group, LLC is also the borrower sponsor of the mortgage loan identified on the Annex A-1 to the Preliminary Prospectus as Homestead TownePlace Suites, which is expected to be sold to the CD 2018-CD7 trust by GACC and has a Cut-off Date Balance of $14.0 million.

(2)	The Original Balance of $30,000,000 and Cut-off Date Balance of $30,000,000 represent the non-controlling Notes A-2 and A-3 which, together with the pari passu Notes A-1, A-4, A-5 and A-6 with an original aggregate principal balance of $60,000,000, comprise the Playa Largo Whole Loan (as defined below) with an aggregate original principal balance of $90,000,000. For additional information regarding the pari passu notes, see “The Loan” herein.

(3)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of July 6, 2018. Defeasance of the $90.0 million Playa Largo Whole Loan is permitted after the date that is the earlier to occur of (i) May 17, 2021 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.

(4)	See “Initial and Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Playa Largo Whole Loan.

(6)	DSCR is calculated based on the Playa Largo Whole Loan’s amortizing debt service payments. Based on the initial interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are equal to 2.31x and 2.06x, respectively.

(7)	Most Recent NOI and 2017 NOI were adjusted to reflect a normalized September 2017, as the Playa Largo Property (as defined below) was affected by Hurricane Irma. The adjusted September 2017 revenue represents 80.7% of the October 2017 revenue based on September and October 2016 competitive set RevPAR ratios. September 2017 expenses were adjusted based on October 2017 expense ratios. Unadjusted 2017 NOI and Most Recent NOI is $8,681,114 and $10,410,704, respectively. 2015 NOI and 2016 NOI are not available because the Playa Largo Property was built in August 2016.

(8)	There were a total of 62,127 available room nights in 2017 as 30 rooms were added to the Playa Largo Property in May 2017. 2015 Occupancy and 2016 Occupancy are not available because the Playa Largo Property was built in 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

97450 Overseas Highway Key Largo, FL 33037	Collateral Asset Summary – Loan No. 9 Playa Largo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 47.7% 1.64x 12.1%

Historical Occupancy, ADR, RevPAR(1)
	Playa Largo Property(3)(4)			Competitive Set(5)			Penetration Factor(6)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015(2)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2016(2)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2017	78.0%	$347.42	$271.12	71.4%	$376.21	$268.55	109.2%	92.3%	101.0%
T-12 April 2018	79.3%	$363.60	$288.42	72.7%	$377.84	$274.61	109.1%	96.2%	105.0%
(1)	The variances between the underwriting, the hospitality research report and the above table with respect to Occupancy, ADR and RevPAR at the Playa Largo Property are attributable to variances in reporting methodologies and/or timing differences. The competitive set used is the same competitive set identified in the Primary Competitive Set table below.

(2)	2015 and 2016 information is not available because the Playa Largo Property was built in 2016.

(3)	T-12 April 2018 NOI and 2017 NOI were adjusted to reflect a normalized September 2017, as the Playa Largo Property was affected by Hurricane Irma. The adjusted September 2017 revenue represents 80.7% of the October 2017 revenue based on September and October 2016 competitive set RevPAR ratios. September 2017 expenses were adjusted based on October 2017 expense ratios. Unadjusted 2017 NOI and T-12 April 2018 NOI is $8,681,114 and $10,410,704, respectively. Additionally,

(4)	There were a total of 62,127 available room nights in 2017 as 30 rooms were added to the Playa Largo Property in May 2017.

Occupancy, ADR and RevPAR for the Playa Largo Property are based on operating statements provided by the borrower.

(5)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third party hospitality research report.

(6)	Penetration Factor is calculated based on operating statements provided by the borrower and competitive set data provided by a third party hospitality research report.

The Loan.   The Playa Largo loan (the “Playa Largo Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 178-room, full service hotel located in Key Largo, Florida (the “Playa Largo Property”). The Playa Largo Loan is evidenced by the non-controlling Note A-2 and Note A-3, with an aggregate Cut-off Date Balance of $30.0 million, and is part of a $90.0 million whole loan that is evidenced by six promissory notes (the “Playa Largo Whole Loan”). The table below summarizes the promissory notes, of which the controlling Note A-1 was contributed to the MSC 2018-H3 mortgage trust. The remaining notes are expected to be contributed to one or more future securitization transactions or otherwise transferred at any time. Only the Playa Largo Loan will be included in the CD 2018-CD7 mortgage trust.

The relationship between the holders of the Playa Largo Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$35,000,000	$35,000,000	MSC 2018-H3	Yes
A-2, A-3	30,000,000	30,000,000	CD 2018-CD7	No
A-4, A-5, A-6	25,000,000	25,000,000	SMF II	No
Total	$90,000,000	$90,000,000

The Playa Largo Whole Loan has a 10-year term and, following a two-year interest-only period, amortizes on a 30-year schedule, a Cut-off Date Balance of $90.0 million and accrues interest at a fixed rate equal to 5.1440%. The Playa Largo Whole Loan proceeds were used to repay existing debt of approximately $45.8 million, fund upfront reserves of approximately $331,881, pay approximately $2.8 million in closing costs and return approximately $41.1 million of equity to the borrower sponsor. Based on the “As-Is” appraised value of $188.6 million as of March 28, 2018, the Cut-off Date LTV ratio is 47.7%. The most recent prior financing of the Playa Largo Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$90,000,000	100.0%	Loan Payoff	$45,813,744	50.9%
			Reserves	$331,881	0.4%
			Closing Costs	$2,758,073	3.1%
			Return of Equity	$41,096,303	45.7%
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

The Borrower / Borrower Sponsors.  The borrower is Playa Largo Hospitality PLHT, LLC, a Delaware limited-liability company, as trustee of the Key Largo Hospitality Land Trust, a land trust established pursuant to the Florida Land Trust Act. The non-recourse carve-out guarantors for the Playa Largo Whole Loan are Lance T. Shaner, Lance T. Shaner, as trustee of Lance T. Shaner Revocable Trust dated December 5, 2012 (together, the “Shaner Guarantor”) and Prime Hospitality Group, LLC (the “Prime Hospitality Guarantor”). Lance T. Shaner is the chairman and chief executive officer of Shaner Hotel Group. Mr. Shaner has more than 45 years of experience in owning and operating hotel and resort facilities. Mr. Shaner is responsible for new development and redevelopment of more than 75 hotel projects, with brand affiliations such as Marriott, Hilton and IHG. Shaner Hotel Group was founded in 1976 by Lance T. Shaner and his brother Fred Shaner. Shaner Hotel Group is a full-service hospitality operator and management company focusing on hotel development, operational controls, marketing, revenue management and financial reporting. The firm’s existing portfolio consists of 55 hotels, including

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

97450 Overseas Highway Key Largo, FL 33037	Collateral Asset Summary – Loan No. 9 Playa Largo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 47.7% 1.64x 12.1%

43 Marriott flags, three Hilton flags, three IHG flags, two Choice flags and four independent hotels. Eighteen of the firm’s hotels are located in Florida. Additionally, three Shaner hotels were ranked in the top ten in a 2017 magazine survey including the Playa Largo Property, the French Leave Resort and Renaissance Tuscany II Ciocco Resort in Ciocco, Italy.

Prime Hospitality Group is the hotel division for Prime Group. Prime Group focuses on the investment, development, construction and management of multifamily residential, commercial, office and hospitality properties. Prime Hospitality Group owns multiple branded hotels including those flagged by Marriott, Hilton and IHG. The firm’s existing portfolio consists of 34 properties and includes 14 hotels, which are all located in Florida. Larry Abbo is the chief executive officer of Prime Group, which was founded in 1987 and is headquartered in Hollywood, Florida.

The Shaner Guarantor and the Prime Hospitality Guarantor are severally but not jointly liable for the recourse obligations split on a 50%/50% basis. The Lance T. Shaner Revocable Trust, of which Lance T. Shaner is the sole trustee, owns a 10% interest in the borrower. Prime Hospitality Group, LLC does not have an ownership interest in the borrower; however, Prime Hospitality Group II, LLC, which has the same ownership as Prime Hospitality Group, LLC, owns 50% of the borrower.

The Property. The Playa Largo Property is comprised of a central hotel structure that is three stories tall and includes three guestroom wings. The hotel room types include standard and suite-style guestroom configurations. Additionally, the Playa Largo Property has ten detached, two-story bungalow units and a two-story beach house on the south side of the resort grounds with a private pool and frontage on the beach. An additional two-story building on the northwest portion of the Playa Largo Property along the beach contains the Sol by the Sea restaurant and the boating and activity rentals office. The meeting space is generally located on the north and eastern sides of the main building. The Playa Largo Property features a guarded gated entrance. The Playa Largo Property opened in August 2016 with 148 available rooms. Thirty additional rooms (which include the bungalows) were added in May 2017, with the Playa Largo Property being fully completed in May 2017. The Playa Largo Property has three full-service restaurants along with a poolside tiki bar. Amenities at the Playa Largo Property include a fitness center, two pools, a Jacuzzi, a bocce ball court, two tennis courts, a basketball court, a children’s center and a beach activity rental office. Additionally, the Playa Largo Property has 14 beachfront acres. The Playa Largo Property features an ocean spa with full-service salon, private cabanas, fire pits and watersports programs, including paddle boards, kayaks, snorkeling, diving, boating and ocean excursions. Other features of the Playa Largo Property include a private boat launch and marina with 16 slips, the Tavernier Ballroom with more than 6,879 sq. ft. of flexible event space and private event courtyards. The Playa Largo Property contains 178 parking spaces, resulting in a parking ratio of 1.0 spaces per room.

According to the appraisal, the demand segmentation for the Playa Largo Property is 10% commercial, 65% leisure, and 25% meeting and group. The hotel franchise agreement with Marriott International, Inc. expires on August 31, 2041.

Environmental Matters. The Phase I environmental report dated April 13, 2018 recommended no further action at the Playa Largo Property.

The Market. The Playa Largo Property is located at 97450 Overseas Highway, approximately 60 miles south of Miami International Airport, and within Monroe County, which has a population of approximately 77,013. Key Largo, the northernmost of the Florida Keys, is located in the Upper Keys, which are home to many scuba diving and snorkeling locations including the John Pennekamp Coral Reef Park in Key Largo. The coral reef formations in the Florida Keys are the only coral reef formations in the continental United States and are a significant attraction for visitors. Other popular activities and attractions include paddle boarding, water skiing, jet skiing, parasailing, kayaking and festivals. Hotel demand is primarily generated by a heavy concentration of group and leisure travelers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

97450 Overseas Highway Key Largo, FL 33037	Collateral Asset Summary – Loan No. 9 Playa Largo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 47.7% 1.64x 12.1%

The primary competitive set for the Playa Largo Property consists of six hotels, ranging in size from 103 to 440 rooms as presented in the table below:

Primary Competitive Set(1)
Property	Location	Rooms	Year Opened	TTM Occupancy(2)	Estimated TTM ADR(2)	Estimated TTM RevPAR(2)
Playa Largo Property	Key Largo, FL	178	2016	79.3%	$363.60	$288.42
Hyatt Key West Resort and Spa	Key West, FL	120	1988	90%-95%	$380-$390	$340-$350
Waldorf Astoria Casa Marina Resort	Key West, FL	311	1921	75%-80%	$375-$385	$290-$300
Key Largo Bay Marriott Beach Resort	Key Largo, FL	153	1993	75%-80%	$270-$280	$200-$210
Margaritaville Key West Resort & Marina	Key West, FL	178	1996	75%-80%	$360-$370	$285-$295
Ritz Carlton Key Biscayne	Miami, FL	440	2001	55%-60%	$425-$435	$235-$245
Tranquility Bay Beachfront Hotel & Resort	Marathon, FL	103	2005	85%-90%	$345-$355	$295-$305

(1)	Source: Appraisal.

(2)	TTM Occupancy, Estimated TTM ADR and Estimated TTM RevPAR for the Playa Largo Property is as of April 30, 2018. TTM Occupancy, Estimated TTM ADR and Estimated TTM RevPAR for the competitive properties are from the appraisal and estimates as of February 28, 2018.

The appraisal determined competitive set demand segmentation was 13% commercial, 32% meeting and group and 57% leisure excluding the Playa Largo Property. The demand segmentation for the competitive set as of year-end 2017 are presented in the table below:

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting & Group	Leisure
Playa Largo Property	178	10%	25%	65%
Hyatt Key West Resort and Spa	120	15%	10%	75%
Waldorf Astoria Casa Marina Resort	311	10%	30%	60%
Key Largo Bay Marriott Beach Resort	153	15%	25%	60%
Margaritaville Key West Resort & Marina	178	25%	20%	65%
Ritz Carlton Key Biscayne	440	10%	50%	40%
Tranquility Bay Beachfront Hotel & Resort	103	10%	15%	75%
Total / Wtd. Avg.(2)	1,305	13%	32%	57%
(1)	Source: Appraisal.

(2)	Total / Wtd. Avg. excludes the Playa Largo Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

97450 Overseas Highway Key Largo, FL 33037	Collateral Asset Summary – Loan No. 9 Playa Largo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 47.7% 1.64x 12.1%

Cash Flow Analysis.

Cash Flow Analysis
	2017(1)	T-12 4/30/2018(1)	U/W	U/W per Room(2)
Occupancy	78.0%	79.3%	79.3%
ADR	$347.42	$363.60	$363.60
RevPAR	$271.12	$288.42	$288.42

Room Revenue	$16,844,069	$18,738,968	$18,738,968	$105,275
F&B Revenue	7,653,762	8,027,172	8,027,172	45,096
Other Revenue(3)	2,600,703	2,886,287	2,886,287	16,215
Total Revenue	$27,098,534	$29,652,427	$29,652,427	$166,587
Operating Expenses	10,321,851	10,945,191	10,945,191	61,490
Undistributed Expenses	5,990,254	6,299,996	6,299,996	35,393
Gross Operating Profit	$10,786,429	$12,407,240	$12,407,240	$69,704
Management Fee	807,855	895,236	895,236	5,029
Property Taxes	544,626	508,258	417,930	2,348
Property Insurance	248,256	269,292	236,968	1,331
Net Operating Income	$9,185,692	$10,734,454	$10,857,106	$60,995
FF&E Expenses	0	0	1,186,097	6,663
Net Cash Flow	$9,185,692	$10,734,454	$9,671,009	$54,332

(1)	2017 and T-12 4/30/2018 cash flows were adjusted to reflect a normalized September 2017, as the Playa Largo Property was affected by Hurricane Irma. The adjusted September 2017 revenue represents 80.7% of the October 2017 revenue based on September and October 2016 competitive set RevPAR ratios. September 2017 expenses were adjusted based on October 2017 expense ratios. Unadjusted 2017 and 4/30/2018 TTM Net Operating Income is $8,681,114 and $10,410,704, respectively. Additionally, there were a total of 62,127 available room nights in 2017 as 30 rooms were added to the Playa Largo Property in May 2017. The T-12 4/30/2018 and U/W cash flow represents 64,970 room nights.

(2)	Based on 178 rooms.

(3)	Other Revenue includes resort fees, spa, marina, tennis and retail income.

Property Management.    The Playa Largo Property is managed by Shaner Hotel Holdings Limited Partnership, a Delaware limited partnership and borrower sponsor related manager.

Lockbox / Cash Management.    The Playa Largo Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to send instruction letters to each credit card company with which the borrower or manager has entered into merchant’s agreements, directing such companies (other than DFS Services, LLC) to deposit all receipts and payments into the lockbox account. Following the occurrence of a Trigger Event, all sums on deposit in the restricted account will be transferred to an account designated and controlled by the lender (the “Cash Management Account”), from which the monthly payments required under the loan documents will be made and (i) absent the existence of a Cash Sweep Event (as defined below), any remaining amounts on deposit in the Cash Management Account, will be disbursed to the borrower and (ii) during the existence of a Cash Sweep Event, any excess cash will be held by the lender as additional security for the Playa Largo Whole Loan.

A “Trigger Event” will commence upon (i) the occurrence of an event of default under the Playa Largo Whole Loan, (ii) the amortizing debt service coverage ratio, calculated based on the trailing 12 calendar months, being less than 1.30x (a “DSCR Trigger Event”), (iii) the date that (a) the borrower or Playa Largo franchisor gives notice of its intention to terminate the franchise agreement or (b) the borrower or Playa Largo franchisor terminates the franchise agreement, (iv) the occurrence of an event of default under the Playa Largo franchise agreement which default permits the Playa Largo franchisor to cancel or terminate the franchise agreement or (v) the expiration of the franchise agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

97450 Overseas Highway Key Largo, FL 33037	Collateral Asset Summary – Loan No. 9 Playa Largo	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 47.7% 1.64x 12.1%

A “Cash Sweep Event” will commence upon (i) the occurrence of an event of default under the Playa Largo Whole Loan and continue until the cure (if applicable) and the lender’s acceptance of such cure in its sole and absolute discretion of such event of default, (ii) the amortizing debt service coverage ratio, calculated based on the trailing 12 calendar months, being less than 1.15x (a “DSCR Cash Sweep Event”) and continue until the amortizing debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.25x, (iii) the date that (a) the borrower or Playa Largo franchisor gives notice of its intention to terminate the franchise agreement or (b) borrower or Playa Largo franchisor terminates the franchise agreement, and continue until (x) with respect to (a) above, the Playa Largo franchisor or the borrower withdraws notice of its intention to terminate the franchise agreement and acceptance of such cure by franchisor evidenced by a written statement or (y) with respect to (a) and (b) above, the date a replacement franchise agreement in form and substance reasonably acceptable to the lender has been entered into with a franchisor approved by the lender and the lender has received a comfort letter from such replacement franchisor, (iv) the occurrence of an event of default under the Playa Largo franchise agreement which default permits the Playa Largo franchisor to cancel or terminate the franchise agreement, and continue until (a) the cure of the event of default under the franchise agreement or (b) the date a replacement franchise agreement in form and substance reasonably acceptable to the lender has been entered into with a franchisor approved by the lender and the lender has received a comfort letter from such replacement franchisor or (v) the expiration of the franchise agreement and continue until the date a replacement franchise agreement in form and substance reasonably acceptable to the lender has been entered into with a franchisor approved by the lender.

In the event of the occurrence of what would otherwise constitute a DSCR Cash Sweep Event or a DSCR Trigger Event, the borrower will have the option of depositing an amount with the lender which, when added to the Playa Largo Property’s net operating income for any applicable calendar quarter, would result in the debt service coverage ratio being equal to or greater than 1.30x or 1.15x, as applicable, in which case, no DSCR Cash Sweep Event or DSCR Trigger Event, as applicable, will be deemed to exist. The borrower will only be permitted to make such deposit for four consecutive calendar quarters, and the borrower will not be permitted to exercise its right to avoid a DSCR Cash Sweep Event or a DSCR Trigger Event in this manner more than two times during the loan term.

Initial and Ongoing Reserves. At loan origination, the borrower deposited (i) approximately $286,979 for real estate taxes and (ii) approximately $44,902 for insurance premiums.

Tax Reserve.  The borrower is required to make monthly deposits into the real estate tax reserve in the amount of 1/12 of annual estimated real estate taxes, which currently equates to $35,872.

Insurance Reserve. The borrower is required to make monthly deposits into the insurance reserve account in the amount of 1/12 of the annual insurance premiums, which currently equates to $19,747.

FF&E Reserve. The borrower is required to make monthly deposits equal to the greater of (i) one-twelfth of 4.0% of annual gross income from operations into the FF&E reserve account and (ii) the amount required under the franchise agreement for FF&E work, which currently equates to $98,841.

Current Mezzanine or Subordinate Indebtedness.  There is an outstanding “key money” loan from the franchisor to the borrower of the Playa Largo Property, in the original aggregate amount of $1,500,000 (the “Key Money Debt”), which is unsecured and amortizes through August 31, 2041, the expiration date of the franchise agreement. The outstanding amount of the Key Money Debt as of May 17, 2018, was $1,400,000.  If the franchise agreement is terminated or expires at any time prior to the expiration date of the franchise agreement, the borrower will be required to repay the franchisor concurrently with such termination an amount equal to the product of $5,000 and the number of months from the date of such termination to August 31, 2041. The Playa Largo Loan documents provide that the borrower and the related guarantors are subject to recourse liability for any losses arising in connection with the borrower’s failure to repay the Key Money Debt.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

Partial Releases. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 10 Alabama Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,429,674 52.6% 2.02x 17.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 10 Alabama Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,429,674 52.6% 2.02x 17.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 10 Alabama Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,429,674 52.6% 2.02x 17.2%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Sponsor:	Chiman S. Patel
Borrowers:	Hari Hospitality, LLC; Tuscaloosa Hotel Partners I LLC
Original Balance:	$28,500,000
Cut-off Date Balance:	$28,429,674
% by Initial UPB:	4.0%
Interest Rate:	4.4500%
Payment Date:	6th of each month
First Payment Date:	August 6, 2018
Maturity Date:	July 6, 2028
Amortization:	240 months
Additional Debt:	None
Call Protection(1):	L(25), D(91), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$305,284	$43,612
Insurance:	$0	Springing
FF&E:	$0	$22,560
PIP:	$0	Springing

Financial Information(3)
Cut-off Date Balance / Room:	$93,519
Balloon Balance / Room:	$57,770
Cut-off Date LTV:	52.6%
Balloon LTV:	32.5%
Underwritten NOI DSCR:	2.27x
Underwritten NCF DSCR:	2.02x
Underwritten NOI Debt Yield:	17.2%
Underwritten NCF Debt Yield:	15.3%
Underwritten NOI Debt Yield at Balloon:	27.9%
Underwritten NCF Debt Yield at Balloon:	24.8%

Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type:	Hospitality
Collateral:	Fee Simple
Location:	Various, AL
Year Built / Renovated:	Various / NAP
Total Rooms:	304
Property Management:	Kana Hotels, Inc.
Underwritten NOI(3):	$4,891,656
Underwritten NCF(3):	$4,350,223
Appraised Value(3):	$54,000,000
Appraisal Date:	June 5, 2018

Historical NOI(3)
Most Recent NOI:	$4,916,184 (T-12 May 31, 2018)
2017 NOI:	$4,507,494 (December 31, 2017)
2016 NOI:	$4,123,788 (December 31, 2016)
2015 NOI(4):	$3,017,836 (December 31, 2015)

Historical Occupancy(3)
Most Recent Occupancy:	76.6% (May 31, 2018)
2017 Occupancy:	74.6% (December 31, 2017)
2016 Occupancy:	68.5% (December 31, 2016)
2015 Occupancy(4):	61.6% (December 31, 2015)
(1)	Partial release is permitted. See “Partial Release” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	Underwritten NOI, Underwritten NCF, Appraised Value, Historical NOI, Historical Occupancy and Financial Information are based on the aggregate of the two hospitality properties that comprise the Alabama Hotel Portfolio Properties.

(4)	The Springhill Suites-Tuscaloosa Property was constructed in 2015. As such, 2015 NOI and 2015 Occupancy information only represents operations from the Embassy Suites-Birmingham Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 10 Alabama Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,429,674 52.6% 2.02x 17.2%

Portfolio Summary
Property Name	Rooms	Property Sub-Type	Year Built/ Renovated	Franchise	Allocated Loan Amount ($)	% of Allocated Loan Amount	UW NCF	Appraised Value
Embassy Suites-Birmingham	208	Full Service	2010 / NAP	Hilton(1)	$20,000,000	70.2%	$2,818,331	$36,500,000
Springhill Suites-Tuscaloosa	96	Limited Service	2015 / NAP	Marriott(2)	$8,500,000	29.8%	$1,531,892	$17,500,000
Total	304				$28,500,00	100.0%	$4,350,223	$54,000,000

(1)	The Embassy Suites-Birmingham Property has a franchise agreement with HLT Existing Franchise Holding LLC, a subsidiary of Hilton Hotels Corporation, which expires on August 21, 2028.

(2)	The Springhill Suites-Tuscaloosa Property has a franchise agreement with Marriott International, Inc. which expires on July 21, 2035.

The Loan.    The Alabama Hotel Portfolio mortgage loan (the “Alabama Hotel Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interests in two hotels containing an aggregate of 304 rooms (the “Alabama Hotel Portfolio Properties”, and each, an “Alabama Hotel Portfolio Property”) located in Birmingham, Alabama (the “Embassy Suites-Birmingham Property”) and Tuscaloosa, Alabama (the “Springhill Suites-Tuscaloosa Property”).

The Alabama Hotel Portfolio Loan, with an original principal balance of $28.5 million, has a 10-year term and amortizes on a 20-year schedule. The Alabama Hotel Portfolio Loan accrues interest at a fixed rate equal to 4.4500% per annum. The Alabama Hotel Portfolio Loan proceeds were used to retire existing debt of approximately $28.0 million, fund approximately $0.3 million in upfront reserves and pay closing costs of approximately $0.4 million. The Cut-off Date LTV and Balloon LTV of 52.6% and 32.5%, respectively, are calculated based on the aggregate “As Is” appraised value as of June 5, 2018 of $54.0 million for the Alabama Hotel Portfolio Properties. The most recent prior financing of the Embassy Suites-Birmingham Property was included in the JPMBB 2013-C14 securitization and the most recent prior financing of the Springhill Suites-Tuscaloosa Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$28,500,000	99.4%	Loan Payoff	$27,993,641	97.6%
Borrower Sponsor Equity	$174,438	0.6%	Closing Costs	$375,513	1.3%
			Reserves	$305,284	1.1%
Total Sources	$28,674,438	100.0%	Total Uses	$28,674,438	100.0%

The Borrowers / Borrower Sponsor.    The borrowers are Hari Hospitality, LLC and Tuscaloosa Hotel Partners I LLC (each, an “Alabama Hotel Portfolio Borrower” and together, the “Alabama Hotel Portfolio Borrowers”), each structured to be bankruptcy-remote.

The sponsor of the Alabama Hotel Portfolio Borrowers and non-recourse carveout guarantor for the Alabama Hotel Portfolio Loan is Chiman S. Patel. Chiman S. Patel founded HP Hotels, Inc. in 2002, and has over four decades of experience in the hospitality industry, having worked with the management, ownership and development of hotels since 1975. Chiman S. Patel currently has an equity ownership interest in six hotels located in Alabama and Ohio under franchise agreements with the Marriott, Hilton, and IHG brands.

The Properties. The Alabama Hotel Portfolio Properties consist of two hotels containing an aggregate of 304 rooms. The hotels are both located in Alabama, with the Embassy Suites-Birmingham Property located in Birmingham and the Springhill Suites-Tuscaloosa Property located in Tuscaloosa.

The Embassy Suites-Birmingham Property is a 208 room full-service hotel located approximately 15 miles southeast from downtown Birmingham, Alabama. The property was built by the sponsor in 2010. Amenities at the Embassy Suites-Birmingham Property include Hoover Grille restaurant, approximately 11,590 SF of meeting space, a heated indoor pool, a fitness center, guest laundry facilities, a business center and complimentary breakfast. The hotel's 11,590 SF of meeting space is spread amongst three rooms, the largest of which is the 9,920 SF River Ballroom. The guest room configuration consists of 132 king-sized bed rooms, 59 rooms with two queen-sized beds and eight rooms with two separate bedrooms and nine American with Disabilities Act compliant rooms. The Embassy Suites-Birmingham Property has a franchise agreement with HLT Existing Franchise Holding LLC, a subsidiary of Hilton Hotels Corporation, which expires on August 21, 2028. According to a May 2018 hospitality research report, the Embassy Suites-Birmingham Property had a 77.3% occupancy rate, $138.35 ADR and a RevPAR penetration factor of 134.9%. The property’s 134.9% RevPAR penetration factor makes it first among its competitive set identified by the May 2018 hospitality research report. Top corporate accounts at the Embassy Suites-Birmingham Property include Johnson Controls, Daimler, Regions Financial Corp., AT&T, Lhoist, and BioHorizons.

The Springhill Suites-Tuscaloosa Property is a 96 room limited-service hotel located approximately 3.7 miles from the University of Alabama. The property was built by the sponsor in 2015 operates under a franchise agreement with Springhill Suites by Hilton through 2035. Property amenities include 367 SF of meeting space, an outdoor pool, a fitness center, guest laundry facilities, a business center and complimentary breakfast. The guest room configuration consists of 56 king bed rooms and 40 rooms with two queen beds. According to a May 2018 hospitality research report, the Embassy Suites-Birmingham Property had a 75.2% occupancy rate, $132.58 ADR and a RevPAR penetration factor of 141.7%. The property’s 141.7% RevPAR penetration factor makes it first among its competitive set identified

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 10 Alabama Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,429,674 52.6% 2.02x 17.2%

by the May 2018 hospitality research report. Top corporate accounts at the Springhill Suites-Tuscaloosa Property include University of Alabama, Mercedes Benz, Brose, Michelin, Johnson Controls, and Phifer Incorporated.

Environmental Matters.    The Phase I environmental reports, dated June 4, 2018, for the Embassy Suites-Birmingham and Springhill Suites-Tuscaloosa, each recommended no further action at the applicable Alabama Hotel Portfolio Property.

The Market. The Embassy Suites-Birmingham Property is located within Jefferson County, approximately 15 miles southeast from downtown Birmingham, Alabama. According to the Birmingham Chamber of Commerce, University of Alabama at Birmingham, Regions Financial Corp., AT&T, Honda, Mercedes-Benz, Blue Cross Blue Shield of Alabama and Alabama Power, all ranked in the top 10 employers of the Birmingham Metro area. The University of Alabama at Birmingham is located approximately two miles from the Embassy Suites-Birmingham Property, with Stamford University, and Birmingham Southern College also being located within Birmingham. Founded in 1969, the University of Alabama at Birmingham had an estimated student population of 19,500 students, consisting of approximately 12,400 undergraduate students, 6,000 graduate students, and 1,100 medical students as of 2017. An additional demand driver in the area is the upscale shopping mall, known as The Galleria, which is located approximately one-half mile northwest of the Embassy Suites-Birmingham Property. The Galleria is Alabama’s largest enclosed shopping center, with a total area of nearly 1.6 million sq. ft. The Galleria currently contains over 200 stores and is anchored by JCPenney, Belk, Macy’s, and Von Maur.

According to the appraisal, the Embassy Suites-Birmingham Property’s estimated demand segmentation is approximately 60.0% commercial, 25.0% meeting & group and 15.0% leisure. The appraiser noted that there are no new hotels expected to enter the immediate area in the near future that are considered to be directly competitive to the Embassy Suites-Birmingham Property.

According to December 2017 and May 2018 hospitality reports, the Embassy Suites-Birmingham Property competes with six other hotels. The respective performance relative to the competitive set is illustrated below.

Historical Occupancy, ADR, RevPAR
	Embassy Suites-Birmingham			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015(1)	71.2%	$135.07	$96.17	64.5%	$121.37	$78.22	110.5%	111.3%	122.9%
2016(1)	71.3%	$131.50	$93.76	68.0%	$117.48	$79.84	104.9%	111.9%	117.4%
2017(1)	76.2%	$134.55	$102.56	67.0%	$119.76	$80.20	113.8%	112.3%	127.9%
T-12 May 2018(2)	77.3%	$138.35	$106.88	65.4%	$121.08	$79.22	118.1%	114.3%	134.9%
(1)	Source: December 2017 hospitality research report.

(2)	Source: May 2018 hospitality research report.

The Springhill Suites-Tuscaloosa Property is located in Tuscaloosa, Alabama within Tuscaloosa County. Tuscaloosa is located in central Alabama, approximately 55 miles southwest of Birmingham. According to the Tuscaloosa County Industrial Development Authority, as of the first quarter of 2018, the top five employers in the Tuscaloosa County included The University of Alabama, Mercedes-Benz U.S. International, DCH Regional Medical Center, the Tuscaloosa County Board of Education and the Tuscaloosa City Board of Education. The University of Alabama is one of the primary demand generators in the area with a student enrollment of approximately 39,000. The university brings in traveling families, sports teams, prospective students and adjunct professors and is the primary developer in the area bringing in numerous construction and consulting contractors.

Mercedes-Benz U.S. International Inc. is the manufacturing home for Mercedes Benz’s M, R and GL Class sport utility vehicles in North America. The plant began operations in 1997 and is located less than 20 miles east of downtown Tuscaloosa. Mercedes-Benz has invested over $4.5 billion into its Alabama plant. In September 2015, Mercedes-Benz U.S. International Inc. announced Project Gateway, a $1.3 billion, 1.3 million sq. ft. expansion of its assembly plant in Tuscaloosa County. The project is scheduled for completion in 2020 and will add 600 new full-time jobs, bringing the total workforce at the Alabama plant to 3,800 employees. Additionally in 2017, the company announced an additional $1 billion investment to start production of Mercedes Benz electric vehicles at the Tuscaloosa site.

According to the appraisal, Springhill Suites-Tuscaloosa Property’s estimated demand segmentation is approximately 55.0% commercial, 10.0% meeting & group and 35.0% leisure. The appraiser noted that there is one proposed hotel anticipated to enter the immediate area in the near future that is considered to be directly competitive to the Springhill Suites-Tuscaloosa Property, a La Quinta Inn, which is currently under construction approximately 1 mile from the subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 10 Alabama Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,429,674 52.6% 2.02x 17.2%

According to December 2017 and May 2018 hospitality reports, the Springhill Suites-Tuscaloosa Property competes with five other hotels. The respective performance relative to the competitive set is illustrated below.

Historical Occupancy, ADR, RevPAR
	Springhill Suites-Tuscaloosa			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015(1)	40.7%	$146.97	$59.81	61.9%	$114.49	$70.83	65.8%	128.4%	84.4%
2016(1)	62.5%	$128.39	$80.19	60.0%	$114.66	$68.85	104.0%	112.0%	116.5%
2017(1)	71.0%	$129.98	$92.31	60.2%	$115.69	$69.59	118.1%	112.3%	132.6%
T-12 Mau 2018(2)	75.2%	$132.58	$99.74	60.0%	$117.34	$70.39	125.4%	113.0%	141.7%
(1)	Source: December 2017 hospitality research report.

(2)	Source: May 2018 hospitality research report.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2016	2017	T-12 5/31/2018	U/W	U/W per Room
Occupancy	68.5%	74.6%	76.6%	76.6%
ADR	$130.38	$133.15	$136.53	$136.53
RevPAR	$89.48	$99.32	$104.62	$104.62

Room Revenue	$9,955,881	$11,020,122	$11,608,229	11,608,229	$38,185
Other Revenue	1,848,975	1,915,160	1,927,595	1,927,595	$6,341
Total Revenue	$11,804,856	$12,935,282	$13,535,824	13,535,824	$44,526
Operating Expenses	3,515,958	3,774,615	3,836,618	3,836,618	$12,620
Undistributed Expenses	3,240,617	3,588,286	3,750,616	3,789,131	$12,464
Gross Operating Profit	$5,048,281	$5,572,381	$5,948,590	5,910,075	$19,441
Management Fee(2)	354,011	388,000	405,996	406,075	$1,336
Total Fixed Charges	570,482	676,887	626,410	612,344	$2,014
Net Operating Income	$4,123,788	$4,507,494	$4,916,184	4,891,656	$16,091
FF&E(3)	472,194	517,411	541,433	541,433	$1,781
Net Cash Flow	$3,651,594	$3,990,083	$4,374,751	4,350,223	$14,310
(1)	The Springhill Suites-Tuscaloosa Property was constructed in 2015. As such, aggregate financial information for both of the Alabama Hotel Portfolio properties is only available for 2016 and beyond.

(2)	U/W Management Fee is 3.0% of gross revenues.

(3)	U/W FF&E represents 4.0% of gross revenues.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 10 Alabama Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,429,674 52.6% 2.02x 17.2%

Property Management.    The Alabama Hotel Portfolio Properties are managed by Kana Hotels, Inc., which is an affiliate of the Alabama Hotel Portfolio Borrowers.

Lockbox / Cash Management.    The Alabama Hotel Portfolio Loan is structured with a springing hard lockbox and springing cash management. Following a Restricted Account Trigger Event (as defined below), all credit card receipts are required to be deposited directly into a clearing account controlled by the lender, and the borrower and property manager are required to deposit all other payments into the clearing account immediately. Unless a Trigger Period (as defined below) is ongoing, all amounts on deposit in the clearing account are required to be swept daily into the borrower’s account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender and applied as provided in the loan documents.

A “Restricted Account Trigger Event” will occur upon the first to occur of (i) a Trigger Period or (ii) the debt service coverage ratio being less than 1.35x.

A “Trigger Period” will (a) commence upon (i) an event of default under the loan documents, (ii) the occurrence of a Franchise Agreement Trigger Period (as defined below) or (iii) any bankruptcy or similar insolvency of the Alabama Hotel Portfolio Properties’ manager, and (b) expire (so long as a Trigger Period does not exist for any other reason) upon (1) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (2) with regard to any Trigger Period commenced in connection with clause (ii) above, a Franchise Agreement Trigger Period ceasing to exist in accordance with the terms of the loan agreement, and (3) with regard to any Trigger Period commenced in connection with clause (iii) above, the Alabama Hotel Portfolio Properties’ manager is replaced with a “qualified manager” engaged pursuant to a “qualified management agreement”.

A “Franchise Agreement Trigger Period” will occur upon the first to occur of (i) any default under either franchise agreement beyond the applicable notice or cure periods, (ii) borrower or franchisors giving notice that they are terminating the franchise agreement, (iii) any termination or cancellation of either franchise agreement or either franchise agreement expiring or otherwise failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of either franchisor, (v) either of the Alabama Hotel Portfolio Properties’ failing to be operated, “flagged” or branded pursuant to either franchise agreement, (vi) any permit applicable to either franchise agreement ceasing to be in full force in effect or (vii) a Franchise Renewal Trigger Event (as defined below). A Franchise Agreement Trigger Period (A) that commences as described in clauses (i) through (vi) above, will expire upon the lender’s receipt of evidence reasonably acceptable to the lender of (1) (a) satisfaction of the Franchise Agreement Cure Conditions (as defined below) or (b) the branding, "flagging" and operation of the subject Alabama Hotel Portfolio Property pursuant to a replacement “qualified franchise agreement” and (2) to the extent any PIP is required in connection with the foregoing, the deposit of the corresponding PIP deposit into the PIP reserve account in accordance with the loan agreement; and (B) that commences as descried in clause (vii) above, will expire upon the occurrence of a Franchise Renewal Event.

“Franchise Agreement Cure Conditions” means, among other things: (i) the Alabama Hotel Portfolio Borrowers have cured all defaults (if any) under the applicable franchise agreement to the satisfaction of the applicable franchisor, (ii) the Alabama Hotel Portfolio Borrowers and the applicable franchisor have re-affirmed the applicable franchise agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor and/or the franchise agreement (if any), such franchisor is no longer insolvent or subject to any such proceedings and has affirmed such franchise agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, and (iv) the subject Alabama Hotel Portfolio Property continues to be operated, flagged and branded pursuant to the applicable franchise agreement.

A “Franchise Renewal Trigger Event” means an event which occurs if a Franchise Renewal Event does not occur on or before the date which is twelve months prior to the expiration of the then applicable term of either franchise agreement.

A “Franchise Renewal Event” means an event which shall occur upon lender’s receipt of evidence that (i) the related franchise agreement has been extended or a replacement franchise agreement has been entered into for a term expiring no earlier than three years after the maturity date of the Alabama Hotel Portfolio Loan, (ii) the related franchise agreement or replacement franchise agreement is in full force and effect and (iii) to the extent a property improvement plan is required, the corresponding PIP deposit has been deposited in the PIP reserve account in accordance with the loan agreement.

Initial Reserves. At loan origination, the Alabama Hotel Portfolio Borrowers deposited $305,284 into a tax reserve account.

Ongoing Reserves. On a monthly basis, the Alabama Hotel Portfolio Borrowers are required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equals approximately $43,612, into a tax reserve account and (ii) an FF&E reserve in the amount equal to the greater of (x) the amount required by the franchise agreement or (y) 1/12 of 2.0% of the estimated annual rents deposited on a monthly basis for the first 12 months of the Alabama Hotel Portfolio Loan (initially $22,560), 1/12 of 3.0% of the estimated annual rents deposited on a monthly basis for the next 12 months of the Alabama Hotel Portfolio Loan and 4.0% of the estimated annual rents deposited on a monthly basis for the remainder of the Alabama Hotel Portfolio Loan term.

In the event an acceptable blanket insurance policy is no longer in place, the Alabama Hotel Portfolio Borrowers will be required to deposit monthly 1/12 of the annual insurance premiums. The Alabama Hotel Portfolio Borrowers currently have a blanket insurance policy in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various	Collateral Asset Summary – Loan No. 10 Alabama Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,429,674 52.6% 2.02x 17.2%

In the event a PIP is required in connection with (a) any existing or renewal franchise agreement or (b) a new franchise agreement, the Alabama Hotel Portfolio Borrowers will be required to deposit 125% of the estimated cost of the PIP into a PIP reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release. Following the second anniversary of the closing date of the CD 2018-CD7 securitization transaction, provided no event of default has occurred and is continuing, the Alabama Hotel Portfolio Borrowers are permitted to obtain the release of an individual Alabama Hotel Portfolio Property, provided, among other things, (i) the Alabama Hotel Portfolio Borrowers defease an amount of principal equal to the greater of (a) 125.0% of the allocated loan amount for the Alabama Hotel Portfolio Property being released and (b) the net sales proceeds applicable to the Alabama Hotel Portfolio Property being released; (ii) after giving effect to the sale and the defeasance, (a) the debt service coverage ratio for the remaining Alabama Hotel Portfolio Property is equal to or greater than the greater of (1) the debt service coverage ratio of the Alabama Hotel Portfolios immediately prior to the date of notice of the partial defeasance or the consummation of the partial defeasance (as applicable) and (2) 2.02x, (b) the loan to value ratio of the remaining Alabama Hotel Portfolio Property is no greater than the lesser of (1) 52.8% and (2) the loan to value ratio of the Alabama Hotel Portfolio Properties immediately prior to the date of notice of the partial defeasance or the consummation of the partial defeasance (as applicable) and (c) the debt yield with respect to the remaining Alabama Hotel Portfolio Property is equal to or greater than the greater of (1) the debt yield of the Alabama Hotel Portfolio Properties immediately prior to the date of notice of the partial defeasance or the consummation of the partial defeasance (as applicable) and (2) 15.26%; (iii) such release is in compliance with REMIC-related requirements; and (iv) the Alabama Hotel Portfolio Borrowers deliver to the lender a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1 Teterboro Drive Teterboro, NJ 07608	Collateral Asset Summary – Loan No. 11 Walmart Supercenter Teterboro	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,300,000 67.5% 1.58x 7.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Borrower Sponsor:	Brian E. Bergersen
Borrowers:	Various(1)
Original Balance:	$25,300,000
Cut-off Date Balance:	$25,300,000
% by Initial UPB:	3.5%
Interest Rate:	4.55300%
Payment Date:	6th of each month
First Payment Date:	September 6, 2018
Maturity Date:	August 6, 2028
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(24), D(91), O(5)
Lockbox / Cash Management(2):	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Lease Sweep Reserve(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$40
Balloon Balance / Sq. Ft.:	$40
Cut-off Date LTV:	67.5%
Balloon LTV:	67.5%
Underwritten NOI DSCR:	1.58x
Underwritten NCF DSCR:	1.58x
Underwritten NOI Debt Yield:	7.3%
Underwritten NCF Debt Yield:	7.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Leased Fee
Collateral:	Fee Simple
Location:	Teterboro, NJ
Year Built / Renovated:	NAP / NAP
Total Sq. Ft.:	628,135
Property Management:	NAP
Underwritten NOI:	$1,844,055
Underwritten NCF:	$1,844,055
Appraised Value:	$37,500,000
Appraisal Date:	May 1, 2018

Historical NOI(5)
Most Recent NOI:	NAV
2017 NOI:	NAV
2016 NOI:	NAV
2015 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	NAP
2017 Occupancy:	NAP
2016 Occupancy:	NAP
2015 Occupancy:	NAP
(1)	The Borrowers are: TTB-Preston Urban Renewal, LLC; TTB-Meadowstone Urban Renewal, LLC; TTB-PPA Urban Renewal, LLC; TTB-PPH Urban Renewal, LLC; TTB-1401 Urban Renewal, LLC; TTB-MOB Urban Renewal, LLC.

(2)	In place cash management will be triggered (i) upon an event of default, (ii) if the debt service coverage ratio falls below 1.25x until such time that the debt service coverage ratio is at least 1.30x for two consecutive quarters or (iii) the commencement of a Lease Sweep Period.

(3)	Borrower will not be required to make monthly deposits into reserve accounts so long as, among other thing per the loan documents, (i) no event of default has occurred, (ii) the Walmart lease is in full force and effect, (iii) with respect to the tax and insurance reserves, Walmart is paying both real estate taxes and insurance premiums and provides satisfactory evidence and (iv) there is no default under the Walmart lease. In addition, if an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit 1/12 of the annual insurance premiums into the insurance account.

(4)	On each payment date during a Lease Sweep Period, the borrower will be required to deposit all excess cash into the lease sweep reserve. A “Lease Sweep Period” commences (a) upon a monetary or material non-monetary default by Walmart under the Walmart lease (“Lease Sweep Lease”), (ii) upon an insolvency proceeding of or (iii) upon a decline in the credit rating of Walmart under a Lease Sweep Lease (or its parent), to below “BBB-” or equivalent by any rating agency.

(5)	The Walmart Teterboro property was recently acquired by the sponsor. As a result, Historical NOI is not available.

TRANSACTION HIGHLIGHTS
▪	Property and Tenancy. The property is a 14.42 acre plot of land located at 1 Teterboro Drive in Teterboro, New Jersey, 6.2 miles from Manhattan.The property is 100.0% ground leased to Wal-Mart Stores East, LP (“Walmart”), whose obligations are guaranteed by Wal-Mart Stores, Inc. (Fitch/Moody’s/S&P: AA/Aa2/AA) as of April 2015, via a 20-year absolute triple net lease with a 10.0% rent escalation in 2025. The lease features twelve, 5-year extension options with 5.0% rent increases, for a fully-extended lease term of 80 years. The Walmart located on site at the property completed its construction of a 159,542 sq. ft. store in 2015. Established in 1962, Walmart is the world’s leading merchant and grocery chain by revenue, as well as the largest private employer with 2.3 million workers in 11,718 stores that span 28 countries. The Bentonville, Arkansas headquartered company utilizes its massive size to gain bargaining power over its many suppliers. Walmart achieves cost savings from suppliers by selling at large volumes and subsequently offers consumers name-brand goods at discounted prices.

▪	Market. The property is located within the South Bergen / West Bergen submarket which has an average vacancy rate of 5.6%. The county’s close proximity to New York City, affluent population, limited land availability and high construction costs help keep retail inventory low and occupancy rates high across market cycles. Given the Teterboro Airport’s large footprint, there are no other large parcels of land in the immediate area that are available for development. The property is located at the intersection of the Route 46 and Route 17 Retail Corridors. The corridors contain over 6.8 million square feet of retail space in aggregate.

▪	Borrower Sponsor. The nonrecourse carve-out guarantor and sponsor is Brian E. Bergersen. Mr. Bergersen founded Spectrum Properties, Ltd. (“Spectrum”) in 1993 as a real estate development and management company. The guarantor has been developing projects for over 25 years primarily operating within the Dallas / Fort Worth area. Spectrum has a history of property development and management of independent retirement communities, apartment communities and professional office buildings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

5077-5111 Westfields Boulevard Centreville, VA 20120	Collateral Asset Summary – Loan No. 12 Sully Station Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 50.2% 2.02x 13.2%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Sponsor:	Alfred H. Moses
Borrower:	Sully Station, LLC
Original Balance:	$25,000,000
Cut-off Date Balance:	$25,000,000
% by Initial UPB:	3.5%
Interest Rate:	4.51000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2018
Maturity Date:	August 6, 2028
Amortization:	Interest Only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$103,210	$34,403
Insurance:	$12,083	$1,726
Replacement(2):	$0	Springing
TI/LC(3):	$0	$12,809
GlowZone Buildout TI(4):	$1,500,000	$0
GlowZone Holdback(5):	$2,000,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$163
Balloon Balance / Sq. Ft.:	$149
Cut-off Date LTV(6):	50.2%
Balloon LTV(6):	46.0%
Underwritten NOI DSCR(7):	2.16x
Underwritten NCF DSCR(7):	2.02x
Underwritten NOI Debt Yield:	13.2%
Underwritten NCF Debt Yield:	12.3%
(1)	In place cash management will be triggered upon the occurrence of a Trigger Period (as defined below). A “Trigger Period” means a period commencing upon the earliest of (i) an event of default, (ii) the debt service coverage ratio being less than 1.35x and (iii) a period (a) commencing upon the date that is 120 days after July 16, 2018 if the permits required pursuant to the mortgage loan documents with respect to the GlowZone lease have not been obtained by such date and (b) expiring upon such permits being obtained.

(2)	During the continuance of a Trigger Period, the borrower is required to deposit an amount equal to $4,164 on each monthly payment date into a replacement reserve account.

(3)	The borrower is required to fund ongoing TI/LC reserves on each monthly payment date in an amount equal to $12,809, subject to a cap of $768,540.

(4)	On the origination date of the mortgage loan, the borrower deposited $1,500,000 into a reserve account for outstanding GlowZone tenant improvements. The funds in the GlowZone Buildout TI reserve are required to be disbursed upon receipt of evidence reasonably
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Centreville, VA
Year Built / Renovated:	1988 / NAP
Total Sq. Ft.:	153,703
Property Management:	Rosenthal Properties, LLC; Rosenthal Realty, LLC
Underwritten NOI(8):	$3,294,170
Underwritten NCF(8):	$3,067,609
Appraised Value(6):	$49,800,000
Appraisal Date(6):	December 1, 2018

Historical NOI(8)
Most Recent NOI:	$3,265,465 (T-12 April 30, 2018)
2017 NOI:	$3,063,581 (December 31, 2017)
2016 NOI:	$2,540,836 (December 31, 2016)
2015 NOI:	$2,773,859 (December 31, 2015)

Historical Occupancy(8)
Most Recent Occupancy:	95.3% (June 20, 2018)
2017 Occupancy:	72.6% (December 31, 2017)
2016 Occupancy:	87.9% (December 31, 2016)
2015 Occupancy:	90.9% (December 31, 2015)

satisfactory to the lender (including, without limitation, a tenant estoppel certificate in form and substance reasonably acceptable to the lender) that GlowZone has been paid their entire TI allowance (or if the reserve funds will be disbursed directly to GlowZone, that upon receipt, they will have received their entire TI allowance). Notwithstanding the foregoing, in the event that GlowZone does not take occupancy and never satisfies the requirements above, the related borrower will be permitted to obtain disbursements of the $1,500,000 for tenant improvement and leasing commissions incurred in connection with leasing the GlowZone space to a replacement tenant.

(5)	On the origination date of the mortgage loan, the borrower deposited $2,000,000 into a holdback reserve account. The funds on deposit in the holdback reserve may be released upon satisfaction of the following conditions: (i) no event of default has occurred and is continuing, (ii) the lender has received evidence that either (a) GlowZone has no remaining “outs” or options to terminate its lease, or (b) the borrower has leased the entire space previously leased to GlowZone on equivalent or better terms than those of GlowZone’s lease and the applicable replacement tenant being in occupancy and open for business in the former GlowZone space and paying full, unabated rent due under its lease with no remaining “outs” or termination options.

(6)	The Cut-off Date LTV and Balloon LTV are calculated using the “As Stabilized” value of $49,800,000 as of December 1, 2018. The “As Stabilized” value assumes that GlowZone takes occupancy in November 2018. The “As-is” value as of June 19, 2018 is $47,100,000. Calculated using the “As-is” value, the Cut-off Date LTV and Balloon LTV are 53.1% and 48.6%, respectively.

(7)	DSCR is calculated based on the Sully Station Shopping Center loan’s amortizing debt service payments. Based on the initial interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are equal to 2.88x and 2.68x, respectively.

(8)	In late 2016, the previous anchor at the mortgaged property, Good Fortune Supermarket (an ethnic grocer tenant), terminated its lease and vacated its 48,322 sq. ft. (31.4% of net rentable area) of space which has since been leased to GlowZone with a lease commencement date of January 1, 2019. 2017 NOI and Most Recent NOI include $905,520 and $301,840, respectively, of lease termination fees related to the Good Fortune lease termination. Because the 48,322 sq. ft. of space was considered vacant during 2017, 2017 Occupancy was lower than the other historical periods, however, NOI increased from 2016 to the Most Recent period due to the termination payments (mentioned above) received from Good Fortune Supermarket. In addition, five leases commenced in 2017 from January through August which represent an aggregate underwritten base rent of $915,896.

TRANSACTION HIGHLIGHTS
▪	Property. The Sully Station Shopping Center property is a 153,703 sq. ft. anchored retail center constructed in 1988 and located in Centreville, Virginia on approximately 14.4 acres of land. The property is located approximately 26.7 miles west of Washington D.C. at the intersection of Westfields Boulevard and Sequoia Farms Drive and approximately 0.5 miles south of Route 28 which provides access to Interstate 66. The Sully Station Shopping Center property is a community retail center offering 992 parking spaces that features tenants such as Planet Fitness, Dollar Tree, Goodwill, Chipotle, Subway, PNC Bank and GlowZone. The center was previously anchored by Good Fortune Supermarket which vacated in late 2016. GlowZone executed a lease to occupy the 48,322 sq. ft. of vacant space and is expected to take occupancy in November 2018. On the origination date of the related mortgage loan, the borrower deposited a total of $3,500,000 related to the GlowZone tenant, however, no gap rent was reserved for because Good Fortune Supermarket, as a condition of its lease termination, is required to continue paying monthly rent of $75,460 through August 2019 as a termination fee and the contractual monthly rent for GlowZone, which payments are expected to commence in January 2019, is equal to $56,376.

▪	Market. The Sully Station Shopping Center property is located in Fairfax County within the Washington-Arlington-Alexandria Metropolitan Statistical Area (the “Washington D.C. MSA”) which has continued to expand in population due to the continued growth in government employment demand. As of December 31, 2017, the Washington D.C. MSA and Fairfax County had a population of approximately 6.1 million and 1.1 million, respectively. According to the appraisal, as of December 31, 2017, the unemployment rate was 3.78% and top employers in the region included MedStar Health, Marriott International, Inc., INOVA Health, Booz Allen Hamilton and the University of Maryland. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the Sully Station Shopping Center property was 7,587, 92,619 and 198,234, respectively, and the estimated average household income within a one-, three- and five-mile radius of the Sully Station Shopping Center property was $133,317, $136,421 and $154,296, respectively. According to the appraisal, as of the first quarter of 2018, the Washington D.C. retail market had a retail inventory of approximately 301.5 million sq. ft. with a vacancy rate of 4.4%. The Sully Station Shopping Center property is located within the Dulles Corridor retail submarket, which, as of the first quarter of 2018, consisted of approximately 19.1 million sq. ft. with a vacancy rate of 6.2% and quoted gross asking rents of $32.08 PSF (compared to the weighted average underwritten gross rent at Sully Station Shopping Center of $29.08 PSF).

▪	Borrower Sponsor. The Sully Station Shopping Center loan sponsor is Alfred H. Moses, an experienced real estate investor who has partnered with JBG Smith Companies and JBG Rosenfeld Retail. JBG Smith Companies currently has a portfolio of approximately 20.0 million sq. ft. of commercial real estate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

1600 Bear Creek Lane Petoskey, MI 49770	Collateral Asset Summary – Loan No. 13 Bear Creek Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,375,000 71.3% 1.26x 8.5%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Sponsors:	Derron M. Sanders; The Derron M. Sanders Trust of January 5, 2001
Borrower:	SG Bear Creek Meadows, LLC
Original Balance:	$24,375,000
Cut-off Date Balance:	$24,375,000
% by Initial UPB:	3.4%
Interest Rate:	5.18000%
Payment Date:	6th of each month
First Payment Date:	August 6, 2018
Maturity Date:	July 6, 2028
Amortization:	Interest Only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$93,169	$15,528
Insurance:	$10,114	$5,057
Replacement(2):	$0	$5,000
Designated Replacement Reserve(3):	$660,400	$0

Financial Information
Cut-off Date Balance / Units:	$101,563
Balloon Balance / Units:	$93,937
Cut-off Date LTV(4):	71.3%
Balloon LTV(4):	65.9%
Underwritten NOI DSCR(5):	1.30x
Underwritten NCF DSCR(5):	1.26x
Underwritten NOI Debt Yield:	8.5%
Underwritten NCF Debt Yield:	8.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Petoskey, MI
Year Built / Renovated:	2005 / 2018
Total Units:	240
Property Management:	Sanders Management Group, Ltd.
Underwritten NOI(6):	$2,081,236
Underwritten NCF:	$2,021,236
Appraised Value(4):	$34,200,000
Appraisal Date(4):	June 1, 2019

Historical NOI
Most Recent NOI(6):	$2,202,860 (T-12 May 31, 2018)
2017 NOI:	$2,166,708 (December 31, 2017)
2016 NOI:	$1,970,209 (December 31, 2016)
2015 NOI:	$1,835,099 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	97.9% (June 14, 2018)
2017 Occupancy:	97.5% (December 31, 2017)
2016 Occupancy:	99.2% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)

(1)	In place cash management will be triggered upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio being less than 1.15x.

(2)	The Replacement Reserve account is subject to a cap of $180,000.

(3)	On the origination date of the mortgage loan, the borrower deposited $660,400 into a Designated Replacement Reserve account for planned capital expenditures at the mortgaged property.

(4)	The Cut-off Date LTV and Balloon LTV are calculated using the “As Stabilized” value of $34,200,000 as of June 1, 2019. The “As Stabilized” value assumes that the mortgaged property is able to achieve higher rents on the 50 units being renovated as part of the planned capital expenditures associated with the Designated Replacement Reserve. The renovation for the 50 units consists of new kitchen cabinets and countertops, bathroom vanities, flooring and appliances. The planned capital expenditures will also be used for exterior maintenance and improvement of the outdoor space at the property. The “As-is” value as of June 1, 2018 is $32,460,000. Calculated using the “As-is” value, the Cut-off Date LTV and Balloon LTV are 75.1% and 69.5%, respectively.

(5)	DSCR is calculated based on the Bear Creek Apartments loan’s amortizing debt service payments. Based on the initial interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are equal to 1.63x and 1.58x, respectively.

(6)	The decrease from Most Recent NOI to Underwritten NOI is primarily attributable to underwriting a 3.0% management fee, increased payroll & benefits expense and increased real estate taxes which were underwritten to $200,000 based on the appraisal, which assumes a 10% increase in the assessed value.

TRANSACTION HIGHLIGHTS

■	Property. The Bear Creek Apartments property is a 240-unit garden-style Class A multifamily community located in Petoskey, Michigan. The property was built in 2005 and is currently undergoing renovations that are expected to be completed by June 1, 2019. On the origination date of the mortgage loan, $660,400 was reserved for the planned capital expenditures, which include in-unit renovations, exterior maintenance, and expansion and renovation of outdoor amenities such as the clubhouse, swimming pool and social areas. The Bear Creek Apartments property offers a unit-mix of 28 one-bedroom, one-bathroom units (750-870 sq. ft.), 164 two-bedroom, two-bathroom units (1,000-1,100 sq. ft.) and 48 three-bedroom, two-bathroom units (1,150-1,250 sq. ft.) with an average unit size of 1,052 sq. ft. Features and amenities at the Bear Creek Apartments property include an in-unit washer and dryer, individual terraces, a community clubhouse, a social area with WiFi, a fitness center and tanning facilities. The Bear Creek Apartments property also offers a total of 635 parking spaces which consists of 515 open spaces and 120 carports. Since January 2015, the Bear Creek Apartments property has had an average physical occupancy of 98.5%.

■	Market. The Bear Creek Apartments property is located in Petoskey, Michigan, within Emmet County. Petoskey is located in the northwest portion of Michigan approximately 55.0 miles north of Traverse City. According to the appraisal, the estimated 2018 median household income in Emmet County is $55,376 which is in-line with the estimated median household income for Michigan of $55,464. According to the appraisal, top employers in Emmet County consist of McLaren Northern Michigan Hospital, Moeller Aerospace Technology, Bay Harbor Co. Inc., Home Depot USA Inc. and Walmart Store Inc. Primary access to the Bear Creek Apartments property is provided by US Highway 131 which connects Mackinaw City to the northeast to Traverse City to the southwest. US Highway 131 runs near the shoreline of Lake Michigan and provides access to several communities including Petoskey. Downtown Petoskey contains a historic shopping district that includes a variety of restaurants, bars, coffee shops, art galleries, retailers, offices and parks. According to the appraisal, the Bear Creek Apartments property is located in the Northern Michigan multifamily market, which had a year-end 2017 vacancy rate of 2.8% and a five-year average vacancy rate of 4.4%. According to the appraisal, the average market asking rent per unit is $1,031 compared to the in-place underwritten rent per unit at the Bear Creek Apartments property of $994.

■	Borrower Sponsors. The borrower sponsors for the Bear Creek Apartments loan are Derron M. Sanders and The Derron M. Sanders Trust of January 5, 2001. Derron M. Sanders is a managing partner of SG Companies, a private real estate company specializing in the repositioning of multifamily assets. SG Companies currently owns and manages approximately 1,600 multifamily units throughout southeastern Michigan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

354, 360, 500 and 500A Merrimack Street Lawrence, MA 01843	Collateral Asset Summary – Loan No. 14 Riverwalk	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,000,000 69.0% 1.34x 9.2%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Borrower Sponsor:	Salvatore N. Lupoli
Borrowers:	500 Riverwalk LLC; S & N Lawrence Realty, LLC; Riverwalk Partners LLC
Original Balance(1):	$20,000,000
Cut-off Date Balance(1):	$20,000,000
% by Initial UPB:	2.8%
Interest Rate:	5.17600%
Payment Date:	6th of each month
First Payment Date:	July 6, 2018
Maturity Date:	June 6, 2028
Amortization:	Interest Only for 36 months; 360 months thereafter
Additional Debt(1):	$60,700,000 Pari Passu Debt
Call Protection(2)(3):	L(26), D(91), O(3)
Lockbox / Cash Management(4):	Springing Hard / Springing

Reserves(5)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$270,000	Springing
TI/LC:	$2,000,000	Springing
Free Rent(6):	124,344	$0

Financial Information(7)
Cut-off Date Balance / Sq. Ft.:	$128
Balloon Balance / Sq. Ft.:	$114
Cut-off Date LTV:	69.0%
Balloon LTV:	61.3%
Underwritten NOI DSCR(8):	1.40x
Underwritten NCF DSCR(8):	1.34x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.8%

(1)	The Original Balance and Cut-off Date Balance of $20.0 million represents the Notes A-3, A-4, A-5 and A-6 which, together with the $60.7 million remaining pari passu controlling Notes A-1 and A-2 comprises the “Riverwalk Whole Loan” with an aggregate original principal balance of $80.7 million.

(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of July 6, 2018. Defeasance of the $80.7 million Riverwalk Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that holds the last portion of the Riverwalk Whole Loan to be securitized and (ii) July 6, 2021. The assumed lockout period of 26 payments is based on the expected CD 2018-CD7 securitization closing date in August 2018. The actual lockout period may be longer.

(3)	The Riverwalk Whole Loan documents permit the release of one of the collateral buildings “Structure 2”, provided, among other things, (i) prior to the expiration of the defeasance lockout period (“Lockout”), upon payment of the Release Price, together with yield maintenance, and (ii) after Lockout, upon the partial defeasance of the loan at the “Release Price” of $2,000,000. The borrower is also permitted to demolish Structure 2 so long as (1) (a) the annualized DSCR on the remainder of the Mortgaged Property is at least 1.25x, (b) the borrower deposits cash or an acceptable letter of credit with the lender in the amount sufficient to generate a DSCR of 1.25x or (c) the borrower enters into a ground lease with rents sufficient to generate an annualized DSCR of 1.25x leased to either (i) a third party or (ii) the borrower sponsor or an affiliate (but with subleases in place with third parties that are sufficient to backstop the ground lease rent), (2) the borrower delivers a REMIC opinion and (3) the lender has obtained a Rating Agency Confirmation. In addition, the loan documents permit the bifurcation and release of the related leasehold interest in certain undeveloped parcels, subject to, among other things, compliance with the REMIC requirements.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Lawrence, MA
Year Built / Renovated:	1901; 2007 / NAP
Total Sq. Ft.(9):	630,379
Property Management:	JeNet Management
Underwritten NOI(10):	$7,442,223
Underwritten NCF:	$7,127,034
Appraised Value:	$117,000,000
Appraisal Date:	April 23, 2018

Historical NOI
Most Recent NOI(10):	$6,584,746 (T-12 March 31, 2018)
2017 NOI:	$6,621,759 (December 31, 2017)
2016 NOI:	$6,330,705 (December 31, 2016)
2015 NOI:	$6,063,284 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	93.0% (June 18, 2018)
2017 Occupancy:	93.8% (December 31, 2017)
2016 Occupancy:	95.1% (December 31, 2016)
2015 Occupancy:	94.6% (December 31, 2015)
(4)	A “Cash Management Period” will occur upon (i) an event of default provided that a Cash Management Period will not be triggered (a) twice during the term of the Riverwalk Whole Loan or (b) in the event the Riverwalk borrower pays principal and interest after the payment date occurring in any month but on or before the 10th of such month), (ii) any bankruptcy action involving the Riverwalk borrower, the guarantor or the affiliated property manager or (iii) the debt service coverage ratio based on the trailing 12-month period falls below 1.25x for two consecutive calendar quarters until such time that the debt service coverage ratio is at least 1.30x for two consecutive calendar quarters.

(5)	The Riverwalk borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual insurance premiums, provided, however, that such monthly escrow requirements will be waived so long as (i) with respect the to the tax escrow, the Riverwalk borrower has provided evidence to the lender that is has paid all taxes directly to the applicable government authority and (ii) with respect to the insurance premiums, the Riverwalk Property is covered under a blanket insurance policy approved by the lender and such blanket insurance is in full force and effect. In addition, the Riverwalk borrower is required to escrow monthly, (i) replacement reserves of $8,005 in the event that the balance of the replacement reserve account is less than $90,000, subject to a cap of $270,000 and (ii) tenant improvement and leasing commissions reserve of $26,700 in the event that the tenant improvement and leasing commissions is less than $800,000, subject to a cap of $1,200,000.

(6)	The largest tenant, Solectria, representing approximately 12.4% of the net rentable area, has executed a lease and taken occupancy of its space, but is not required to commence paying rent has a partial rent credit until March 2019. The third largest tenant, Home Health VNA, representing approximately 5.4% of the net rentable area, has executed a lease and taken occupancy of its space, but is not required to commence paying rent pays reduced rent until September 2020. At origination, the borrower reserved $124,344 with the lender in connection with such reduced rent periods.

(7)	Balance / Sq. Ft., LTV, DSCR and Debt Yield calculations are based on the $80.7 million Riverwalk Whole Loan.

(8)	DSCR is calculated based on the Riverwalk Whole Loan’s amortizing debt service payments. Based on the initial interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are equal to 1.76x and 1.68x, respectively.

(9)	The Riverwalk property consists of 494,209 sq. ft. of office space (78.4% of NRA), 65,486 sq. of retail space (10.4% of NRA) and 70,684 sq. ft. of industrial space (11.2% of NRA).

(10)	The increase from Most Recent NOI to Underwritten NOI is primarily a result of (i) affiliate lease spaces that were not included historical operating statements and (ii) recent leasing activity in 2018.

TRANSACTION HIGHLIGHTS

■	Property. The Riverwalk property is comprised of four office buildings totaling 630,379 sq. ft. that are located along the Merrimack River and within the Riverwalk Development in Lawrence, Massachusetts. The Riverwalk Development is a 3.6 million live-work-play campus, comprised of over 1.1 million sq. ft. of office space with more than 125 companies and two multifamily properties totaling over 250 units. The Riverwalk Development buildings were originally developed in 1853, as part of the Pacific Mills complex, and were most recently renovated in 2015-2018. As of June 18, 2018, the Riverwalk Development reported 93.8% and 96.6% occupancy rates for the office and multifamily spaces, respectively.

■	Tenancy. As of June 18, 2018, the Riverwalk property was 93.0% occupied by 77 tenants with no tenant occupying more than 12.4% of NRA. Since 2009, the property has had an average occupancy of 95.3%. Approximately 6.3% of NRA is leased to an affiliate of the borrower sponsor.

■	Market. The Riverwalk property is located in the Lawrence/Andover office submarket. According to a third party market research report, in 2017 the Lawrence/Andover office market contained 13,600,136 sq. ft. of inventory with 88,000 sq. ft. of planned new construction and experienced a positive net absorption of 465,390 sq. ft. during 2017. As of the end of 2017, average asking rental rate was $19.29 PSF and the overall vacancy rate was 14.6%, compared to the Riverwalk property’s average underwritten rental rate of $14.54 PSF and 7.0% vacancy rate. The appraiser concluded a 6.0% vacancy rate for the Riverwalk property.

■	Borrower Sponsor. Salvatore N. Lupoli is the CEO and President of Lupoli Companies, which consists of Lupoli Development and Lupoli Hospitality. Lupoli Development has developed over 4.0 million sq. ft. of office, retail, residential and mixed-use space in Massachusetts and New Hampshire. Prior to starting Lupoli Development, Mr. Lupoli founded Sal’s Pizza, an Italian restaurant concept with over 40 locations throughout New England.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

Various, MI	Collateral Asset Summary – Loan No. 15 CityLine Ann Arbor & Clinton Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,650,000 70.2% 1.24x 8.3%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Sponsors:	George Thacker; Lawrence Charles Kaplan; Richard Schontz
Borrowers:	CSGBSH ClintonMI I, LLC; CSGBSH AnnArborMI I, LLC
Original Balance:	$15,650,000
Cut-off Date Balance:	$15,650,000
% by Initial UPB:	2.2%
Interest Rate:	5.20000%
Payment Date:	6th of each month
First Payment Date:	September 6, 2018
Maturity Date:	August 6, 2028
Amortization:	Interest Only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection(1):	L(24), D(92), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$143,279	$15,920
Insurance:	$6,023	$2,008
Replacement:	$0	$1,918

Financial Information
Cut-off Date Balance / Sq. Ft.:	$88
Balloon Balance / Sq. Ft.:	$79
Cut-off Date LTV:	70.2%
Balloon LTV:	62.4%
Underwritten NOI DSCR(3):	1.26x
Underwritten NCF DSCR(3):	1.24x
Underwritten NOI Debt Yield:	8.3%
Underwritten NCF Debt Yield:	8.1%
Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type:	Self Storage
Collateral:	Fee Simple
Location(4):	Various, MI
Year Built / Renovated(4):	Various / NAP
Total Sq. Ft.(4):	176,991
Property Management:	Storage Asset Management
Underwritten NOI:	$1,295,193
Underwritten NCF:	$1,273,954
Appraised Value(5):	$22,300,000
Appraisal Date(5):	May 3, 2018

Historical NOI
Most Recent NOI:	$1,341,073 (T-12 May 31, 2018)
2017 NOI:	$1,288,443 (December 31, 2017)
2016 NOI:	$1,198,084 (December 31, 2016)
2015 NOI:	$1,157,505 (December 31, 2015)

Historical Occupancy
Most Recent Occupancy:	88.6% (May 31, 2018)
2017 Occupancy:	85.6% (December 31, 2017)
2016 Occupancy:	82.5% (December 31, 2016)
2015 Occupancy:	80.9% (December 31, 2015)

(1)	After the expiration of the lockout period, the borrower has the right to release one of the CityLine Ann Arbor and Clinton Portfolio properties provided, among other things, (i) no event of default has occurred and is continuing, (ii) the loan is partially defeased in an amount equal to the release amount as defined in the loan documents, (iii) after giving effect to such release, the loan-to-value ratio of the remaining property will be no greater than the lesser of (a) the loan-to-value ratio immediately prior to the release and (b) 70.2%, and (iv) after giving effect to such release, the debt yield of the remaining property will be no less than the greater of (a) the debt yield immediately prior to the release and (b) 8.14%.

(2)	In place cash management will be triggered upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio being less than 1.20x.

(3)	DSCR is calculated based on the CityLine Ann Arbor & Clinton Portfolio loan’s amortizing debt service payments. Based on the initial interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are equal to 1.57x and 1.54x, respectively.

(4)	See “Properties” below for additional information.

(5)	The “As-is” Appraised Values for the Ann Arbor Self Storage and Clinton Self Storage properties as of May 3, 2018 were $14,200,000 and $8,100,000, respectively.

TRANSACTION HIGHLIGHTS

■	Properties. The Ann Arbor Self Storage property is located at 4750 South State Road in Ann Arbor, Michigan and consists of 113,881 sq. ft. which includes 823 self storage units with an average unit size of 121 sq. ft. (85.8% of underwritten base rent), 10 flex-office spaces (10.5% of underwritten base rent) and 87 recreational vehicle (“RV”) parking spaces (3.8% of underwritten base rent). The Ann Arbor Self Storage property was constructed in 2004 and consists of one three-story interior storage building, one single-story flex-office building, and four single-story exterior storage buildings located on an approximately 21.3-acre site.

The Clinton Self Storage property is located at 33985 Harper Avenue in Clinton, Michigan and consists of 63,110 sq. ft. which includes 591 self storage units with an average size of 101 sq. ft. (93.6% of underwritten base rent), 23 locker units (0.8% of underwritten base rent), eight office suites (4.2% of underwritten base rent) and 14 RV parking spaces (1.4% of underwritten base rent). The Clinton Self Storage property was constructed in 2003 and consists of one three-story building on an approximately 1.69-acre site.

■	Market. The Ann Arbor Self Storage property is located in southeast Michigan approximately two miles from both Interstate 94 and United States Route 12 and is included in the Ann Arbor, Michigan metropolitan statistical area (the “Ann Arbor MSA”). According to the appraisal, the Ann Arbor MSA had a year-end 2017 population of 367,798. Also according to the appraisal, approximately 38.6% of the housing units in the Ann Arbor MSA are renter-occupied compared to 27.7% across the state of Michigan. As of year-end 2017, the population within a three- and five-mile radius of the Ann Arbor Self Storage property was 44,304 and 153,187, respectively. As of year-end 2017, the average household income within a three- and five-mile radius of the Ann Arbor Self Storage property was $105,153 and $94,750, respectively. The appraisal surveyed six competitive self storage properties within a four-mile radius of the Ann Arbor Self Storage property and concluded to a vacancy rate of 13.7%.

The Clinton Self Storage property is located in southeast Michigan approximately 60.1 miles northeast of Ann Arbor and approximately 22.1 miles northeast of Detroit. According to the appraisal, the Clinton Self Storage property is located within the Detroit-Warren-Dearborn metropolitan statistical area (the “Detroit MSA”). According to the appraisal, the Detroit MSA had a year-end 2017 population of 1,697,484. As of year-end 2017, the population within a three- and five-mile radius of the Clinton Self Storage property was 81,112 and 197,842, respectively. As of year-end 2017, the average household income within a three- and five-mile radius of the Clinton Self Storage property was $59,108 and $63,157, respectively. The appraisal surveyed six competitive self storage properties within a nine-mile radius of the Clinton Self Storage property and concluded to a vacancy rate of 9.9%.

■	Borrower Sponsors. The borrower sponsors and nonrecourse carve-out guarantors for the CityLine Ann Arbor & Clinton Portfolio loan are George Thacker, Lawrence Charles Kaplan and Richard Schontz of CSG RE Partners, LLC, the real estate acquisition arm of CSG Partner, LLC. CSG RE Partners, LLC portfolio currently oversees approximately $500.0 million of real estate investments across the United States with a primary focus in the self storage sector.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES
AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., Citigroup Global Markets Inc., Academy Securities, Inc., Drexel Hamilton LLC or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the CD 2018-CD7 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2018-CD7 (the "Offering Document").  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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